MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

Depositor

OCWEN LOAN SERVICING, LLC

Servicer

WELLS FARGO BANK, N.A.

Master Servicer and Trust Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

POOLING AND SERVICING AGREEMENT
Dated as of February 1, 2006

MASTR Asset Backed Securities Trust 2006-AM1
Mortgage Pass-Through Certificates
Series 2006-AM1

TABLE OF CONTENT

ARTICLE I
DEFINITIONS
SECTION 1.01.	Defined Terms.
SECTION 1.02.	Allocation of Certain Interest Shortfalls.
SECTION 1.03.	Rights of the NIMS Insurer.
ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
SECTION 2.01.	Conveyance of the Mortgage Loans.
SECTION 2.02.	Acceptance of REMIC I by Trustee.
SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.
SECTION 2.04.	Reserved.
SECTION 2.05.	Representations, Warranties and Covenants of the Servicer and the Master Servicer.
SECTION 2.06.	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI by the Trustee; Issuance of Certificates.
SECTION 2.07.	Issuance of Class R Certificates and Class R-X Certificates.
SECTION 2.08.	Purposes of the Trust.
ARTICLE III
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
SECTION 3.01.	Servicer to Act as Servicer.
SECTION 3.02.	Sub-Servicing Agreements Between Servicer and Sub-Servicers.
SECTION 3.03.	Successor Sub-Servicers.
SECTION 3.04.	Liability of the Servicer.
SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and the Trustee, the NIMS Insurer or Certificateholders.
SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.
SECTION 3.07.	Collection of Certain Mortgage Loan Payments.
SECTION 3.08.	Sub-Servicing Accounts.
SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10.	Collection Account.
SECTION 3.11.	Withdrawals from the Collection Account.
SECTION 3.12.	Investment of Funds in the Collection Account.
SECTION 3.13.	[Reserved].
SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16.	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18.	Servicing Compensation.
SECTION 3.19.	Reports; Collection Account Statements.
SECTION 3.20.	Statement as to Compliance.
SECTION 3.21.	Assessments of Compliance and Attestation Reports.
SECTION 3.22.	Access to Certain Documentation.
SECTION 3.23.	Title, Management and Disposition of REO Property.
SECTION 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3.25.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.
SECTION 3.26.	Advance Facility
ARTICLE IIIA
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
SECTION 3A.01.	Master Servicer to Act as Master Servicer
SECTION 3A.02.	[Reserved].
SECTION 3A.03.	Monitoring of Servicer.
SECTION 3A.04.	Fidelity Bond
SECTION 3A.05.	Power to Act; Procedures.
SECTION 3A.06.	Due on Sale Clauses; Assumption Agreements.
SECTION 3A.07.	[Reserved].
SECTION 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.
SECTION 3A.09.	Compensation for the Master Servicer.
SECTION 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3A.11.	Distribution Account.
SECTION 3A.12.	Permitted Withdrawals and Transfers from the Distribution Account.
ARTICLE IV
PAYMENTS TO CERTIFICATEHOLDERS
SECTION 4.01.	Distributions.
SECTION 4.02.	Statements to Certificateholders.
SECTION 4.03.	Remittance Reports; Advances.
SECTION 4.04.	Allocation of Realized Losses.
SECTION 4.05.	Compliance with Withholding Requirements.
SECTION 4.06.	Exchange Commission Filings; Additional Information.
SECTION 4.07.	Net WAC Rate Carryover Reserve Account.
SECTION 4.08.	Swap Account.
SECTION 4.09.	Tax Treatment of Swap Payments and Swap Termination Payments.
SECTION 4.10.	Cap Account.
ARTICLE V
THE CERTIFICATES
SECTION 5.01.	The Certificates.
SECTION 5.02.	Registration of Transfer and Exchange of Certificates.
SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04.	Persons Deemed Owners.
SECTION 5.05.	Certain Available Information.
ARTICLE VI
THE DEPOSITOR AND THE MASTER SERVICER
SECTION 6.01.	Liability of the Depositor, the Servicer and the Master Servicer.
SECTION 6.02.	Merger or Consolidation of the Depositor or the Master Servicer.
SECTION 6.03.	Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.
SECTION 6.04.	Limitation on Resignation of the Servicer; Assignment of Master Servicing.
SECTION 6.05.	Successor Master Servicer.
SECTION 6.06.	Rights of the Depositor in Respect of the Servicer.
SECTION 6.07.	Duties of the Credit Risk Manager.
SECTION 6.08.	Limitation Upon Liability of the Credit Risk Manager.
SECTION 6.09.	Removal of the Credit Risk Manager.
ARTICLE VII
DEFAULT
SECTION 7.01.	Servicer Events of Default and Master Servicer Events of Termination.
SECTION 7.02.	Master Servicer to Act; Appointment of Successor Servicer.
SECTION 7.03.	Trustee to Act; Appointment of Successor Master Servicer.
SECTION 7.04.	Notification to Certificateholders.
SECTION 7.05.	Waiver of Servicer Events of Default and Master Servicer Events of Termination.
SECTION 7.06.	Survivability of Servicer and Master Servicer Liabilities.
ARTICLE VIII
CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR
SECTION 8.01.	Duties of Trustee and Trust Administrator.
SECTION 8.02.	Certain Matters Affecting the Trustee and the Trust Administrator
SECTION 8.03.	Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.
SECTION 8.04.	Trustee and Trust Administrator May Own Certificates.
SECTION 8.05.	Trust Administrator’s and Trustee’s Fees and Expenses.
SECTION 8.06.	Eligibility Requirements for Trustee and Trust Administrator.
SECTION 8.07.	Resignation and Removal of the Trustee or Trust Administrator.
SECTION 8.08.	Successor Trustee or Trust Administrator.
SECTION 8.09.	Merger or Consolidation of Trustee or Trust Administrator.
SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11.	Appointment of Office or Agency; Appointment of Custodian.
SECTION 8.12.	Representations and Warranties.
ARTICLE IX
TERMINATION
SECTION 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans.
SECTION 9.02.	Additional Termination Requirements.
ARTICLE X
REMIC PROVISIONS
SECTION 10.01.	REMIC Administration.
SECTION 10.02.	Prohibited Transactions and Activities.
SECTION 10.03.	Servicer, Master Servicer and Trustee Indemnification.
ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.01.	Amendment.
SECTION 11.02.	Recordation of Agreement; Counterparts.
SECTION 11.03.	Limitation on Rights of Certificateholders.
SECTION 11.04.	Governing Law.
SECTION 11.05.	Notices.
SECTION 11.06.	Severability of Provisions.
SECTION 11.07.	Notice to Rating Agencies and the NIMS Insurer.
SECTION 11.08.	Article and Section References.
SECTION 11.09.	Grant of Security Interest.
SECTION 11.10.	Third Party Rights.
SECTION 11.11.	Intention of the Parties and Interpretation.

Exhibits

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class M-1 Certificate
Exhibit A-6	Form of Class M-2 Certificate
Exhibit A-7	Form of Class M-3 Certificate
Exhibit A-8	Form of Class M-4 Certificate
Exhibit A-9	Form of Class M-5 Certificate
Exhibit A-10	Form of Class M-6 Certificate
Exhibit A-11	Form of Class M-7 Certificate
Exhibit A-12	Form of Class M-8 Certificate
Exhibit A-13	Form of Class M-9 Certificate
Exhibit A-14	Form of Class M-10 Certificate
Exhibit A-15	Form of Class M-11 Certificate
Exhibit A-16	Form of Class M-12 Certificate
Exhibit A-17	Form of Class CE Certificate
Exhibit A-18	Form of Class P Certificate
Exhibit A-19	Form of Class R Certificate
Exhibit A-20	Form of Class R-X Certificate
Exhibit B	[Reserved]
Exhibit C-1	Form of Initial Certification
Exhibit C-2	Form of Final Certification
Exhibit D	Form of Assignment Agreement
Exhibit E	Request for Release
Exhibit F-1	Form of Transferor Representation Letter and Form of Transferee Representation
Letter in Connection with Transfer of the Private Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit F-2	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit G	Form of Certification with respect to ERISA and the Code
Exhibit H	Form of Report Pursuant to Section 4.06
Exhibit I	Form of Lost Note Affidavit
Exhibit J-1	Form of Certification to Be Provided by the Master Servicer with Form 10-K
Exhibit J-2	Form of Certification to Be Provided by the Servicer to the Master Servicer
Exhibit K	Annual Statement of Compliance pursuant to Section 3.20
Exhibit L	Form of Cap Contract
Exhibit M	Form of Interest Rate Swap Agreement
Exhibit N	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit O	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P	Additional Disclosure Notification
Exhibit Q-1	Form of Delinquency Report
Exhibit Q-2	Form of Monthly Remittance Advice
Exhibit Q-3	Form of Realized Loss Report

Schedule 1	Mortgage Loan Schedule
Schedule 2	Prepayment Charge Schedule

This Pooling and Servicing Agreement, is dated and effective as of February 1, 2006, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. as Depositor, OCWEN LOAN SERVICING, LLC as Servicer, WELLS FARGO BANK, N.A. as Master Servicer and Trust Administrator and U.S. BANK NATIONAL ASSOCIATION as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Contract, the Cap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement and any Servicer Prepayment Charge Payment Amounts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I	Variable(2)	$17,593,710.41	December 25, 2035
I-1-A	Variable(2)	$2,225,497.50	December 25, 2035
I-1-B	Variable(2)	$2,225,497.50	December 25, 2035
I-2-A	Variable(2)	$2,682,675.00	December 25, 2035
I-2-B	Variable(2)	$2,682,675.00	December 25, 2035
I-3-A	Variable(2)	$3,132,202.50	December 25, 2035
I-3-B	Variable(2)	$3,132,202.50	December 25, 2035
I-4-A	Variable(2)	$3,574,218.75	December 25, 2035
I-4-B	Variable(2)	$3,574,218.75	December 25, 2035
I-5-A	Variable(2)	$4,005,730.00	December 25, 2035
I-5-B	Variable(2)	$4,005,730.00	December 25, 2035
I-6-A	Variable(2)	$4,423,721.25	December 25, 2035
I-6-B	Variable(2)	$4,423,721.25	December 25, 2035
I-7-A	Variable(2)	$4,825,181.25	December 25, 2035
I-7-B	Variable(2)	$4,825,181.25	December 25, 2035
I-8-A	Variable(2)	$5,205,500.00	December 25, 2035
I-8-B	Variable(2)	$5,205,500.00	December 25, 2035
I-9-A	Variable(2)	$5,216,952.50	December 25, 2035
I-9-B	Variable(2)	$5,216,952.50	December 25, 2035
I-10-A	Variable(2)	$6,907,541.25	December 25, 2035
I-10-B	Variable(2)	$6,907,541.25	December 25, 2035
I-11-A	Variable(2)	$7,557,740.00	December 25, 2035
I-11-B	Variable(2)	$7,557,740.00	December 25, 2035
I-12-A	Variable(2)	$7,199,367.50	December 25, 2035
I-12-B	Variable(2)	$7,199,367.50	December 25, 2035
I-13-A	Variable(2)	$6,858,116.25	December 25, 2035
I-13-B	Variable(2)	$6,858,116.25	December 25, 2035
I-14-A	Variable(2)	$6,533,162.50	December 25, 2035
I-14-B	Variable(2)	$6,533,162.50	December 25, 2035
I-15-A	Variable(2)	$6,223,723.75	December 25, 2035
I-15-B	Variable(2)	$6,223,723.75	December 25, 2035
I-16-A	Variable(2)	$5,929,055.00	December 25, 2035
I-16-B	Variable(2)	$5,929,055.00	December 25, 2035
I-17-A	Variable(2)	$5,648,446.25	December 25, 2035
I-17-B	Variable(2)	$5,648,446.25	December 25, 2035
I-18-A	Variable(2)	$5,386,557.50	December 25, 2035
I-18-B	Variable(2)	$5,386,557.50	December 25, 2035
I-19-A	Variable(2)	$8,449,795.00	December 25, 2035
I-19-B	Variable(2)	$8,449,795.00	December 25, 2035
I-20-A	Variable(2)	$9,713,545.00	December 25, 2035
I-20-B	Variable(2)	$9,713,545.00	December 25, 2035
I-21-A	Variable(2)	$8,696,808.75	December 25, 2035
I-21-B	Variable(2)	$8,696,808.75	December 25, 2035
I-22-A	Variable(2)	$7,786,137.50	December 25, 2035
I-22-B	Variable(2)	$7,786,137.50	December 25, 2035
I-23-A	Variable(2)	$6,976,557.50	December 25, 2035
I-23-B	Variable(2)	$6,976,557.50	December 25, 2035
I-24-A	Variable(2)	$4,753,267.50	December 25, 2035
I-24-B	Variable(2)	$4,753,267.50	December 25, 2035
I-25-A	Variable(2)	$3,445,238.75	December 25, 2035
I-25-B	Variable(2)	$3,445,238.75	December 25, 2035
I-26-A	Variable(2)	$3,248,605.00	December 25, 2035
I-26-B	Variable(2)	$3,248,605.00	December 25, 2035
I-27-A	Variable(2)	$32,480,933.75	December 25, 2035
I-27-B	Variable(2)	$32,480,933.75	December 25, 2035
I-28-A	Variable(2)	$1,110,586.25	December 25, 2035
I-28-B	Variable(2)	$1,110,586.25	December 25, 2035
I-29-A	Variable(2)	$1,055,672.50	December 25, 2035
I-29-B	Variable(2)	$1,055,672.50	December 25, 2035
I-30-A	Variable(2)	$1,003,646.25	December 25, 2035
I-30-B	Variable(2)	$1,003,646.25	December 25, 2035
I-31-A	Variable(2)	$954,345.00	December 25, 2035
I-31-B	Variable(2)	$954,345.00	December 25, 2035
I-32-A	Variable(2)	$907,611.25	December 25, 2035
I-32-B	Variable(2)	$907,611.25	December 25, 2035
I-33-A	Variable(2)	$2,064,828.75	December 25, 2035
I-33-B	Variable(2)	$2,064,828.75	December 25, 2035
I-34-A	Variable(2)	$748,295.00	December 25, 2035
I-34-B	Variable(2)	$748,295.00	December 25, 2035
I-35-A	Variable(2)	$712,917.50	December 25, 2035
I-35-B	Variable(2)	$712,917.50	December 25, 2035
I-36-A	Variable(2)	$679,328.75	December 25, 2035
I-36-B	Variable(2)	$679,328.75	December 25, 2035
I-37-A	Variable(2)	$647,432.50	December 25, 2035
I-37-B	Variable(2)	$647,432.50	December 25, 2035
I-38-A	Variable(2)	$617,136.25	December 25, 2035
I-38-B	Variable(2)	$617,136.25	December 25, 2035
I-39-A	Variable(2)	$588,358.75	December 25, 2035
I-39-B	Variable(2)	$588,358.75	December 25, 2035
I-40-A	Variable(2)	$561,016.25	December 25, 2035
I-40-B	Variable(2)	$561,016.25	December 25, 2035
I-41-A	Variable(2)	$535,033.75	December 25, 2035
I-41-B	Variable(2)	$535,033.75	December 25, 2035
I-42-A	Variable(2)	$510,338.75	December 25, 2035
I-42-B	Variable(2)	$510,338.75	December 25, 2035
I-43-A	Variable(2)	$11,326,175.00	December 25, 2035
I-43-B	Variable(2)	$11,326,175.00	December 25, 2035
I-LTP	Variable(2)	$100.00	December 25, 2035
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The Class R-II Interest will be the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
II-LTAA	Variable(2)	$415,335,476.20	December 25, 2035
II-LTA1	Variable(2)	$1,906,350.00	December 25, 2035
II-LTA2	Variable(2)	$488,780.00	December 25, 2035
II-LTA3	Variable(2)	$624,090.00	December 25, 2035
II-LTA4	Variable(2)	$208,100.00	December 25, 2035
II-LTM1	Variable(2)	$154,690.00	December 25, 2035
II-LTM2	Variable(2)	$146,210.00	December 25, 2035
II-LTM3	Variable(2)	$91,110.00	December 25, 2035
II-LTM4	Variable(2)	$76,280.00	December 25, 2035
II-LTM5	Variable(2)	$76,280.00	December 25, 2035
II-LTM6	Variable(2)	$65,690.00	December 25, 2035
II-LTM7	Variable(2)	$61,450.00	December 25, 2035
II-LTM8	Variable(2)	$55,090.00	December 25, 2035
II-LTM9	Variable(2)	$42,380.00	December 25, 2035
II-LTM10	Variable(2)	$44,500.00	December 25, 2035
II-LTM11	Variable(2)	$38,140.00	December 25, 2035
II-LTM12	Variable(2)	$38,140.00	December 25, 2035
II-LTZZ	Variable(2)	$4,358,954.21	December 25, 2035
II-LTP	Variable(2)	$100.00	December 25, 2035
II-LTIO	Variable(2)	N/A	December 25, 2035
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.
(3)	REMIC II Regular Interest II-LTIO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates.

Each Certificate, other than the Class P Certificate, the Class CE Certificate and the Class R Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive payments with respect to the Net WAC Rate Carryover Amount (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class A-1	Variable(2)	$190,635,000.00	December 25, 2035
Class A-2	Variable(2)	$48,878,000.00	December 25, 2035
Class A-3	Variable(2)	$62,409,000.00	December 25, 2035
Class A-4	Variable(2)	$20,810,000.00	December 25, 2035
Class M-1	Variable(2)	$15,469,000.00	December 25, 2035
Class M-2	Variable(2)	$14,621,000.00	December 25, 2035
Class M-3	Variable(2)	$9,111,000.00	December 25, 2035
Class M-4	Variable(2)	$7,628,000.00	December 25, 2035
Class M-5	Variable(2)	$7,628,000.00	December 25, 2035
Class M-6	Variable(2)	$6,569,000.00	December 25, 2035
Class M-7	Variable(2)	$6,145,000.00	December 25, 2035
Class M-8	Variable(2)	$5,509,000.00	December 25, 2035
Class M-9	Variable(2)	$4,238,000.00	December 25, 2035
Class M-10	Variable(2)	$4,450,000.00	December 25, 2035
Class M-11	Variable(2)	$3,814,000.00	December 25, 2035
Class M-12	Variable(2)	$3,814,000.00	December 25, 2035
Class CE Interest	Variable(3)	$12,083,710.41	December 25, 2035
Class P Interest	N/A(4)	$100.00	December 25, 2035
Class Swap-IO Interest	N/A(5)	N/A	December 25, 2035
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3) The Class CE Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class CE Interest outstanding from time to time, which shall equal the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP). The Class CE Interest will not accrue interest on its Uncertificated Balance.
(4) The Class P Interest will not accrue interest.
(5) The Class SWAP-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest II-LTIO.

REMIC IV

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class R-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a “regular interest” in REMIC IV created hereunder:

Class Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class CE Certificates	Variable(2)	$12,083,710.41	December 25, 2035
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the “latest possible maturity date” for the Class CE Certificates.
(2) The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

REMIC V

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class R-V Interest represents the sole class of “residual interests” in REMIC V for purposes of the REMIC Provisions.

The following table irrevocably sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for the indicated Class of Certificates that represents a “regular interest” in REMIC V created hereunder:

Class Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class P Certificates	Variable(2)	$100.00	December 25, 2035
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC VI

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC VI.” The Class R-VI Interest represents the sole class of “residual interests” in REMIC VI for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC VI Regular Interest SWAP-IO, which will be uncertificated.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
SWAP-IO	Variable(2)	N/A	December 25, 2035
________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC VI Regular Interest SWAP-IO.

(2)	REMIC VI Regular Interest SWAP-IO shall receive 100% of amounts received in respect of the Class SWAP-IO Interest.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $423,811,810.41.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.01 hereof, but in no event below the standard set forth in clause (x).

“Accrual Period”: With respect to the Class A Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class CE Certificates and the REMIC Regular Interests and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Additional Form 10-D Disclosure”: The meaning set forth in Section 4.06(a)(i).

“Additional Form 10-K Disclosure”: The meaning set forth in Section 4.06(a)(iv).

“Adjustable-Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Administration Fee Rate; (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjusted Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Administration Fee Rate; (ii) the Servicing Fee Rate and (iii) the Credit Risk Manager Fee Rate.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administration Fee”: The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by the Trust Administrator in the execution and administration of the trust created hereby and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, which amount, with respect to the Mortgage Loans and REO Properties and for any calendar month, shall be equal to one-twelfth of the Administration Fee Rate (without regard to the words “per annum” in the definition thereof) multiplied by the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The fee payable to the Trustee for all services rendered by it in the exercise and performance of any of its respective powers and duties hereunder will be paid by the Trust Administrator on an annual basis from its own funds in accordance with a separate agreement between the Trust Administrator and the Trustee.

“Administration Fee Rate”: 0.0095% per annum.

“Advance”: With respect to any Distribution Date, as to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of Monthly Payments due during the related Due Period pursuant to Section 4.03 or by the Master Servicer (in its capacity as successor Servicer) or any other successor Servicer pursuant to Section 4.03.

“Advance Facility”: As defined in Section 3.29 hereof.

“Advancing Person”: As defined in Section 3.29 hereof.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, (i) the sum of (a) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (b) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date reduced by (ii) the amount of any Subsequent Recoveries added to the Certificate Principal Balance of such Class of Certificates.

“Assessment of Compliance”: As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment Agreement”: The Assignment, Assumption and Recognition Agreement, dated February 27, 2006, among the Depositor, the Seller and the Originator, a form of which is attached hereto as Exhibit D pursuant to which the Seller assigns its rights under the Originator Master Agreement to the Depositor.

“Attestation Report”: As defined in Section 3.21.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (I) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans by the Servicer on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received by the Servicer during the related Prepayment Period, (c) the aggregate of any amounts received by the Servicer in respect of a related REO Property and withdrawn from any REO Account and remitted to the Master Servicer for such Distribution Date, (d) the aggregate of any amounts on deposit in the Distribution Account representing Compensating Interest paid by the Servicer or the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans and (f) the aggregate of any related Advances made by the Master Servicer (or other successor Servicer) in respect of the Mortgage Loans for such Distribution Date pursuant to Section 4.03 over (II) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a) or to the Master Servicer pursuant to Section 3A.21, (b) Extraordinary Trust Fund Expenses reimbursable to the Trustee, the Servicer, the Master Servicer or the Trust Administrator pursuant to Section 3A.12, (c) amounts in respect of the items set forth in clauses (I)(a) through (I)(f) above deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans, (e) the Administration Fee and any indemnification and reimbursement amounts owed to the Trust Administrator, the Trustee or the Custodian payable from the Distribution Account pursuant to Section 8.05, (f) the Credit Risk Manager Fee, (g) without duplication, any amounts in respect of the items set forth in clauses (I)(a) and (I)(b) permitted hereunder to be retained by the Master Servicer or to be withdrawn by the Master Servicer from the Distribution Account pursuant to Section 3A.12, (h) Servicing Fees retained by the Servicer pursuant to Section 3.11 and (i) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event). Notwithstanding any of the foregoing, with respect to any items that are part of the Available Funds as defined above and that are required to be remitted by the Servicer to the Master Servicer, the Available Funds shall not be deemed to include any portion of such items that are not actually remitted by the Servicer to the Master Servicer.

“Back-Up Certification”: The meaning set forth in Section 4.06(a)(iv).

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

“Book-Entry Certificate”: The Class A Certificates and the Mezzanine Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the the State of California, the State of Florida, the State of New York, or in any city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

“Cap Account”: The account or accounts created and maintained pursuant to Section 4.10. The Cap Account must be an Eligible Account.

“Cap Contract”: The cap contract between the Trust Administrator on behalf of the Trust and the counterparty thereunder relating to the Class A Certificates and the Mezzanine Certificates.

“Certificate”: Any one of the Mortgage Pass-Through Certificates, Series 2006-AM1, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12, Class CE, Class P, Class R and Class R-X, issued under this Agreement.

“Certificate Factor”: With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

“Certificate Margin”: With respect to each Class A Certificate and Mezzanine Certificate and, for purposes of the Marker Rate, the specified REMIC II Regular Interest, as follows:

Class	REMIC II Regular Interest	Certificate Margin
		(1) (%)	(2) (%)
A-1	II-LTA1	0.080	0.160
A-2	II-LTA2	0.130	0.260
A-3	II-LTA3	0.190	0.380
A-4	II-LTA4	0.290	0.580
M-1	II-LTM1	0.370	0.555
M-2	II-LTM2	0.390	0.585
M-3	II-LTM3	0.410	0.615
M-4	II-LTM4	0.520	0.780
M-5	II-LTM5	0.550	0.825
M-6	II-LTM6	0.650	0.975
M-7	II-LTM7	1.250	1.875
M-8	II-LTM8	1.450	2.175
M-9	II-LTM9	2.450	3.675
M-10	II-LTM10	2.500	3.750
M-11	II-LTM11	2.500	3.750
M-12	II-LTM12	2.500	3.750
__________
(1)	For the Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)	For the Interest Accrual Period for each Distribution Date after the Optional Termination Date.

“Certification Parties”: The meaning set forth in Section 4.06(a)(iv).

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Seller, the Servicer or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trust Administrator and the Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor, the Seller, the Servicer or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trust Administrator, the Trustee and the NIMS Insurer shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

“Certificate Register”: The register maintained pursuant to Section 5.02.

“Certifying Person”: The meaning set forth in Section 4.06(a)(iv).

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class A Certificates”: Any Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate.

“Class A-1 Certificate”: Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-2 Certificate”: Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-3 Certificate”: Any one of the Class A-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-4 Certificate”: Any one of the Class A-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-4 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class CE Certificate”: Any one of the Class CE Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-17 and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class CE Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class IO Distribution Amount”: As defined in Section 4.08 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Trust Administrator on such Distribution Date in excess of the amount payable on the Class SWAP-IO Interest on such Distribution Date, all as further provided in Section 4.08 hereof.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-5 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 59.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-6 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 66.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-7 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-8 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-9 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-10 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-11 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-12 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-13 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-14 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-10 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-11 Certificate”: Any one of the Class M-11 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-15 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-11 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Class M-12 Certificate”: Any one of the Class M-12 Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-16 and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-12 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the distribution of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Certificate Principal Balance of the Class M-11 Certificates (after taking into account the distribution of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,286,535.98.

“Class P Certificate”: Any one of the Class P Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-18 and evidencing a Regular Interest in REMIC V for purposes of the REMIC Provisions.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class R Certificate”: Any one of the Class R Certificates executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-19 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

“Class R-X Certificate”: The Class R-X Certificate executed, authenticated and delivered by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest.

“Class R-I Interest”: The uncertificated Residual Interest in REMIC I.

“Class R-II Interest”: The uncertificated Residual Interest in REMIC II.

“Class R-III Interest”: The uncertificated Residual Interest in REMIC III.

“Class R-IV Interest”: The uncertificated Residual Interest in REMIC IV.

“Class R-V Interest”: The uncertificated Residual Interest in REMIC V.

“Class R-VI Interest”: The uncertificated Residual Interest in REMIC VI.

“Class SWAP-IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC III.

“Closing Date”: February 27, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.10(a), which shall be entitled “Ocwen Loan Servicing, LLC, as Servicer for U.S. Bank National Association, as Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM1 Mortgage Pass-Through Certificates.” The Collection Account must be an Eligible Account.

“Combined Loan-to-Value Ratio”: With respect to any second lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the principal balance of the related Mortgage Loan at such date and (ii) the principal balance of any related first lien Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property

“Commission”: The U.S. Securities and Exchange Commission.

“Compensating Interest”: With respect to the Servicer and any Principal Prepayment in full, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Servicer pursuant to Section 3.24 from its own funds without right of reimbursement. With respect to the Master Servicer, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Master Servicer pursuant to Section 3A.10 from its own funds without right of reimbursement except as provided in Section 3A.10.

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance/MASTR 2006-AM1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services—MASTR 2006-AM1 and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—MASTR 2006-AM1, or in each case, at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trustee.

“Corresponding Certificate”: With respect to each REMIC II Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC II Regular Interest	Regular Certificate
II-LTA1	Class A-1
II-LTA2	Class A-2
II-LTA3	Class A-3
II-LTA4	Class A-4
II-LTM1	Class M-1
II-LTM2	Class M-2
II-LTM3	Class M-3
II-LTM4	Class M-4
II-LTM5	Class M-5
II-LTM6	Class M-6
II-LTM7	Class M-7
II-LTM8	Class M-8
II-LTM9	Class M-9
II-LTM10	Class M-10
II-LTM11	Class M-11
II-LTM12	Class M-12
II-LTP	Class P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Management Agreement”: The agreement between the Credit Risk Manager and the Servicer regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Manager”: Risk Management Group, LLC, a New York limited liability company, and its successors and assigns.

“Credit Risk Manager Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement and any other agreement pursuant to which the Credit Risk Manager is to perform any duties with respect to the Mortgage Loans, which amount shall equal one twelfth of the product of (i) the Credit Risk Manager Fee Rate (without regard to the words “per annum”) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Manager Fee Rate”: 0.01% per annum.

“Cumulative Loss Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Custodial Agreement”: The agreement dated as of the Closing Date, between the Trustee and Deutsche Bank National Trust Company providing for the safekeeping of the Mortgage Files held by Deutsche Bank National Trust Company on behalf of the Trust in accordance with this Agreement.

“Custodian”: The entity acting as custodian of the Mortgage Files on behalf of and for the benefit of the Trustee, which as of the Closing Date shall be Deutsche Bank National Trust Company.

“Cut-off Date”: With respect to each Original Mortgage Loan, February 1, 2006. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b).

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy and are 60 or more days delinquent, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Depositor”: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” and (vi) any other Person so designated by the Trustee or the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3A.11 which shall be entitled “Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1—Distribution Account,” and which shall be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in March 2006.

“Due Date”: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is generally the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s or A-1+ by S&P (or comparable ratings if Moody’s and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) with respect to any escrow account, an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the NIMS Insurer, the Trust Administrator and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer and to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trust Administrator, the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Excess Overcollateralized Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the sum of (i) Monthly Interest Distributable Amount payable on the Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04 and (ii) any amounts received under the Interest Rate Swap Agreement or the Cap Contract for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Extraordinary Trust Fund Expense”: Any amounts reimbursable to the Master Servicer pursuant to Section 3A.03 or Section 6.03, to the Servicer, the Trustee or the Trust Administrator, or any director, officer, employee or agent of the Trustee or the Trust Administrator from the Trust Fund pursuant to Section 6.03, Section 8.05 or Section 10.01(c) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii).

“Fannie Mae”: Fannie Mae, formally known as the Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased or repurchased by the Originator, the Seller, the Depositor, the Servicer or the NIMS Insurer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fixed-Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed for the entire term of the Mortgage Loan.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Base Calculation Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Form 8-K Disclosure Information”: The meaning set forth in Section 4.06(a)(iii).

“Formula Rate”: For any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Maximum Cap Rate.

“Freddie Mac”: Freddie Mac, formally known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates.

“Indenture”: An indenture relating to the issuance of notes secured by the Class CE Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Independent Contractor”: Either (i) any Person (other than the Servicer or the Master Servicer) that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer and the Master Servicer) if the Trust Administrator has received an Opinion of Counsel for the benefit of the Trustee and the Trust Administrator to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 and any Accrual Period therefor, the second London Business Day preceding the commencement of such Accrual Period.

“Interest Rate Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of February 27, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee), an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements, forms part of, and is subject to the Master Agreement.

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received by the Servicer subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in its reasonable judgment, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, repurchased or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 9.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the purchase, repurchase or substitution of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 9.01.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the City of London and New York are open and conducting transactions in United States dollars.

“Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

“Marker Rate”: With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interests II-LTA1, II-LTA2, II-LTA3, II-LTA4, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10, II-LTM11, II-LTM12 and II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to such REMIC II Regular Interests (other than REMIC II Regular Interest II-LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“Master Servicer”: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of the Master Servicer under this Agreement or any successor appointed hereunder. The Master Servicer and the Trust Administrator shall at all times be the same Person.

“Master Servicer Event of Termination”: One or more of the events described in Section 7.01(b).

“Master Servicing Compensation”: The meaning specified in Section 3A.09.

“Master Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

“Maximum Cap Rate”: For any Distribution Date with respect to the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted based on their outstanding Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) (A) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 and (B) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to payments received under the Cap Contract and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12 minus (a) an amount, expressed as a percentage, equal to the product of (I) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (II) 12 and (b) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12.

“Maximum II-LTZZ Uncertificated Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (a) One-Month LIBOR plus the related Certificate Margin and (b) the Net WAC Rate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificate, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates or Class M-11 Certificates.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: With respect to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class CE Certificates) of such Class immediately prior to such Distribution Date, reduced (to not less than zero) by any Prepayment Interest Shortfalls (to the extent not covered by payments made by the Servicer or the Master Servicer) and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Monthly Statement”: The statement prepared by the Trust Administrator pursuant to Section 4.02.

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this Agreement, as held from time to time as a part of the Trust, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(1) the Mortgage Loan identifying number;

(2) [reserved];

(3) the state and zip code of the Mortgaged Property;

(4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(5) the type of Residential Dwelling constituting the Mortgaged Property;

(6) the original months to maturity;

(7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(8) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, at origination;

(9) the Mortgage Rate in effect immediately following the Cut-off Date;

(10) the date on which the first Monthly Payment was due on the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(15) the original principal amount of the Mortgage Loan;

(16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(18) the Mortgage Rate at origination;

(19) a code indicating the documentation program (i.e., full documentation, limited documentation, stated income documentation);

(20) the risk grade assigned by the Originator;

(21) the Value of the Mortgaged Property;

(22) the sale price of the Mortgaged Property, if applicable;

(23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(24) the type and term of the related Prepayment Charge;

(25) the rounding code;

(26) the program code;

(27) a code indicating the lien priority for Mortgage Loans;

(28) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

(29) the credit score (“FICO”) of such Mortgage Loan; and

(30) the total amount of points and fees charged such Mortgage Loan.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on the Mortgage Loan Schedule and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest or next highest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of the related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Swap Payment”: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: For any Distribution Date with respect to the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted based on their outstanding Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period minus (i) an amount, expressed as a percentage, equal to the product of (x) the Net Swap Payment, if any, paid by the Trust for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (y) 12 and (ii) an amount, expressed as a percentage, equal to the product of (x) the Swap Termination Payment, if any, due from the Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) for such Distribution Date and (y) 12. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTIO), weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the Formula Rate for such Class of Certificates for such Distribution Date and for such Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The account established and maintained pursuant to Section 4.07.

“New Lease”: Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

“NIMS Insurer”: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class CE Certificates, the Class P Certificates and/or the Class R Certificates.

“Nonrecoverable Advance”: Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or the Master Servicer, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”: Any Person other than a United States Person.

“Notional Amount”: With respect to the Class CE Interest and any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP) for such Distribution Date.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Originator, the Seller or the Depositor, as applicable.

“One-Month LIBOR”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 and any Accrual Period therefor, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, One-Month LIBOR for an Interest Determination Date would be based on One-Month LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Trust Administrator shall select, after consultation with the NIMS Insurer, an alternative comparable index (over which the Trust Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Seller, the Servicer or the Master Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, or acceptable to the Trust Administrator, if such opinion is delivered to the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Mortgage Loan”: Any of the Mortgage Loans included in REMIC I as of the Closing Date.

“Originator Master Agreement”: The Master Bulk Sale and Interim Servicing Agreement, dated November 1, 2005, among the Seller, the Originator and Ellington Management Group, LLC, as amended (which agreement has been assigned to the Depositor and modified pursuant to the Assignment Agreement).

“Originator”: Aames Capital Corporation.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Distribution Amount on such Distribution Date).

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date, (i) approximately 2.85% of the Cut-off Date Principal Balance of the Mortgage Loans, (ii) on or after the Stepdown Date provided that a Trigger Event is not in effect, the greater of (x) approximately 5.70% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) an amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) as of the related Determination Date minus (ii) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the Net WAC Rate for such Distribution Date.

With respect to the Class CE Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC II Regular Interest II-LTP and (ii) interest on the Uncertificated Balance of each REMIC II Regular Interest listed in clause (y) at a rate equal to the related REMIC II Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC II Regular Interests II-LTAA, II-LTA1, II-LTA2, II-LTA3, II-LTA4, II-LTM1, II-LTM2, II-LTM3, II-LTM4, II-LTM5, II-LTM6, II-LTM7, II-LTM8, II-LTM9, II-LTM10, II-LTM11, II-LTM12 and II-LTZZ.

With respect to the Class CE Certificates, 100% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

With respect to the Class SWAP-IO Interest, the Class SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest II-LTIO for such Distribution Date.

“Percentage Interest”: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and multiples thereof.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Master Servicer, the NIMS Insurer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer, the Trustee or the Trust Administrator serves as an advisor:

(1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(2) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(3) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(4) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(5) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency rating such paper in its highest short-term unsecured debt rating available at the time of such investment;

(6) units of money market funds, including those managed or advised by the Trust Administrator or its Affiliates, that have been rated “AAA” by S&P and “Aaa” by Moody’s; and

(7) if previously confirmed in writing to the Trustee and the Trust Administrator and consented to by the NIMS Insurer, any other demand, money market or time deposit, or any other obligation, security or investment (provided that such investments are money-market or other relatively risk-free instruments without options and with maturities no later than the expected Distribution Date) as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Prepayment Period, any prepayment premium, fee, penalty or charge payable by a Mortgagor in connection with any full or partial Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 2 (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each related Mortgage Loan:

(1) the Mortgage Loan identifying number;

(2) a code indicating the type of Prepayment Charge;

(3) the state of origination of the related Mortgage Loan;

(4) the date on which the first monthly payment was due on the related Mortgage Loan;

(5) the term of the related Mortgage Loan; and

(6) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Depositor to the NIMS Insurer and the Servicer.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest on the Mortgage Loan at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Period”: With respect to any Distribution Date and any Principal Prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any Principal Prepayment in part, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Distribution Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amounts deposited in the Distribution Account during such Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, that portion of the Termination Price, in respect of principal.

“Prospectus Supplement”: That certain Prospectus Supplement dated February 17, 2006 relating to the public offering of the Class A Certificates and the Mezzanine Certificates (other than the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-12 Certificates).

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01, and as confirmed by an Officers’ Certificate from the Servicer and to the Trustee an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account pursuant to Section 3.11(a)(9) and Section 3.16(b) or the Distribution Account in respect of such Mortgage Loan or REO Property, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Master Servicer, the NIMS Insurer, the Trust Administrator or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law. With respect to the Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of a Servicing Officer to the Trustee and the Master Servicer, an amount equal to the amount set forth pursuant to the terms of the Originator Master Agreement.

“Qualified Substitute Mortgage Loan”: With respect to the Seller, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) reserved, (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as applicable, as of the date of substitution equal to or lower than the Loan-to-Value Ratio or Combined Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the related Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan and (xiii) conform to each representation and warranty assigned to the Depositor pursuant to the Assignment Agreement. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (xi) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios or Combined Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to the Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the Originator Master Agreement which must, on the date of such substitution conform to the terms set forth in the Originator Master Agreement.

“Rating Agency” or “Rating Agencies”: Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan or any Mortgage Loan charged off by the Servicer pursuant to this Agreement, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to each Distribution Date and any Book-Entry Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Reference Banks”: Deutsche Bank AG, Barclay’s Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trust Administrator (after consultation with the NIMS Insurer) which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Trust Administrator.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to the various parties, as set forth on Exhibit O attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.

“Relief Act”: The Servicemembers Civil Relief Act and any similar state laws.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act or any similar state or local law.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor’s rights under the Originator Master Agreement (assigned to the Depositor pursuant to the Assignment Agreement); (v) the Collection Account (other than any amounts representing any Servicer Prepayment Charge Payment Amounts), the Distribution Account (other than any amounts representing any Servicer Prepayment Charge Payment Amounts) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Net WAC Rate Carryover Reserve Account, the Interest Rate Swap Agreement, the Cap Contract, the Cap Account, the Swap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC I Remittance Rate”: With respect to REMIC I Regular Interest I and REMIC I Regular Interest P, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans. With respect to each REMIC I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of 9.510%. With respect to each REMIC I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (ii) 9.510% and (y) 0.00%.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, divided by (b) 12.

“REMIC II Overcollateralized Amount”: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP and REMIC II Regular Interest II-LTIO) minus (ii) the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12, in each case as of such date of determination.

“REMIC II Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12 and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, and REMIC II Regular Interest II-LTZZ.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC II Regular Interest II-LTIO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The REMIC II Regular Interests are as follows: REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTP, REMIC II Regular Interest I-TLZZ and REMIC II Regular Interest II-LTIO. REMIC II Regular Interest II-LTP shall also be entitled to any Prepayment Charges received by the Trust Fund.

“REMIC II Remittance Rate”: With respect to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LTP, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interests for each such Distribution Date and (x) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
2	I-2-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate
3	I-3-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate
4	I-4-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate
5	I-5-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate
6	I-6-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate
7	I-7-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate
8	I-8-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate
9	I-9-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate
10	I-10-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate
11	I-11-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate
12	I-12-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate
13	I-13-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate
14	I-14-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate
15	I-15-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate
16	I-16-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate
17	I-17-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate
18	I-18-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate
19	I-19-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate
20	I-20-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate
21	I-21-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate
22	I-22-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate
23	I-23-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate
24	I-24-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
25	I-25-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate
26	I-26-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate
27	I-27-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate
28	I-28-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate
29	I-29-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate
30	I-30-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate
31	I-31-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate
32	I-32-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate
33	I-33-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate
34	I-34-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate
35	I-35-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate
36	I-36-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate
37	I-37-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate
38	I-38-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate
39	I-39-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate
40	I-40-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
41	I-41-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate
42	I-42-A and I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate
43	I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-42-A	REMIC I Remittance Rate
thereafter	I-41-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

With respect to REMIC 2 Regular Interest LT-IO, the excess of (i) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

“REMIC II Required Overcollateralized Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Certificate”: Any Regular Certificate (other than a Class CE Certificate or Class P Certificate) or Class R Certificate.

“REMIC III Certificateholder”: The Holder of any REMIC III Certificate.

“REMIC III Regular Interest”: Any Class A Certificate, Mezzanine Certificate, the Class CE Interest, the Class P Interest or the SWAP-IO Interest.

“REMIC IV”: The segregated pool of assets consisting of all of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificate (in respect of the Class R-IV Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC V”: The segregated pool of assets consisting of all of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificate (in respect of the Class R-V Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC VI”: The segregated pool of assets consisting of the Class SWAP-IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC VI Regular Interest SWAP-IO and the Class R-X Certificate (in respect of the Class R-VI Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC VI Regular Interest”: REMIC VI Regular Interest SWAP-IO.

“REMIC Provisions”: Provisions of the federal income tax law relating to REMICs which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: Any REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest or REMIC VI Regular Interest SWAP-IO.

“REMIC Remittance Rate”: The REMIC I Remittance Rate or the REMIC II Remittance Rate.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trust Administrator and the NIMS Insurer pursuant to Section 4.03.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of REMIC I.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Reportable Event”: The meaning set forth in Section 4.06(a)(iii).

“Request for Release”: A request for release in such electronic or other format as shall be mutually agreeable by the Trust Administrator and the Servicer, in substantially the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: Any one of the Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers, in each case, having direct responsibility for the administration of this Agreement and, with respect to a particular matter relating to this Agreement, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: The meaning set forth in Section 4.06(a)(iv).

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller”: Ocwen Mortgage Asset Trust I, or its successor in interest, in its capacity as assignor under the Assignment Agreement.

“Senior Principal Distribution Amount”: The excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 52.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over $2,119,059.05.

“Servicer”: Ocwen Loan Servicing, LLC or its successor in interest, in its capacity as servicer hereunder.

“Servicer Event of Default”: One or more of the events described in Section 7.01(a).

“Servicer Prepayment Charge Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05(a).

“Servicer Remittance Date”: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements), other than Advances, incurred by the Servicer or a prior servicer (to be reimbursed by the Servicer) prior to, on or after the Cut-off Date in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management and liquidation of the REO Property (including any fees of an independent contractor (such as a real estate broker) engaged by the Servicer in connection with such activity), (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (v) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e. any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Servicing Advance.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Servicing Fee Rate”: 0.50% per annum.

“Servicing Officer”: Any officer of the Servicer involved in or responsible for the administration and servicing of the Mortgage Loans, whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer, the Trust Administrator and the Trustee, upon request, as such list may from time to time be amended. With respect to the Master Servicer, any officer of the Master Servicer involved in or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of master servicing officers furnished by the Master Servicer to the Trust Administrator and the Trustee upon request, as such list may from time to time be amended.

“Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Master Servicer in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

“Significance Percentage”: The percentage equivalent of a fraction, the numerator of which is the net present value of the estimated future amounts payable under the Interest Rate Swap Agreement and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates on such Distribution Date (after giving effect to all distributions on such Distribution Date), in each case as determined pursuant to Section 4.02(b).

“Single Certificate”: With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

“Startup Day”: With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 47.70%.

“Sub-Servicer”: Any Person with which the Servicer has entered into a Sub-Servicing Agreement.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans meeting the requirements set forth in Section 3.02.

“Subsequent Recoveries”: As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed to the Servicer or the Master Servicer) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment Amount”: As defined in Section 2.03(b).

“Supplemental Interest Trust”: As defined in Section 4.08(a).

“Supplemental Interest Trust Trustee”: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity but solely in its capacity as supplemental interest trust trustee, and any successor thereto.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.08. The Swap Account must be an Eligible Account.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of the Class SWAP-IO Interest and the scheduled notional amount pursuant to the Interest Rate Swap Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: Bear Stearns Financial Products, Inc.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”: As defined in Section 9.01.

“Terminator”: As defined in Section 9.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(a) the Delinquency Percentage exceeds 33.54% of the Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
March 2008 through February 2009	1.55%, plus 1/12th of 1.95% for each month thereafter
March 2009 through February 2010	3.50%, plus 1/12th of 1.25% for each month thereafter
March 2010 through February 2011	4.75%, plus 1/12th of 1.00% for each month thereafter
March 2011 through February 2012	5.75%, plus 1/12th of 0.25% for each month thereafter
March 2012 and thereafter	6.00%

“Trust”: MASTR Asset Backed Securities Trust 2006-AM1.

“Trust Administrator”: Wells Fargo Bank, N.A., or any successor in interest, or any successor trust administrator appointed as herein provided.

“Trust Fund”: Collectively, all of the assets of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, REMIC VI, the Net WAC Rate Carryover Reserve Account, the Cap Contract, the Cap Account, the Interest Rate Swap Agreement, the Swap Account and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

“Trust REMIC”: Any of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI.

“Trustee”: U.S. Bank National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Balance”: The amount of any REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.04. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1). The Uncertificated Balance of each REMIC Regular Interest (other than REMIC II Regular Interest II-LTIO) shall never be less than zero. With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, Mezzanine Certificates and the Class P Interest then outstanding.

“Uncertificated Interest”: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 4.04.

“Uncertificated Notional Amount”: With respect to REMIC II Regular Interest II-LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-43-A
2	I-2-A through I-43-A
3	I-3-A through I-43-A
4	I-4-A through I-43-A
5	I-5-A through I-43-A
6	I-6-A through I-43-A
7	I-7-A through I-43-A
8	I-8-A through I-43-A
9	I-9-A through I-43-A
10	I-10-A through I-43-A
11	I-11-A through I-43-A
12	I-12-A through I-43-A
13	I-13-A through I-43-A
14	I-14-A through I-43-A
15	I-15-A through I-43-A
16	I-16-A through I-43-A
17	I-17-A through I-43-A
18	I-18-A through I-43-A
19	I-19-A through I-43-A
20	I-20-A through I-43-A
21	I-21-A through I-43-A
22	I-22-A through I-43-A
23	I-23-A through I-43-A
24	I-24-A through I-43-A
25	I-25-A through I-43-A
26	I-26-A through I-43-A
27	I-27-A through I-43-A
28	I-28-A through I-43-A
29	I-29-A through I-43-A
30	I-30-A through I-43-A
31	I-31-A through I-43-A
32	I-32-A through I-43-A
33	I-33-A through I-43-A
34	I-34-A through I-43-A
35	I-35-A through I-43-A
36	I-36-A through I-43-A
37	I-37-A through I-43-A
38	I-38-A through I-43-A
39	I-39-A through I-43-A
40	I-40-A through I-43-A
41	I-41-A through I-43-A
42	I-42-A and I-43-A
43	I-43-A
thereafter	$0.00

With respect to the SWAP-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest II-LTIO.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or, the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Unpaid Interest Shortfall Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

(1)
the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(2)
the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property).

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date. Notwithstanding the foregoing, to the extent that the Servicer or any of its Affiliates is a beneficial owner of any Certificates, the Percentage Interest in such Certificates held by the Servicer or its Affiliate shall not be entitled to any Voting Rights.

SECTION 1.02. Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest payments by the Servicer or the Master Servicer) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated to the Class CE Certificates based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC I Regular Interest I and to the REMIC I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest, and then, to REMIC I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12 and REMIC II Regular Interest II-LTZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective REMIC II Remittance Rates on the respective Uncertificated Balances of each such REMIC II Regular Interest.

SECTION 1.03. Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to the Indenture and (ii) the notes issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of the Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Originator Master Agreement (as assigned to the Depositor pursuant to the Assignment Agreement), the Interest Rate Swap Agreement, the Swap Account, the Cap Contract, the Cap Account and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an execution copy of the Originator Master Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee (or the Custodian on behalf of the Trustee), with respect the related Mortgage Loans, the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a “Mortgage File”):

(i) the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the Originator to the Person so endorsing to the Trustee;

(ii) the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii) unless the Mortgage Loan is registered on the MERS® System, an original Assignment in blank;

(iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the Originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of the MIN) as contemplated by the immediately preceding clause (iii);

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi) the original lender’s title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

If any original Mortgage Note referred to in Section 2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee (or the Custodian on behalf of the Trustee) of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee (or the Custodian on behalf of the Trustee) with respect to the related Mortgage Files, is subsequently located, such original Mortgage Note shall be delivered to the Trustee (or the Custodian on behalf of the Trusete) within three Business Days.

Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record, the Trustee (upon receipt of notice from the Custodian) shall promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by such party of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) enforce the obligations of the Originator pursuant to the terms of the Originator Master Agreement to submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trust Administrator, the Trustee, the Custodian, the Servicer, the Master Servicer or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and in connection therewith, the Trustee shall enforce the obligation of the Originator pursuant to the terms of the Originator Master Agreement to execute each original Assignment in the following form: “U.S. Bank National Association, as Trustee under the applicable agreement.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee (upon receipt of notice from the Custodian) shall enforce the obligation of the Originator pursuant to the terms of the Originator Master Agreement to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance wit the terms of this Agreement.

If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the Custodian on behalf of the Trustee) of a copy of each such document certified by the related Originator or the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly after receipt thereof, the original lender’s title insurance policy with a copy thereof to the Servicer. The Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan with a copy thereof to the Servicer.

The Depositor shall deliver or cause the Seller, the Originator, the Trustee or the Custodian to deliver to the Servicer copies of all trailing documents required to be included in the servicing file at the same time the originals or certified copies thereof are delivered to the Trustee (or the Custodian on behalf of the Trustee), such documents including but not limited to the mortgagee policy of title insurance and any mortgage loan documents upon return from the recording office. The Servicer shall not be responsible for any custodian fees or other costs incurring in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs it may incur in connection with performing its obligations under this Agreement. Subject to Section 6.03(a), the Servicer shall have no liability as a result of an inability to service any Mortgage Loan due to its failure to receive any documents missing from the Mortgage File or servicing file.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee (or the Custodian on behalf of the Trustee) are and shall be held by or on behalf of the Originator, the Seller, the Depositor, the Servicer or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section 2.01 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (or the Custodian on behalf of the Trustee). Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor and the Trustee hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

The Depositor hereby directs the Trust Administrator to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Cap Contract. The Seller, the Depositor, the Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trust Administrator shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Cap Contract and shall do so solely in its capacity as Trust Administrator, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Administrator shall apply to the Trust Administrator’s execution of the Interest Rate Swap Agreement and the Cap Contract, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 2.02. Acceptance of REMIC I by Trustee.

The Trustee acknowledges receipt (or receipt by the Custodian on behalf of the Trustee), subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of “REMIC I” under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee (or the Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders and the NIMS Insurer, to review the Mortgage Files held by such party and, to certify on the Closing Date (in substantially the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii), (xi), (xii), (xv) and (xviii) of the definition of “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian on behalf of the Trustee) is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the NIMS Insurer, the Trustee, the Servicer and the Master Servicer a final certification (in substantially the form of th Final Certification attached to the Custodial Agreement) evidencing the completeness of such Mortgage Files, with any applicable exceptions noted thereon and the Servicer shall forward a copy thereof to any Sub-Servicer.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian on behalf of the Trustee) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review, the Trustee (or the Custodian on behalf of the Trustee) shall so notify the Depositor, the NIMS Insurer, the Trustee, the Servicer and the Master Servicer. In addition, upon the discovery by the Depositor, the NIMS Insurer, the Servicer or the Master Servicer of a breach of any of the representations and warranties made by the Originator in the Originator Master Agreement or the Seller in the Assignment Agreement, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Trustee shall (or shall cause the Custodian on behalf of the Trustee) provide, at the written request and expense of any Certificateholder, a written report to the Trust Administrator for forwarding to such Certificateholder of all related Mortgage Files released to the Servicer for servicing purposes.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and other documentation pursuant to Section 2.01, 2.02 and 2.03 and preparation and delivery of the certifications required under such sections shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator or the Seller of any representation, warranty or covenant under the Originator Master Agreement or the Assignment Agreement, as applicable, (including any representation, warranty or covenant regarding the Prepayment Charge Schedule) in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trust Administrator shall promptly notify the Originator, the NIMS Insurer, the Seller, the Servicer, the Trustee and the Master Servicer of such defect, missing document or breach and request that the Originator or the Seller, as applicable, deliver such missing document or cure such defect or breach within 90 days from the date the Originator or the Seller, as applicable, was notified of such missing document, defect or breach, and if the Originator or the Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee, upon receipt of written notice of such failure from the Trust Administrator or the Servicer, shall enforce the obligations of the Originator or the Seller, as applicable, under the Originator Master Agreement or the Assignment Agreement, as applicable, to repurchase such Mortgage Loan from REMIC I at the Purchase Price. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit into the Collection Account and the Trustee (or the Custodian on behalf of the Trustee) upon receipt of written notice from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and such party shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Seller, as applicable, any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, the Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. The Trust Administrator, the Trustee or the Custodian, as applicable shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Originator Master Agreement or the Assignment Agreement, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, the Originator or the Seller, as applicable, may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of the Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

(b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

As to any Deleted Mortgage Loan for which the Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the Trustee (or the Custodian on behalf of the Trustee) for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment in blank or to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the NIMS Insurer, the Servicer and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification (in substantially the form of the Initial Certification attached to the Custodial Agreement), with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, the NIMS Insurer, the Servicer and the Master Servicer a certification (in substantially the form of the Final Certification attached to the Custodial Agreement) with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Master Servicer, the Trust Administrator, the Custodian, the Servicer and the NIMS Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement, the Originator Master Agreement and the Assignment Agreement, as applicable, including, all applicable representations and warranties thereof included in the Originator Master Agreement and the Assignment Agreement.

For any month in which the Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Originator or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment Amount, if any, and the Trustee (or the Custodian on behalf of the Trustee) upon receipt of the related Qualified Substitute Mortgage Loan or Loans and written notice by the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, to the Originator or the Seller, as applicable, as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee, the Trust Administrator and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, the NIMS Insurer, an Originator, the Seller, the Master Servicer or the Trust Administrator that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto and the Trust Administrator shall give written notice to the Originator and the Seller. In connection therewith, the Originator or the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Originator or the Seller, as the case may be, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator or the Seller, as the case may be, under the Originator Master Agreement or the Assignment Agreement, as applicable, or (ii) the Seller, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Originator or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04. Reserved.

SECTION 2.05. Representations, Warranties and Covenants of the Servicer and the Master Servicer.

(a) The Servicer hereby represents, warrants and covenants to the Trustee and the Trust Administrator, for the benefit of each of the Trustee, the Trust Administrator and the Certificateholders, and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(1) The Servicer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(2) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(3) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the certificate of formation or limited liability company agreement of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(4) The Servicer is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

(5) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(6) No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (except to the extent that any such information, statement or report has been corrected or superseded in writing by the Servicer as of the Closing Date, it being understood (i) that the Servicer has delivered no certificate of an officer prior to the Closing Date and (ii) that any representations, warranties and indemnifications as to the accuracy and completeness of the Prospectus Supplement made by the Servicer in agreements and Officers’ Certificates delivered by the Servicer on the Closing Date in connection with the transactions contemplated by this Agreement shall be interpreted such that the information in the Prospectus Supplement provided by the Servicer is deemed to correct and/or supersede as of the Closing Date, within the meaning of this parenthetical, any information, statement or report delivered by the Servicer to the Trustee prior to the Closing Date that is inconsistent with the information in the Prospectus Supplement or that was omitted from such information, statement or report delivered prior to the Closing Date);

(7) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(8) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement;

(9) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(10) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(11) With respect to each Mortgage Loan, the Servicer has fully and accurately furnished with respect to the period in which it serviced the Mortgage Loans, and will continue to fully and accurately furnish, complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the NIMS Insurer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer, the NIMS Insurer, the Trust Administrator and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(a)(10) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders, pursuant to the Originator Master Agreement respecting a breach of the representations, warranties and covenants of the Originator made in its capacity as a party to the Originator Master Agreement.

(b) The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Servicer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(1) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(2) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(3) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

(4) The Master Servicer or an Affiliate thereof is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

(5) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(6) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(7) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(8) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trust Administrator, the Trustee or the Custodian, as applicable and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to other parties to this Agreement.

SECTION 2.06. Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI by the Trustee; Issuance of Certificates.

(a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC II Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(c) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC III Regular Interests and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the Regular Certificates (other than the Class CE Certificates and the Class P Certificates), the Class CE Interest, the Class P Interest and the SWAP-IO Interest, constitute the entire beneficial ownership interest in REMIC III.

(d) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest (which is uncertificated) for the benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The Trustee acknowledges receipt of the Class CE Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class CE Certificates and the Class R-X Certificates (in respect of the Class R-IV Interest). The interests evidenced by the Class R-IV Interest, together with the Class CE Certificates, constitute the entire beneficial ownership interest in REMIC IV.

(e) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-V Interest). The interests evidenced by the Class R-V Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC V.

(f) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class SWAP-IO Interest (which is uncertificated) for the benefit of the Holders of REMIC VI Regular Interest SWAP -IO and the Class R-X Certificates (in respect of the Class R-VI Interest). The Trustee acknowledges receipt of the Class Swap-IO Interest and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of REMIC VI Regular Interest SWAP -IO and the Class R-X Certificates (in respect of the Class R-VI Interest). The interests evidenced by the Class R-VI Interest, together with REMIC VI Regular Interest SWAP-IO, constitute the entire beneficial ownership interest in REMIC VI.

SECTION 2.07. Issuance of Class R Certificates and Class R-X Certificates.

(a) The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates (in respect of the Class R-III Interest), together with the REMIC III Certificates, the Class CE Interest, the Class P Interest and the SWAP-IO Interest, constitute the entire beneficial ownership interest in REMIC III.

(b) The Trustee acknowledges the assignment to it of the Class CE Interest, the Class P Interest and the Class Swap-IO Interest, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations. The interests evidenced by the Class R-X Certificates, together with the Class CE Certificates, the Class P Certificates and REMIC VI Regular Interest SWAP-IO constitute the entire beneficial ownership interest in REMIC IV, REMIC V and REMIC VI.

SECTION 2.08. Purposes of the Trust.

The Trust formed hereunder is a common law trust, the purpose of which is to engage in the following activities:

(a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c) to make payments on the Certificates;

(d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; provided, however, that neither the Servicer nor the Trustee shall, under any circumstance, be permitted to sell any Mortgage Loan hereunder (other than with respect to the exercise of an optional purchase pursuant to Section 3.16 or a termination pursuant to Section 9.01); and

(e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. Neither the Trustee nor the Trust Administrator shall cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01. Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(1) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(2) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(3) the Servicer’s obligation to make Advances or Servicing Advances; or

(4) the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) the collection of such Prepayment Charge would be in violation of applicable laws, (iii) the amount of the Prepayment Charge set forth on the Prepayment Charge Schedule is not consistent with the related Mortgage Note or is otherwise unenforceable or (iv) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived as permitted by meeting the standard described in clauses (ii), (iii) or (iv) above, then the Trustee (upon receipt of written notice from the Servicer that such waiver has occurred) shall enforce the obligation of the Originator to pay the amount of such waived Prepayment Charge to the Trust Administrator for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within 15 days of the Closing Date, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable to the Servicer by withdrawal from the Collection Account pursuant to Section 3.11.

Subject to Section 3.09, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding anything in this Agreement to the contrary and notwithstanding its ability to do so pursuant to the terms of the related Mortgage Note, the Servicer shall not be required to enforce any provision in any Mortgage Note the enforcement of which would violate federal, state or local laws or ordinances designed to discourage predatory lending practices.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02. Sub-Servicing Agreements Between Servicer and Sub-Servicers.

(a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that (i) each such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder and (ii) the NIMS Insurer shall have consented to such Sub-Servicing Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer all applicable requirements conforming to the provisions set forth in Section 3.08, Section 3.20, Section 3.21 and Section 4.06 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 (relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer), Section 3.20 or Section 3.21, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Trust Administrator, the Master Servicer and the NIMS Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’fees against the party against whom such enforcement is directed.

SECTION 3.03. Successor Sub-Servicers.

The Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer (if the Master Servicer is acting as Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

SECTION 3.04. Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05. No Contractual Relationship Between Sub-Servicers and the Trustee, the NIMS Insurer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Master Servicer (or the successor servicer appointed pursuant to Section 7.02) shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Master Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Master Servicer (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer’s interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) neither the Master Servicer nor any successor servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07. Collection of Certain Mortgage Loan Payments.

The Servicer shall diligently collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies provided to the Servicer, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, (ii) waive any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided further that the NIMS Insurer’s prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. In the event of any such arrangement pursuant to clause (iii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor without the prior written consent of the NIMS Insurer.

SECTION 3.08. Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. In the event the Servicer shall deposit in a Servicing Account any amount not required to be deposited therein or any amount previously deposited therein is unpaid by the related Mortgagor’s banking institution, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the servicing standard set forth in Section 3.01, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

SECTION 3.10. Collection Account.

(a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer’s receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(1) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(2) all payments on account of interest (net of the Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(3) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(4) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(5) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(6) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16(c) or Section 9.01;

(7) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

(8) all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amounts.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, Prepayment Interest Excess, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b) On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account by 12:00 noon, New York time (i) on the Servicer Remittance Date, that portion of Available Funds (calculated without regard to the references in clause (ii) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.26 (unless such amounts are to be remitted in another manner as specified in the documentation establishing the related Advance Facility) and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $100,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $100,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, by 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Trust Administrator, the Master Servicer, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

With respect to any remittance received by the Master Servicer after the day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day the day such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Sevicer Event of Default.

(c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give written notice to the Trustee, the Trust Administrator, the Master Servicer and the NIMS Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof.

(d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator shall so deposit, in the Distribution Account:

(1) any Advances, as required pursuant to Section 4.03;

(2) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(3) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

(4) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall;

(e) The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11. Withdrawals from the Collection Account.

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes, without priority, or as described in Section 4.03:

(1) to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(2) subject to Section 3.16(d), to reimburse the Servicer for unreimbursed Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.03;

(3) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, received with respect to such Mortgage Loan or REO Property and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

(4) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(5) to pay to the Servicer, the Originator or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(6) (a) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03 and (b) to pay to the Servicer any unpaid Servicing Fees to the extent not recoverable from Late Collections received with respect to the related Mortgage Loan;

(7) to reimburse the Servicer, the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer, the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(8) to reimburse the Servicer, the NIMS Insurer, the Trust Administrator, the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation;

(9) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(10) to withdraw amounts deposited therein in error;

(11) to pay itself any Prepayment Interest Excess (to the extent not otherwise retained); and

(12) to clear and terminate the Collection Account pursuant to Section 9.01.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (2), (3), (4), (5), (6), (8) and (9) above. The Servicer shall provide written notification to the Trust Administrator and the NIMS Insurer on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses 3(c) and (6) above; provided that an Officers’ Certificate in the form described under Section 4.03(d) shall suffice for such written notification to the Trust Administrator in respect of clause (6) hereof.

SECTION 3.12. Investment of Funds in the Collection Account.

(a) The Servicer may direct any depository institution maintaining the Collection Account and any REO Account (each, for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account or any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Servicer shall deposit in the Collection Account and any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13. [Reserved].

SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the least of (i) the maximum insurable value of the improvements which are a part of such property, (ii) the outstanding Stated Principal Balance of the related Mortgage Loan at the time it became an REO Property and (iii) the maximum insurable value of the improvements which are part of such REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the least of (i) the unpaid Stated Principal Balance of the related Mortgage Loan, (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program) and (iii) the maximum insurable value of the improvements which are part of such Mortgaged Property.

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) or otherwise acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, the Master Servicer, the Trust Administrator and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable or materially modifiable without thirty days’ prior written notice to the Trustee, the Master Servicer and the NIMS Insurer. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

(c) The Servicer shall provide to the Master Servicer, upon request, evidence of the authorization of the person signing any certification or statement, copy or other evidence of any fidelity bond, errors and omissions insurance policy, financial information and reports, or such other information related to the Servicer or any Sub-Servicer or to the Servicer’s or such Sub-Servicer’s performance hereunder.

SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, if any, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed unless such change would be consistent with accepted servicing practices. To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. If the credit-worthiness of the proposed transferee does not meet such underwriting standards, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use its best efforts, consistent with the servicing standards set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses. With respect to any second lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss.

(b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Administrator, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, if such environmental audit reveals, or if the Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(9), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.03(d). The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Sections 3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c) The Servicer or the NIMS Insurer may, at the option of each, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure; provided, however, that the Servicer may only exercise this right on or before the last day of the calendar month in which such Mortgage Loan became 90 days delinquent (such month, the “Eligible Repurchase Month”); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. Prior to purchase pursuant to this Section 3.16(c), the Servicer shall be required to continue to make Advances pursuant to Section 4.03. The Servicer or the NIMS Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer or the NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c) shall be accomplished by remittance to the Servicer for deposit in the Collection Account of the amount of the Purchase Price. Notwithstanding the foregoing, the Servicer or the NIM Insurer shall purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days. The Trustee (or the Custodian on behalf of the Trustee) shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the Servicer or the NIMS Insurer, as applicable, to the extent necessary to vest in the Servicer or the NIMS Insurer, as applicable, title to such Mortgage Loan, including the prompt delivery of all documentation to the Servicer or the NIMS Insurer, as applicable.

(d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(3) and Advances pursuant to Section 3.11(a)(2; third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(3)

SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee (or the Custodian on its behalf), in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian on behalf of the Trustee) shall (pursuant to the terms of the Custodial Agreement), within three Business Days, release and send by overnight mail, the related Mortgage File to the Servicer and the Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage Loan, if applicable. The Trustee agrees to indemnify the Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Servicer as a proximate result of the Trustee’s breach of its obligations pursuant to this Section 3.17. Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee (or the Custodian on behalf of the Trustee) shall (pursuant to the terms of the Custodial Agreement), upon any request made by or on behalf of the Servicer and delivery to the Trustee (or the Custodian on behalf of the Trustee), in written or electronic format, of a Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File within three Business Days to the Servicer, and shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee (or the Custodian on behalf of the Trustee) an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee (or the Custodian on behalf of the Trustee), the Servicer shall provide notice to the Trustee (or the Custodian on behalf of the Trustee) of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written or electronic format from, a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee (or the Custodian on behalf of the Trustee pursuant to the terms of the Custodial Agreement) to the Servicer or its designee.

(c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18. Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees (i) out of Insurance Proceeds, Liquidation Proceeds and condemnation proceeds to the extent permitted by Section 3.11(a)(3), (ii) out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23 and (iii) pursuant to Section 3.11(a)(6). Except as provided in Section 6.04, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02. As part of its servicing compensation, the Servicer shall also be entitled to Prepayment Interest Excess.

Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges, ancillary income or otherwise (subject to Section 3.24 and other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(4) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19. Reports; Collection Account Statements.

Not later than fifteen days after each Distribution Date, the Servicer shall forward, upon request, to the Trust Administrator, the NIMS Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party; provided that such statement is delivered by the Servicer to the Trust Administrator.

SECTION 3.20. Statement as to Compliance.

The Servicer will deliver to the Trust Administrator, not later than March 15th of each calendar year beginning in 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Servicer shall deliver a similar Annual Statement of Compliance by any Sub-Servicer to which the Servicer has delegated any servicing responsibilites with respect to the Mortgage Loans or subcontractor or other Person engaged by it and satisfying any of the criteria set forth in Item 1108(a)(i)-(iii) of Regulation AB, to the Trust Administrator as described above as and when required with respect to the Servicer.

Failure of the Servicer to timely comply with this Section 3.20 shall be deemed a Servicer Event of Default, and the Trustee or the Master Servicer, as applicable, may, in addition to whatever rights the Trustee or the Master Servicer, as applicable, may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate (as provided in Section 7.01(a)) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Each of the Master Servicer and the Trust Administrator shall also provide an Annual Statement of Compliance, as and when provided above.

Each of the Servicer, the Master Servicer and the Trust Administrator (each, an “Indemnifying Party”) shall indemnify and hold harmless the Depositor, the Master Servicer, the Trust Administrator and their officers, directors and Affiliates, as applicable, from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.20.

SECTION 3.21. Assessments of Compliance and Attestation Reports.

The Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Relevant Servicing Criteria (as set forth in Exhibit N hereto). Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Trust Administrator on or before March 15th of each calendar year beginning in 2007, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance must be reasonably satisfactory to the Trust Administrator, and as set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Relevant Servicing Criteria applicable to the Servicer;

(b) A statement by such officer that such officer used the Relevant Servicing Criteria, and which will also be attached to the Assement of Compliance, to assess compliance with the Relevant Servicing Criteria applicable to the Servicer;

(c) An assessment by such officer of the Servicer’s compliance with the Relevant Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Relevant Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Relevant Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to the Servicer.

On or before March 15th of each calendar year beginning in 2007, the Servicer shall furnish to the Trust Administrator a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Servicer shall cause each Sub-Servicer, subcontractor or other Person determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (subject to the threshold limitation set forth in Instruction 2 thereof), to deliver to the Trust Administrator and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to each Sub-Servicer, subcontractor or other Person determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall address any applicable Servicing Criteria of the party engaging such Sub-Servicer, subcontractor or other Person, as specified on Exhibit N. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Servicer to timely comply with this Section 3.21 shall be deemed a Servicer Event of Default, and the Trustee or the Master Servicer, as applicable, may, in addition to whatever rights the Trustee or the Master Servicer, as applicable, may have under this Agreement and at law or in equity, including injunctive relief and specific performance, upon notice immediately terminate (as provided in Section 7.01(a)) all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Each of the Master Servicer and the Trust Administrator shall also provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Relevant Servicing Criteria specified on Exhibit N hereto which are indicated as applicable to each such party.

Each of the Servicer, the Master Servicer and the Trust Administrator shall indemnify and hold harmless the Depositor, the Master Servicer and the Trust Administrator and its respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the obligations of such Indemnifying Party under this Section 3.21.

SECTION 3.22. Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation in the Servicer’s possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation in the Servicer’s possession regarding the Mortgage Loans will be provided to the Trustee on behalf of the Certificateholders, the Trust Administrator, the Master Servicer and the NIMS Insurer upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access; provided however that providing access to such Person will not violate any applicable laws. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors (absent proof that it is in compliance with applicable law) and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.22 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

SECTION 3.23. Title, Management and Disposition of REO Property.

(a) In the event that title to an REO Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. The Servicer, on behalf of REMIC I, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee, the Trust Administrator and the NIMS Insurer an Opinion of Counsel acceptable to the NIMS Insurer and addressed to the Trustee, the Trust Administrator, the NIMS Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer’s receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(1) all insurance premiums due and payable in respect of such REO Property;

(2) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(3) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither the Servicer nor the Trustee shall:

(a) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(b) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(c) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(d) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee, the Trust Administrator, the Master Servicer and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

(d) In addition to the withdrawals permitted under Section 3.23(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and remit to the Trust Administrator for deposit into the Distribution Account in accordance with Section 3.10(d)(2), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in the servicing standards set forth in Section 3.01.

(f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Trust Administrator for deposit into the Distribution Account by 12:00 noon, New York time on the Servicer Remittance Date from its own funds an amount (“Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full Principal Prepayments during the related Prepayment Period and (ii) the aggregate Servicing Fee received in the related Due Period. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls. Any amounts paid by the Servicer pursuant to this Section 3.24 shall not be reimbursed by REMIC I.

SECTION 3.25. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Master Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.26. Advance Facility

(a) Notwithstanding anything to the contrary contained herein, (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Servicer sells, assigns or pledges to another Person (together with such person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned. No consent of the Trustee, Trust Administrator, Master Servicer, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances related thereto (“Advance Reimbursement Amounts”) and/or Servicing Advances, including Nonrecoverable Servicing Advances related thereto (“Servicing Advance Reimbursement Amounts” and, together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent that such type of Reimbursement Amount is included in the Advance Facility), then the Servicer shall identify such Reimbursement Amounts as received, consistently with the reimbursement rights set forth in this Agreement, and shall remit such Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct the Trust Administrator to, and if so directed the Trust Administrator is hereby authorized to and shall, pay to the Advancing Person or the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence. Notwithstanding anything to the contrary herein, in no event shall Reimbursement Amounts be included in Available Funds or distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee and the Trust Administrator a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee. An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.26(h) below.

(b) Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s). Neither the Trustee nor the Trust Administrator shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Trustee or Trust Administrator have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee. The Servicer shall maintain and provide to any successor servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(c) An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations are limited to the making or funding of Advances will not be deemed to be a Sub-servicer under this Agreement or be required to meet the criteria for qualification as a Sub-servicer under this Agreement.

(d) Reimbursement Amounts allocated to reimburse Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (“FIFO”) basis, such that the Reimbursement Amounts shall be applied to reimburse the Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed latest in time last. Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Advances outstanding with respect to that Mortgage Loan. The Servicer shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount remitted to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each such Reimbursement Amount with respect to each Mortgage Loan.

(e) The Servicer who enters into an Advance Facility shall indemnify the Trustee, the Trust Administrator, the Master Servicer, the Trust Fund, the Depositor and any successor servicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage (i) in the case of the Depositor, was incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder, (ii) in the case of a successor servicer, was incurred by reason of such successor servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of such successor servicer’s obligations and duties under this Agreement or (iii) in the case of the Trustee, the Trust Administrator, the Master Servicer or the Trust Fund, (A) resulted from a breach of the Servicer’s or a successor servicer’s obligations and duties under this Agreement for which any such party is indemnified under Section 6.03(a) or (B) was incurred by reason of willful misfeasance, bad faith or negligence of any such party in the performance of its duties hereunder or by reason of such party’s reckless disregard of obligations and duties hereunder or as a result of a breach of such party’s obligations under Article VIII hereof. Notwithstanding the foregoing, the exclusions set forth in clauses (i), (ii) and (iii) above from the Servicer’s obligation to indemnify the Depositor, any successor servicer, the Trustee, the Trust Administrator, the Master Servicer and the Trust Fund shall not be applicable, in any case, to the extent the applicable claim, loss, liability or damage was incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of the Servicer’s obligations and duties under this Agreement.

(f) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Depositor, the Trustee, the Trust Administrator, the Master Servicer and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

(g) Any rights of set-off that the Trust Fund, the Trustee, the Trust Administrator, the Master Servicer, the Depositor, any successor servicer or any other Person might otherwise have against the Servicer under this Agreement shall not attach to any rights to be reimbursed for Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(h) At any time when an Advancing Person shall have ceased funding Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Servicer to the Trustee and the Trust Administrator terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Collection Account pursuant to the applicable Sections of this Agreement.

(i) After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.26 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

ARTICLE IIIA

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3A.01.	Master Servicer to Act as Master Servicer

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Trust Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Collection Account pursuant to Section 3.10.

The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee and the Trust Administrator shall provide access to the records and documentation in possession of the Trustee or the Trust Administrator, as applicable, regarding the Mortgage Loans and REO Properties and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Trust Administrator, as applicable; provided, however, that, unless otherwise required by law, neither the Trustee nor the Trust Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Trust Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or Trust Administrator’s, as applicable, actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

SECTION 3A.02.	[Reserved].

SECTION 3A.03.	Monitoring of Servicer.

(a) The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officers’ Certificate of the Servicer (or similar document signed by a Servicing Officer of the Servicer) with regard to the Servicer’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of Article VII and act as Servicer of the Mortgage Loans or appoint a successor servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of a Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

(e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.

SECTION 3A.04.	Fidelity Bond

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master Servicer or trustees.

SECTION 3A.05.	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Article X, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer or the Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 3A.06.	Due on Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

SECTION 3A.07. [Reserved].

SECTION 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

(a) The Master Servicer and the Servicer shall transmit to the Trustee (or the Custodian on behalf of the Trustee) such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee, the Trust Administrator or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement. The Master Servicer shall, and subject to Section 3.22 shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trust Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer or the Master Servicer, as applicable, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

SECTION 3A.09.	Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account, pursuant to Section 3A.11 and Section 3A.12, for the performance of its activities hereunder (the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Servicer in accordance with Section 3.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with the performance of its duties hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Trust Administrator, from its own funds and without right of reimbursement (except as described below), not later than the related Distribution Date, Compensating Interest in an amount equal to the lesser of (i) the aggregate amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24 with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date and not so paid by the Servicer and (ii) the aggregate Administration Fee payable to the Trust Administrator for such Distribution Date. In the event the Master Servicer pays any amount in respect of such Compensating Interest prior to the time it shall have succeeded as successor servicer, the Master Servicer shall be subrograted to the Trust Fund’s right to receive such amount from the Servicer. In the event the Trust Fund receives from the Servicer all or any portion of amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24, not so paid by the Servicer when required, and paid by the Master Servicer pursuant to this Section 3A.10, then the Master Servicer may reimburse itself for the amount of Compensating Interest paid by the Master Servicer from such receipts by the Trust Fund.

SECTION 3A.11.	Distribution Account.

(a) On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer will deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(1) Any amounts remitted to the Master Servicer by the Servicer from the Collection Account;

(2) Any Advances and any payments of Compensating Interest received from the Servicer or made by the Master Servicer in its capacity as successor servicer (unless, in the case of the Servicer, such amounts are deposited by the Master Servicer directly into the Distribution Account);

(3) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Collection Account;

(4)  Any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(5) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (A) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (B) the items enumerated in Section 3A.12(a) (with respect the clearing and termination of the Distribution Account and with respect to amounts deposited in error), in Section 3A.12(b) or in clauses (i), (ii), (iii) and (iv), (v) of Section 3A.12(c), need not be credited by the Master Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Trustee or the Trust Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The Trust Administrator may direct any depository institution maintaining the Distribution Account to invest the funds on deposit in such account or to hold such funds uninvested. All investments pursuant to this Section 3A.11 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trust Administrator or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Distribution Account shall be made in the name of the Trustee, or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Distribution Account.

(d) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

SECTION 3A.12.	Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Trust Administrator will, from time to time on demand of the Master Servicer, the Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement. The Trust Administrator may clear and terminate the Distribution Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

(b) On an ongoing basis, the Trust Administrator shall withdraw funds from the Distribution Account to pay (i) any Extraordinary Trust Fund Expenses including but not limited to amounts payable to the Servicer or the Depositor pursuant to Section 6.03(b) or Master Servicer pursuant to Section 6.03(c), and (ii) any amounts expressly payable to the Master Servicer as set forth in Section 3A.09.

(c) The Trust Administrator may withdraw from the Distribution Account any of the following amounts (in the case of any such amount payable or reimbursable to the Servicer, only to the extent the Servicer shall not have paid or reimbursed itself such amount prior to making any remittance to the Master Servicer pursuant to the terms of this Agreement):

(i) to reimburse the Master Servicer for any Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer from Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds and Subsequent Recoveries from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to reimburse the Master Servicer for advances of funds (other than Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late recoveries of the payments for which such advances were made;

(v) to reimburse the Master Servicer for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi) to make distributions in accordance with Section 4.01;

(vii) to pay to the Trust Administrator on each Distribution Date the Administration Fee;

(viii) to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(ix) without duplication of the amount set forth in clause (iii) above, to pay any Extraordinary Trust Fund Expenses to the extent not paid by the Master Servicer from the Distribution Account;

(x) without duplication of any of the foregoing, to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided in this Agreement and to refund to the Servicer any amount remitted by the Servicer to the Master Servicer in error;

(xi) to pay to the Master Servicer, any interest or investment income earned on funds deposited in the Distribution Account;

(xii) to pay the Credit Risk Manager the Credit Risk Manager Fee;

(xiii) to withdraw any amount deposited in the Distribution Account in error; and

(xiv) to clear and terminate the Distribution Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (v) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account.

(d) On or before the Business Day prior to each Distribution Date, the Master Servicer shall remit to the Distribution Account any Advances required to be made and any Compensating Interest required to be paid, in either such case by the Master Servicer with respect to the Mortgage Loans.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions.

(a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(1) to Holders of REMIC I Regular Interest I-1-A through I-43-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

(2) to the extent of amounts remaining after the distributions made pursuant to clause (1) above, payments of principal shall be allocated as follows: first, to REMIC I Regular Interest I and then to REMIC I Regular Interests I-1-A through I-43-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests, and second, to the extent of any Overcollateralization Reduction Amounts, to REMIC I Regular Interests I-1-A through I-40-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Overcollateralization Reduction Amounts shall be allocated pro rata between such REMIC I Regular Interests.

(3) to the Holders of REMIC I Regular Interest I-LTP, (A) all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

(1) to the Holders of REMIC II Regular Interest II-LTIO, in an amount equal to (a) Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates.

(2) to Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTM12, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced and deferred when the REMIC II Overcollateralized Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12 in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by such amount; and

(3) to the Holders of REMIC II Regular Interest II-LTP, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

(4) to the Holders of the REMIC II Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i), (ii) and (iii) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC II Regular Interest II-LTAA, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(b) 2.00% of such remainder, first to the Holders of REMIC II Regular Interest II-LTA1, REMIC II Regular Interest II-LTA2, REMIC II Regular Interest II-LTA3, REMIC II Regular Interest II-LTA4, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTM12, equal to 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second, to the Holders of REMIC II Regular Interest II-LTZZ, 1.00%, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ, respectively.

Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.01(a), actual distributions of Available Funds shall be made only in accordance with Section 4.01(c) and (d).

On each Distribution Date, 100% of the amounts distributed on REMIC II Regular Interest II-LTIO shall be deemed distributed by REMIC II to REMIC III in respect of the Class SWAP-LTIO Interest. Such amounts shall be deemed distributed by REMIC III to REMIC IV Regular Interest Swap-IO and from REMIC IV Regular Interest Swap-IO to the Trust Administrator for deposit into the Swap Account.

(c) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following distributions in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(1) concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates for such Distribution Date; and

(2) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certficates, the Class M-10 Certificates, the Class M-11 Certificates and the Class M-12 Certificates, the Monthly Interest Distributable Amount allocable to each such Class of Certificates.

(d) (I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(1) to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(2) sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certficates, the Class M-10 Certificates, the Class M-11 Certificates and the Class M-12 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

(II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(1) to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(2) to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(3) to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(4) to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(5) to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(6) to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(7) to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(8) to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(9) to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(10) to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(11) to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(12) to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(13) to the Holders of the Class M-12 Certificates, the Class M-12 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class CE Certificates has been reduced to zero, all principal distributions to the Class A Certificates will be distributed concurrently, to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class.

(e) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(1) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement or the Cap Contract, distributable to such Holders as part of the Principal Distribution Amount, as applicable, as described under Section 4.01(b) above;

(2) sequentially, to the Holders of the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates, Class M-11 Certificates and Class M-12 Certificates, in that order, in each case, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount, for each such Class;

(3) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts, without taking into account amounts, if any, received under the Interest Rate Swap Agreement or the Cap Contract;

(4) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(5) to the Holders of the Class CE Certificates, (a) the Monthly Interest Distributable Amount and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates has been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(7) any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates the Holders of the Residual Certificates agree, and it is the understanding of the parties hereto, that for so long as any of the notes issued pursuant to the Indenture are outstanding or any amounts are reimbursable or payable to the NIMS Insurer in accordance with the terms of the Indenture, to pledge their rights to receive any amounts otherwise distributable to the Holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the Holders of the Class CE Certificates.

(f) On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trust Administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

(1)  concurrently, to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such Class; and

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the Net WAC Rate Carryover Amount for each such Class.

On each Distribution Date, the Trust Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent (i) Prepayment Charges collected by the Servicer and remitted to the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or (ii) any Servicer Prepayment Charge Payment Amounts, and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

Following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries remitted to the Master Servicer shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(g) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Swap Account as follows:

(1) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(2) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

(3) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(5) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount, remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(6) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(7) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(9) any remaining amount to the Holders of the Class CE Certificates.

(h) On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow, amounts on deposit in the Net WAC Rate Carryover Reserve Account and amounts on deposit in the Swap Account as set forth above, the Trust Administrator shall distribute the amount on deposit in the Cap Account as follows:

(1) concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(3) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount, remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(4) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

(5) concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account; and

(7) any remaining amount to the Holders of the Class CE Certificates.

(i) Distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Distributions in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(d) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Trust Administrator, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(j) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Trust Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(k) Except as otherwise provided in Section 9.01, whenever the Trust Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trust Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(1) the Trust Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trust Administrator therein specified, and

(2) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trust Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(d). Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

(l) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

SECTION 4.02. Statements to Certificateholders.

(a) On each Distribution Date, based, as applicable, on information provided to the Trust Administrator by the Master Servicer (which in turn shall be based, as applicable, on information provided to the Master Servicer by the Servicer), the Trust Administrator shall prepare and make available to each Holder of the Regular Certificates, the Credit Risk Manager, the other parties hereto and the Rating Agencies, a statement as to the distributions to be made on such Distribution Date containing the following information:

(1) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(2) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

(3) the fees and expenses of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(4) the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances);

(5) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the last day of the related Due Period or, with respect to any Mortgage Loan as to which a Principal Prepayment is received, as of the last day of the related Prepayment Period;

(6) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(7) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

(8) the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the preceding Prepayment Period;

(9) the Delinquency Percentage;

(10) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(11) the aggregate amount of Realized Losses incurred during the related Prepayment Period, which will include the aggregate amount of Subsequent Recoveries received during the Prepayment Period, the aggregate amount of Realized Losses incurred since the Closing Date, which will include the cumulative amount of Subsequent Recoveries received since the Closing Date;

(12) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(13) the aggregate Certificate Principal Balance and Notional Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(14) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(15) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

(16) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer or the Master Servicer;

(17) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(18) the Net Monthly Excess Cashflow, the Overcollateralization Target Amount, the Overcollateralized Amount, the Overcollateralization Deficiency Amount and the Credit Enhancement Percentage for such Distribution Date;

(19) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date;

(20) the Aggregate Loss Severity Percentage;

(21) whether the Stepdown Date or a Trigger Event is in effect;

(22) the total cashflows received and the general sources thereof;

(23) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date, the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(24) payments, if any, made under the Cap Contract and the amount of any Net Swap Payments or Swap Termination Payments;

(25) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(26) the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date; and

(27) the Significance Percentage.

The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Master Servicer, the Servicer, the Depositor and the Rating Agencies via the Trust Administrator’s internet website. The Trust Administrator’s internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer. The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement. The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (1) and (2) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, forward to each Person who at any time during the calendar year was a Holder of a Regular Certificate and the NIMS Insurer a statement containing the information set forth in subclauses (1) and (2) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate and the NIMS Insurer a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Trust Administrator shall, upon request, furnish to each Certificateholder and the NIMS Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trust Administrator’s duties are limited to the extent that the Master Servicer receives timely reports as required from the Servicer.

On each Distribution Date the Trust Administrator shall provide Intex Solutions, Inc. and Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

(b) For each Distribution Date, through and including the Distribution Date in December 2006, the Trust Administrator shall calculate the Significance Percentage of the Interest Rate Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Trust Administrator shall promptly notify the Depositor and the Depositor, on behalf of the Trust Administrator, shall obtain the financial information required to be delivered by the Swap Provider pursuant to the terms of the Interest Rate Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in December 2006, the Significance Percentage is equal to or greater than 10%, the Trust Administrator shall promptly notify the Depositor and the Depositor shall, within 5 Business Days of such Distribution Date, deliver to the Trust Administrator the financial information provided to it by the Swap Provider for inclusion in the Form 10-D relating to such Distribution Date. If on any Distribution Date after December 2006, the Significance Percentage is greater than 10%, the Trust Administrator shall include the Significance Percentage on the statement to Certificateholders for the related Distribution Date.

With respect to any Distribution Date, for purposes of determining the numerator of the fraction that constitutes the Significance Percentage, the interest rate used to project future amounts payable under the Interest Rate Swap Agreement shall be equal to the highest rate reflected on the Implied Forwards Curve available at Bloomberg Financial Markets, L.P. for the remaining term of the Interest Rate Swap Agreement plus the percentage equivalent of a fraction, the numerator of which is 3.00% and the denominator of which is the number of remaining Distribution Dates on which the Swap Administrator is entitled to receive payments under the Interest Rate Swap Agreement. The discount rate used to determine the net present value of the estimated future amounts payable shall be equal to the lowest rate reflected on the Implied Forwards Curve. The Trust Administrator shall obtain the Implied Forwards Curve from Bloomberg within 15 Business Days of the respective Distribution Date. To determine the Implied Forwards Curve for such Distribution Date, the Trust Administrator shall take the following steps on the Bloomberg terminal: (1) the following keystrokes shall be entered: fwcv <enter>, 27 <enter>, 3 <enter>; (2) the Forwards shall be set to “1-Mo”; (3) the Intervals shall be set to “1-Mo”; and (4) the Points shall be set to equal the remaining term of the Interest Rate Swap Agreement in months and the Trust Administrator shall click <enter>. For purposes of estimating future amounts payable under the Interest Rate Swap Agreement, the accrual period for both the Fixed Amounts and the Floating Amounts (as defined in the Confirmation) shall be assumed to be a 30-day period in a 360-day year.

SECTION 4.03. Remittance Reports; Advances.

(a) Not later than the 17th day of each calendar month or if such 17th day is not a Business Day, the following Business Day, the Servicer shall deliver to the Trust Administrator, the Credit Risk Manager and the NIMS Insurer by telecopy or electronic mail (or by such other means as the Servicer and the Trust Administrator may agree from time to time) a Remittance Report in a format attached as Exhibit Q-2 or in any other format as mutually agreed to between the Servicer and the Trust Administrator, containing such information regarding the Mortgage Loans as is needed by the Trust Administrator to perform its duties as set forth in Section 4.01 and 4.02 hereof. Such Remittance Report shall include a delinquency report substantially in the form set forth in Exhibit Q-1 and a realized loss report substantially in the form set forth in Exhibit Q-3 (or in either case, such other format as mutually agreed to between the Servicer and the Trust Administrator). Not later than the 17th day of each calendar month or if such 17th day is not a Business Day, the following Business Day, the Servicer shall deliver or cause to be delivered to the Trust Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trust Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trust Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans (other than with respect to any REO Property or Balloon Mortgage Loan as described below), which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date; and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. In addition, the Servicer shall not be required to advance any Relief Act Interest Shortfalls or to cover Prepayment Interest Shortfalls in excess of its obligations under Section 3.24.

On or before 12:00 noon, New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the Servicer and the NIMS Insurer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

(d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Depositor, the NIMS Insurer, the Credit Risk Manager and the Trustee. Furthermore, the Servicer shall not be required to advance Relief Act Interest Shortfalls.

(e) In the event the Servicer fails to make any Advance required to be made by it pursuant to this Section 4.03 and such failure is not remedied within the applicable cure period pursuant to Section 7.01(a), then, pursuant to Section 7.01(a), the Servicer will be terminated and, in accordance with Sections 7.01(a) and 7.02, the Master Servicer (in its capacity as successor servicer) or another successor servicer shall be required to make such Advance on the Distribution Date with respect to which the Servicer was required to make such Advance, subject to the Master Servicer’s (or other successor servicer’s) determination of recoverability. The Master Servicer (or other successor servicer) shall not be required to make any Advance to cover any Relief Act Interest Shortfall on any Mortgage Loan. If the Master Servicer (or other successor servicer) is required to make any Advances, such advances may be made by it in the manner set forth under (b) above.

SECTION 4.04. Allocation of Realized Losses.

(a) Not later than the 18th day of the calendar month in which such Distribution Date occurs or if such 18th day is not a Business Day, the following Business Day, the Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Not later than the 18th day of the calendar month in which such Distribution Date occurs or if such 18th day is not a Business Day, the following Business Day, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the preceding sentence that is to be supplied by the Servicer shall be evidenced by an Officers’ Certificate delivered to the Trust Administrator by the Servicer not later than the 18th day of the calendar month in which such Distribution Date occurs or if such eighteenth day is not a Business Day, the following Business Day, immediately following the end of the Prepayment Period during which any such Realized Loss was incurred.

(b) All Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-12 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(5)(iv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) All Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date first, to REMIC I Regular Interest I until the Uncertificated Balance of such REMIC I Regular Interest has been reduced to zero and second, to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-43-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(d) All Realized Losses on the Mortgage Loans shall be allocated by the Trust Administrator on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM12 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM12 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM11 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest III-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM3 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; thirteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero; and fourteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM1 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM1 has been reduced to zero.

SECTION 4.05. Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trust Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

SECTION 4.06. Exchange Commission Filings; Additional Information.

(a) (i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a distribution report on Form 10-D, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trust Administrator to the Certificateholders for such Distribution Date attached hereto. Any disclosure in addition to the monthly statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit P and directed and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, absent such reporting, direction and approval.

(ii) For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date, (i) the parties set forth in Exhibit P shall be required to provide, pursuant to Section 4.06(a)(v) below, to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380) and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator, the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, (ii) include with such Additional Form 10-D Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit P and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a draft copy of the Form 10-D to the Master Servicer and to the Depositor for review, only to the extent that the Form 10-D contains Additional Form 10-D Disclosure. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under Sections 4.06(a)(i), (ii) and (v) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Trust Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, and to the extent it receives the Form 8-K Disclosure Information described below, the Trust Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit P and directed and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon Eastern Standard Time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit P shall be required pursuant to Section 4.06(a)(v) below to provide to the Trust Administrator (by e-mail at cts.sec.notifications@wellsfargo.com and by facsimile at (410) 715-2380) and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator, the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, (ii) include with such Additional Form 8-K Disclosure an Additional Disclosure Notification in the form attached hereto as Exhibit P and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than 12:00 noon Eastern Standard time on the 4th Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 4.06(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 4.06(a)(iii). The Trust Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) (A) On or prior to 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, the Master Servicer, the Trust Administrator and any Sub-Servicer, subcontractor or other Person engaged by it and satisfying any of the criteria set forth in Item 1108(a)(i)-(iii) of Regulation AB, as described under Section 3.20, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Master Servicer, the Trust Administrator and each Sub-Servicer, subcontractor or other Person determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, as described under Section 3.21, and (B) if the Servicer, the Master Servicer, the Trust Administrator, any Sub-Servicer, any such subcontractor or any other Person, in its report on assessment of compliance with the Relevant Servicing Criteria described under Section 3.21, identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such party’s report on assessment of compliance with Servicing Criteria described under Section 3.21 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Servicer, the Master Servicer, the Trust Administrator, any Sub-Servicer, subcontractor or other Person determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, as described under Section 3.21, and (B) if any registered public accounting firm attestation report described under Section 3.21 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described below. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit P and directed and approved by the Depositor, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction and approval.

No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit P shall be required to provide pursuant to Section 4.06(a)(v) below to the Trust Administrator (by email at cts.sec.notifications@wellsfargo.com and by facsimile at 410-715-2380) and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trust Administrator, the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, (ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit P and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a draft copy of the Form 10-K to the Master Servicer and the Depositor for review, only to the extent that the Form 10-K contains Additional Form 10-K Disclosure. No later than the end of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 4.06(a)(vi). Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under Section 4.06(a)(iv) and Section 4.06(a)(v) related to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections, Section 3.20 and Section 3.21. The Trust Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), exactly as set forth in Exhibit J-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Servicer shall provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit J-2, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Master Servicer shall serve as the Certifying Person on behalf of the Trust. In the event the Servicer, the Master Servicer, the Trust Administrator or any Sub-Servicer, subcontractor or other Person determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, as described under Section 3.21 is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.06(a)(iv) with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

(v) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Trust Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit P as the responsible party for providing that information, if other than the Trust Administrator, as and when required as described in Section 4.06(a)(ii) through (iv) above. Each of the Master Servicer, the Servicer and Depositor hereby agree to notify and to provide, to the extent known, to the Trust Administrator and the Depositor, all Additional Disclosure relating to the Trust Fund, with respect to which such party is the responsible party for providing that information, as indicated in Exhibit P hereof. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Trust Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer or originator at any time, for purposes of disclosure as required by Items 1108 and 1110 of Regulation AB.

(vi) On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and Form 10-K, the Depositor and the Master Servicer will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trust Administrator will notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A; provided, the Trust Administrator will only be required to notify the Depositor of any amendment to any Form 10-D and Form 10-K where such amendment contains Additional Disclosure. Any Form 15, Form 12b-25 or any amendment to Form 8-K or Form 10-D shall be signed by a duly authorized officer of the Master Servicer. The Depositor and the Master Servicer acknowledge that the performance by the Trust Administrator of its duties under this Section 4.06(a)(vi) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicer and the Depositor performing their duties under this Section. The Trust Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this Section 4.06; provided, however, the Trust Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Fees and expenses incurred by the Trust Administrator in connection with this Section 4.06 shall not be reimbursable from the Trust Fund.

(b) (i) The Trust Administrator shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach of the Trust Administrator’s obligations under this Section 4.06 or the Trust Administrator’s negligence, bad faith or willful misconduct in connection therewith or (b) any material misstatement or omission in the Annual Statement of Compliance and the Assessment of Compliance delivered by the Trust Administrator pursuant to Section 3.20 and Section 3.21.

(ii) The Depositor shall indemnify and hold harmless the Trust Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 4.06 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

(iii) The Master Servicer shall indemnify and hold harmless the Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach of the obligations of the Master Servicer under this Section 4.06 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith or (b) any material misstatement or omission in the Statement as to Compliance delivered by the Master Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Master Servicer pursuant to Section 3.21.

(iv) The Servicer shall indemnify and hold harmless the Master Servicer, Trust Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach of the obligations of the Servicer under this Section 4.06 and (b) any material misstatement or omission in the Annual Statement of Compliance delivered by the Servicer pursuant to Section 3.20 or the Assessment of Compliance delivered by the Servicer pursuant to Section 3.21.

(v) If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Master Servicer or the Trust Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 4.06 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

(c) Nothing shall be construed from the foregoing subsections (a) and (b) to require the Trust Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trust Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 4.06(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trust Administrator of any obligation under this Agreement.

(d) Notwithstanding the provisions of Section 11.01, this Section 4.06 may be amended without the consent of the Certificateholders.

SECTION 4.07. Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trust Administrator shall establish and maintain with itself a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1—Net WAC Rate Carryover Reserve Account.” All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the manner set forth in Section 4.01.

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates and/or the Mezzanine Certificates, the Trust Administrator has been directed by the Class CE Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(e)(5), rather than distributing such amounts to the Class CE Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(a).

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust. All amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC III to the Holder of the Class CE Interest and by REMIC IV to the Holder of the Class CE Certificates. The Net WAC Rate Carryover Reserve Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Class A and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Seller or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A and the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

SECTION 4.08. Swap Account.

(a) On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1—Swap Account.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Supplemental Interest Trust Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b) On each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Supplemental Interest Trust Trustee from the Swap Provider, for distribution pursuant to Section 4.01(g). For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC VI Regular Interest SWAP-IO to the extent of the amount distributable on REMIC VI Regular Interest SWAP-IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class CE Certificates unless and until the date when either (a) there is more than one Class CE Certificateholder or (b) any Class of Certificates in addition to the Class CE Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a grantor trust.

(d) To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e) The Trust Administrator shall treat the Holders of Certificates (other than the Class P, Class CE and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Pass-Through Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Trust Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC III or REMIC IV, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f) The Trust Administrator shall, at the direction of the Depositor, enforce all of its rights and exercise any remedies under the Swap Agreement. In the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), the Trust Administrator shall, at the direction of the Depositor, appoint a replacement counterparty to enter into a replacement swap agreement. The Trust Administrator shall have no responsibility with regard to the selection of a replacement swap provider or the negotiation of a replacement swap agreement. Any Swap Termination Payment received by the Trust Administrator shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the previous Swap Provider.

SECTION 4.09. Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Class A or Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trust Administrator will account for payments to each Class A and Mezzanine Certificates as follows: each Class A and Class M Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A or Mezzanine Certificate. Resecuritization of any Class A or Mezzanine Certificate in a REMIC will be permissible only if the Trust Administrator hereunder is the trustee in such resecuritization.

The REMIC regular interest corresponding to a Class A or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

SECTION 4.10. Cap Account.

(a) No later than the Closing Date, the Trust Administrator shall establish and maintain with itself, a separate, segregated trust account titled, “Wells Fargo Bank, N.A. as Supplemental Interest Trust Trustee, in trust for the registered holders of MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1—Cap Account.” Such account shall be an Eligible Account and amounts therein shall be held uninvested.

(b) On each Distribution Date, prior to any distribution to any Certificate, the Trust Administrator shall deposit into the Cap Account amounts received by the Trust Administrator under the Cap Contract for distribution in accordance with Section 4.01(h) above.

(c) For federal income tax purposes, the Cap Account shall be owned by the majority Holder of the Class CE Certificates.

(d) For federal and state income tax purposes, the Class CE Certificateholders shall be deemed to be the owners of the Cap Account. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Cap Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(e) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator is hereby directed, to deposit into the Cap Account the amounts described above on each Distribution Date.

(f) For federal income tax purposes, the value of the right of the Class A Certificates and Mezzanine Certificates to receive payments from the Cap Account shall be $454,000.

ARTICLE V

THE CERTIFICATES

SECTION 5.01. The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-20. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed by the Trust Administrator and authenticated and delivered by the Trust Administrator to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trust Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trust Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Trust Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Trust Administrator, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trust Administrator resigns or is removed in accordance with the terms hereof, the successor trust administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Trust Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Default or a Master Servicer Event of Termination, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trust Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trust Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $25,000. None of the Depositor, the Master Servicer, the Servicer, the Trustee or the Trust Administrator shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trustee and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02. Registration of Transfer and Exchange of Certificates.

(a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Trust Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-12 Certificate, Class CE Certificate, Class P Certificate or Residual Certificate (collectively, the “Private Certificates”) shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any Private Certificate by the Depositor to an Affiliate of the Depositor or the Seller or an Affiliate of the Seller, (ii) the transfer of any such Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor) the Trust Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator, the Master Servicer in its capacity as such, the Servicer or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. None of the Depositor, the Master Servicer, the Servicer, the Trust Administrator or the Trustee is obligated to register or qualify any such Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.

If a transfer of an Ownership Interest in a Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate or Class M-12 Certificate is to be made without registration under the 1933 Act (other than in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor or the Seller or an Affiliate of the Seller), then the Trust Administrator shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Certificateholder desiring to effect such transfer and a certificate from such Certificateholder’s prospective transferee (which in the case of the Book-Entry Certificates, the Certificateholder and the Certificateholder’s prospective transferee shall be deemed to have represented such certification), to the effect that, among other things, the transfer is being made to a qualified institutional buyer as defined in Rule 144A under the Securities Act in accordance with Rule 144A. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No transfer of a Private Certificate (other than a Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate or Class M-12 Certificate) or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit G, unless the Trust Administrator is provided with an Opinion of Counsel for the benefit of the Trustee, the Trust Administrator, the Depositor, the Master Servicer and the Servicer and on which they may rely which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator, the Servicer and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Servicer, the Trust Administrator, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the (i) the initial transfer of any Private Certificate by the Depositor to an Affiliate of the Depositor or the Seller or an Affiliate of the Seller, (ii) the transfer of any Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Transferee thereof shall have deemed to have represented that it is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Transferor of the status of such transferee as an affiliate of the Depositor or the Seller.

Any transferee of a Class A Certificate or Mezzanine Certificate acquired prior to the termination of the Supplemental Interest Trust shall be deemed to represent that either (i) it is not a Plan or purchasing with assets of a Plan or (ii)(A) such Plan is an accredited investor within the meaning of the Exemption and (B) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets,” (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Underwriter’s Exemption, and that it understands that there are certain conditions to the availability of the Underwriter’s Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch Ratings Inc. or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding three paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Servicer, the NIMS Insurer, the Trust Administrator, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trust Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trust Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trust Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii) The Trust Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trust Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (i) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trust Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trust Administrator on such terms as the Trust Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trust Administrator. Such purchaser may be the Trust Administrator itself or any Affiliate of the Trust Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trust Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trust Administrator, and the Trust Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Trust Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common Trust, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trust Administrator.

(v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trust Administrator and the NIMS Insurer at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B) an Opinion of Counsel, in form and substance satisfactory to the Trust Administrator and the NIMS Insurer, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

The Trust Administrator shall forward to the NIMS Insurer a copy of the items delivered to it pursuant to (A) and (B) above.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trust Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trust Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-IV Interest, the Class R-V Interest and the Class R-VI Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

(g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trust Administrator in accordance with its customary procedures.

SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator, the Trustee and the NIMS Insurer such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trust Administrator that such Certificate has been acquired by a bona fide purchaser or the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04. Persons Deemed Owners.

The Depositor, the Master Servicer, the NIMS Insurer, the Trust Administrator, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the NIMS Insurer, the Trust Administrator, the Trustee or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05. Certain Available Information.

On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trust Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trust Administrator, the Depositor promptly shall inform the Trust Administrator of such event and shall deliver to the Trust Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trust Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trust Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trust Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) any and all Officers’ Certificates delivered to the Trust Administrator by the Servicer since the Closing Date to evidence the Servicer’s determination that any Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and (D) any and all Officers’ Certificates delivered to the Trust Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trust Administrator upon request at the expense of the Person requesting the same.

ARTICLE VI

THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01. Liability of the Depositor, the Servicer and the Master Servicer.

The Depositor, the Servicer and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor, Servicer and Master Servicer and undertaken hereunder by the Depositor, the Servicer and the Master Servicer herein.

SECTION 6.02. Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association and shall ensure that it (or an Affiliate) maintains its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor, the Servicer and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Servicer or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.

(a) The Servicer (except the Trustee if it is required to succeed the Servicer after becoming Master Servicer hereunder) indemnifies and holds the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and the Depositor if a claim relating to such failure is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trust Administrator, the Depositor, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the NIMS Insurer, the Trustee, the Trust Administrator, the Master Servicer and/or the Depositor in respect of such claim. The provisions of this Section 6.03 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

(b) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect any Indemnified Person’s right to indemnification under this Section 6.03(b), except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Trust Administrator and the termination of this Agreement. For purposes of this Section 6.03(b), “Indemnified Persons” means the Trustee, the NIMS Insurer and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

(c) None of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Trust Administrator or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Trust Administrator, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, in the case of the Master Servicer, a breach of the servicing standard set forth in Section 3A.01 or in the case of the Servicer, a breach of the servicing standard set forth in Section 3.01. The Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Servicer may rely in good faith on any document of any kind which is, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator, the Servicer and any director, officer, employee or agent of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with (i) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or (ii) any breach of a representation or warranty by the Originator regarding the Mortgage Loans. None of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Servicer shall be entitled to be reimbursed therefor from the Collection Account or Distribution Account, as applicable, as and to the extent provided in Section 3.11 or Section 3A.12, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account or Distribution Account. The Master Servicer’s, the Trust Administrator’s or Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any termination of this Agreement, any resignation or termination of the Master Servicer, the Trust Administrator or the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

SECTION 6.04. Limitation on Resignation of the Servicer; Assignment of Master Servicing.

(a) Except as otherwise provided herein, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee, the Trust Administrator, the Master Servicer and the NIMS Insurer. No resignation of the Servicer shall become effective until the Master Servicer or a successor servicer acceptable to the NIMS Insurer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that would result in the delegee subservicing any Mortgage Loans.

The Trustee, the Trust Administrator, the Master Servicer and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer’s right, title and interest in, to and under this Agreement to a specified servicing rights pledgee, for the benefit of certain lenders and (ii) in the event that a Servicer Event of Default or a default under the related loan agreement with such lenders exists or in the event of a Servicer resignation, agree that the Servicer or its designee may appoint the successor servicer; provided that at the time of such appointment, such successor meets the requirements of a successor servicer pursuant to Section 7.02(a) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

(b) The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that: (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the NIMS Insurer and the Trustee (as evidenced in a writing signed by each of the NIMS Insurer and the Trustee); and (d) shall execute and deliver to the Trustee and the NIMS Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the NIMS Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer, the NIMS Insurer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment or delegation; and (iii) the Master Servicer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement. No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

SECTION 6.05. Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Depositor, the NIMS Insurer or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Depositor, the NIMS Insurer or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the master servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Master Servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

SECTION 6.06. Rights of the Depositor in Respect of the Servicer.

The Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Sub-Servicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the NIMS Insurer, the Master Servicer, Trust Administrator and the Trustee its (and any such Sub-Servicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor, the NIMS Insurer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors (absent proof that it is in compliance with applicable law) and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

SECTION 6.07. Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the respective Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer, as applicable, for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, the Master Servicer, the Trust Administrator and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

SECTION 6.08. Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Trust Administrator, the Servicer or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 6.09. Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trust Administrator. Upon receipt of such notice, the Trust Administrator shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Events of Default and Master Servicer Events of Termination.

(a) “Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) any failure by the Servicer to remit to the Trust Administrator for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trust Administrator (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Trust Administrator by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii) other than with respect to clause (vi) below, any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trust Administrator or to the Servicer, the Depositor and the Trust Administrator by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) any failure by the Servicer to timely comply with its obligations pursuant to Section 3.20, Section 3.21 or Section 4.06 hereof (taking into account any applicable cure period); or

(vii) any failure of the Servicer to make any Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date.

If (a) a Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor, the Master Servicer, the Trustee or the Trust Administrator may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, or at the direction of the NIMS Insurer, the Trustee shall or (b) a Servicer Event of Default described in clause (vi) of this Section shall occur and the Trustee or the Master Servicer has, at the direction of the Depositor, determined to terminate the Servicer, then the Trustee shall, by notice in writing to the Servicer, the Master Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, the Depositor, the Master Servicer and the NIMS Insurer, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Subject to Section 7.02 hereof, on or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to promptly (and in any event no later than ten Business Days subsequent to such notice) provide the Master Servicer with all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Servicer; provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination.

(b) “Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i) the Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than an Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii) the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the NIMS Insurer or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

(iii) there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.05; or

(vi) any failure of the Master Servicer to make any Advance (other than a Nonrecoverable Advance) required to be made from its own funds pursuant to Section 4.03 by 5:00 p.m. New York time on the Business Day prior to the applicable Distribution Date.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, either the Trustee, the NIMS Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights, by notice in writing to the Depositor, the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the NIMS Insurer and the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property master serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.03, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01(b); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if a Master Servicer Event of Termination described in clause (vi) of this Section 7.01(b) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.03 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was a Master Servicer Event of Termination described in clause (vi) of this Section 7.01(b). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

SECTION 7.02. Master Servicer to Act; Appointment of Successor Servicer.

(a) From the time the Servicer receives a notice of termination, the Master Servicer (or such other successor servicer as is acceptable to the NIMS Insurer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.05 (other than with respect to Section 2.05(x)) and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof; provided, however, the Master Servicer shall immediately assume the Servicer’s obligations to make Advances pursuant to Section 4.03; provided, further, however, that if the Master Servicer is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Master Servicer shall not be obligated to make Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 7.01(a) shall not be considered a default by the Master Servicer as successor to the Servicer hereunder. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Master Servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section 7.02(b) below, the Master Servicer, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights or the NIMS Insurer so request in writing to the Trustee, promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the NIMS Insurer and having a net worth of not less than $15,000,000, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

Pending appointment of a successor to the Servicer hereunder, unless the Master Servicer is prohibited by law from so acting, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Master Servicer and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the NIMS Insurer pursuant to Section 6.03, nor shall any successor servicer be liable for any acts or omissions of the predecessor servicer or for any breach by such servicer of any of its representations or warranties contained herein or in any related document or agreement. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All reasonable Servicing Transfer Costs shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs, and if such predecessor servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or the Master Servicer (in which case the successor servicer or the Master Servicer, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

(b) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement or the Master Servicer shall act in such capacity as hereinabove provided.

Any successor to the Servicer, including the Master Servicer, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(c) Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Servicer shall have received a notice of a Servicer Event of Default pursuant to Section 7.01, or a default under a loan agreement pursuant to Section 6.04 or a Servicer resignation pursuant to Section 6.04, the terminated Servicer or its designee may appoint a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above; provided that such successor servicer agrees to fully effect the servicing transfer within 90 days following the termination of the Servicer and to make all Advances that would otherwise be made by the Master Servicer under Section 7.01 as of the date of such appointment. Any proceeds received in connection with the appointment of such successor servicer shall be the property of the terminated Servicer or its designee. Notwithstanding the foregoing, in the event of a Servicer Event of Default pursuant to Section 7.01(a)(viii), either (i) the Servicer shall remit the amount of the required Advance by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date or (ii) by 3:00 p.m. New York time on the Business Day following the Servicer Remittance Date, the Servicer shall have appointed a successor servicer that satisfies the eligibility criteria of a successor servicer set forth above and that has remitted the amount of the required Advance to the Master Servicer. If the Servicer fails to adhere to the requirements set forth in the immediately preceding sentence, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall immediately assume the Servicer’s obligations to make Advances. In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances or Servicing Advances or accrued and unpaid Servicing Fees due such Servicer at the time of termination. Reimbursement of unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees shall be made on a FIFO, loan-by-loan basis. The Servicer shall continue to be entitled to the benefits of Section 6.03 hereof related to indemnification, notwithstanding any termination hereunder.

(d) In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Master Servicer if the Master Servicer is acting as successor servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor servicer shall cooperate with the successor servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor servicer shall cooperate with the successor servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Master Servicer and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer. The predecessor servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02(d).

SECTION 7.03. Trustee to Act; Appointment of Successor Master Servicer.

(a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01(b) or an Opinion of Counsel rendered by Independent counsel pursuant to Section 6.05(b) to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee (i) shall have no obligation whatsoever with respect to any liability (other than Advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination and (ii) shall not be obligated to perform any obligation of the Master Servicer under Section 3.20 or 3.21 with respect to any period of time during which the Trustee was not the Master Servicer. As compensation therefor, but subject to Section 6.05, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain consent from the NIMS Insurer and a letter or other evidence each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.05 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Master Servicer and the Trust Administrator are the same entity, then at any time the Master Servicer resigns or is removed as Master Servicer, the Trust Administrator shall also be removed hereunder. All reasonable Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust Fund).

(b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article VIII shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the master servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VI, however, shall apply to it in its capacity as successor Master Servicer.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination of the Servicer or the Master Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer or Master Servicer pursuant to Section 7.02 or Section 7.03 above, the Trust Administrator, or in the event of the termination of the Master Servicer, the Trustee (or such other successor Trust Administrator) shall give prompt written notice thereof to the Servicer, the Credit Risk Manager, the NIMS Insurer, the Master Servicer and the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or a Master Servicer Event of Termination or five days after a Responsible Officer of the Trust Administrator (in the case of a Servicer Event of Default) or the Trustee (in the case of a Master Servicer Event of Termination) becomes aware of the occurrence of such an event, the Trust Administrator or Trustee, as applicable, shall transmit by mail to the NIMS Insurer and to all Holders of Certificates notice of each such occurrence, unless such default, Servicer Event of Default or Master Servicer Event of Termination shall have been cured or waived.

SECTION 7.05. Waiver of Servicer Events of Default and Master Servicer Events of Termination.

The Holders representing at least 66% of the Voting Rights (with the consent of the NIMS Insurer) evidenced by all Classes of Certificates affected by any default, Servicer Event of Default or Master Servicer Event of Termination hereunder may waive such default, Servicer Event of Default or Master Servicer Event of Termination; provided, however, that a Servicer Event of Default under clause (i) or (viii) of Section 7.01(a) or Master Servicer Event of Termination under clause (i) or (vi) of Section 7.01(b) may be waived only by all of the Holders of the Regular Certificates (with the consent of the NIMS Insurer). Upon any such waiver of a default, Servicer Event of Default or Master Servicer Event of Termination, such default, Servicer Event of Default or Master Servicer Event of Termination shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default, Servicer Event of Default or Master Servicer Event of Termination or impair any right consequent thereon except to the extent expressly so waived. Notice of any such waiver shall be given by the Trust Administrator or the Trustee as applicable, to the Rating Agencies and the NIMS Insurer.

SECTION 7.06. Survivability of Servicer and Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer or the Master Servicer hereunder, any liabilities of the Servicer or the Master Servicer, as applicable, which accrued prior to such termination shall survive such termination.

ARTICLE VIII
CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01. Duties of Trustee and Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination and after the curing of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Default or Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Trust Administrator’s satisfaction, the Trustee or the Trust Administrator, as applicable, will provide notice thereof to the Certificateholders and the NIMS Insurer.

No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(1) Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination, and after the curing of all such Servicer Events of Default or Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, and conforming to the requirements of this Agreement;

(2) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

(3) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Holders of Certificates evidencing not less than 51% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(4) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Servicer Event of Default or Master Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer or the Holders of Certificates evidencing not less than 51% of the Voting Rights.

Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee and the Trust Administrator

(a) Except as otherwise provided in Section 8.01:

(1) Either the Trustee or the Trust Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe;

(2) Either the Trustee or the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(3) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Termination of which the Trustee has received written notice or of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(4) Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination hereunder and after the curing or waiver of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(5) Prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination and after the curing of all Servicer Events of Default or Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; and

(6) Either the Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 8.03. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.13) shall be taken as the statements of the Depositor and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trust Administrator and authentication of the Trust Administrator on the Certificates) or of any Mortgage Loan or related document. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Servicer or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer or the Distribution Account by the Master Servicer.

SECTION 8.04. Trustee and Trust Administrator May Own Certificates.

Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or Trust Administrator, as applicable. Each of the Trustee and the Trust Administrator in its individual capacity or any other capacity may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

SECTION 8.05. Trust Administrator’s and Trustee’s Fees and Expenses.

On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account and pay to itself the Administration Fee. The annual fees of the Trustee hereunder and of the Custodian shall be paid in accordance with side letter agreements with the Trust Administrator and at the sole expense of the Trust Administrator. The Trustee, the Trust Administrator or any director, officer, employee or agent of any of them, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s or the Trust Administrator’s performance in accordance with the provisions of this Agreement) incurred by the Trustee or by the Trust Administrator arising out of or in connection with the acceptance or administration of the obligations and duties of the Trustee or the Trust Administrator under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s or the Master Servicer’s obligations and duties under this Agreement for which the Trustee or the Trust Administrator, as applicable, is indemnified under this Agreement or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee or of the Trust Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee’s or the Trust Administrator’s, as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s or the Trust Administrator’s, as applicable, obligations under Article X hereof. It is understood by the parties hereto that the Custodian is entitled to indemnification from the Trust pursuant to Section 11 of the Custodial Agreement. Any amounts payable to the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator for payment to the applicable indemnified Person from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

SECTION 8.06. Eligibility Requirements for Trustee and Trust Administrator.

Each of the Trustee and the Trust Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of each of the Trustee and the Trust Administrator (other than the initial Trustee and initial Trust Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Trust Administrator, as applicable, at the time such Trustee or Trust Administrator, as applicable, is appointed Trustee or Trust Administrator, as applicable, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07. Resignation and Removal of the Trustee or Trust Administrator.

The Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the NIMS Insurer, the Servicer, the Master Servicer, each Rating Agency and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and one copy to the successor Trustee or Trust Administrator. If no successor Trustee or Trust Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

If the Trust Administrator and the Master Servicer are the same entity, then at any time the Trust Administrator resigns or is removed as Trust Administrator, the Master Servicer shall also be removed hereunder.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the NIMS Insurer, the Servicer or the Master Servicer may remove the Trustee or the Trust Administrator, as applicable. If the Depositor, the Servicer or the Master Servicer removes the Trustee or the Trust Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, as applicable, acceptable to the NIMS Insurer, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor Trustee or Trust Administrator.

The Holders of Certificates entitled to at least 51% of the Voting Rights (or the NIMS Insurer upon failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee or the Trust Administrator and appoint a successor trustee acceptable to the NIMS Insurer, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Trust Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Servicer and the Master Servicer by the Depositor.

The Trust Administrator (i) may not be the Originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch Ratings Inc., if Fitch Ratings Inc. is a Rating Agency, or the equivalent rating by S&P or Moody’s, as evidenced by a Rating Agency confirmation. If no successor Trust Administrator shall have been appointed and shall have accepted appointment within 60 days after the Trust Administrator ceases to be the Trust Administrator pursuant to this Section 8.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Trust Administrator.

Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Trust Administrator shall at all times be the same Person.

SECTION 8.08. Successor Trustee or Trust Administrator.

Any successor Trustee or Trust Administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the NIMS Insurer, the Servicer, the Master Servicer and to its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective, and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Trust Administrator. The Depositor and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee Trust Administrator all such rights, powers, duties and obligations.

No successor Trustee or Trust Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section 8.08, the successor Trustee or Trust Administrator shall mail notice of the appointment of a successor Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee or Trust Administrator.

Any entity into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, as applicable, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the NIMS Insurer. If the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

SECTION 8.11. Appointment of Office or Agency; Appointment of Custodian.

The Trust Administrator will appoint an office or agency in the City of Minneapolis, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.

The Trustee may, with the consent of the Depositor, the Servicer, the Master Servicer and the NIMS Insurer, appoint a Custodian to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into the Custodial Agreement. The appointment of the Custodian may be terminated pursuant to the Custodial Agreement and a substitute Custodian appointed therefor upon the reasonable request of the Servicer, the Master Servicer or the NIMS Insurer to the Trustee, the consent to which shall not be unreasonably withheld. Deutsche Bank National Trust Company is hereby appointed as Custodian, and the Depositor, the Servicer and the Master Servicer each consent to such appointment. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of the Custodial Agreement and to enforce the terms and provisions thereof against the Custodian, if applicable, for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. The Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Subject to Section 8.02(a), in no event shall the appointment of the Custodian pursuant to the Custodial Agreement diminish the obligations of the Trustee hereunder.

SECTION 8.12. Representations and Warranties.

Each of the Trustee and the Trust Administrator hereby represents and warrants to the Servicer, the Master Servicer and the Depositor, as of the Closing Date, that:

(1) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(2) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(3) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(4) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(5) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(6) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE IX

TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee (other than the indemnification obligations of the Servicer and the Master Servicer pursuant to Section 6.03 and of the Servicer to make remittances to the Trust Administrator and the Trust Administrator to make payments in respect of the REMIC I Regular Interests and the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trust Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date as defined in the Preliminary Statement. Subject to Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans and the appraised value of any REO Properties, such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Terminator and the Trust Administrator in their reasonable discretion and (ii) the fair market value of all of the assets of REMIC I (as determined by the Terminator and the Trust Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to clause (c) of this Section 9.01) in each case, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Advances, Servicing Advances, any unpaid Servicing Fees and Administration Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the Servicer, the Master Servicer, the Trust Administrator or the Trustee under this Agreement, any accrued and unpaid Net WAC Rate Carryover Amount and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option; provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture and any remaining amounts owed to the trustee under the Indenture and the NIMS Insurer on the date such notes are retired.

(b) The Servicer (in such capacity, the “Terminator”) shall have the right, to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, to the extent that the Terminator has not exercised such option, the Master Servicer or the NIMS Insurer, if any, individually or collectively, may purchase all of the Mortgage Loans and any REO Properties and retire the Certificates when the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees for so long as any notes insured by the NIMS Insurer and secured by all or a portion of the Class CE, Class P or Class R Certificates are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

(c) Notice of the liquidation of the Certificates shall be given promptly by the Trust Administrator by letter to Certificateholders and the NIMS Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trust Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the Certificates from and after the Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trust Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trust Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the Termination Price. The Trust Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.11 and (ii) any other amounts otherwise payable by the Trust Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trustee and the Trust Administrator by the Terminator of the making of such final deposit, the Trust Administrator shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trust Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trust Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trust Administrator shall pay to UBS Securities LLC all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trust Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01. Any such amounts held in trust by the Trust Administrator shall be held in an Eligible Account and the Trust Administrator may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Trust Administrator shall be for the benefit of the Trust Administrator; provided, however, that the Trust Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02. Additional Termination Requirements.

(a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Servicer have received an Opinion of Counsel, which Opinion of Counsel shall be at the expense of the Terminator (or in connection with a termination resulting from the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I, which Opinion of Counsel shall be at the expense of the person seeking nonadherence to the following additional requirements but which in no event shall be at the expense of the Trust Fund or, unless it is the person seeking nonadherence to the following additional requirements, the Servicer or the Trust Administrator), to the effect that the failure of REMIC I to comply with such additional requirements of this Section 9.02 will not (A) result in the imposition on the Trust Fund of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (B) cause REMIC I to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(1) The Trust Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

(2) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(3) At the time of the making of the final payment on the Certificates, the Trust Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the Terminator, the Depositor shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 9.02.

(c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trust Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X
REMIC PROVISIONS

SECTION 10.01. REMIC Administration.

(a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interest in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interest in REMIC II. The Class A Certificates, the Mezzanine Certificates, the Class CE Interest, the Class P Interest and the SWAP-IO Interest, shall be designated as the Regular Interests in REMIC III and the Class R-III Interest shall be designated as the Residual Interest in REMIC III. The CE Certificates shall be designated as the Regular Interests in REMIC IV and the Class R-IV Interest shall be designated as the Residual Interest in REMIC IV. The P Certificates shall be designated as the Regular Interests in REMIC V and the Class R-V Interest shall be designated as the Residual Interest in REMIC V. REMIC VI Regular Interest SWAP-IO shall be designated as the Regular Interests in REMIC VI and the Class R-VI Interest shall be designated as the Residual Interest in REMIC VI. The Trustee shall not permit the creation of any “interests” in any Trust REMIC (within the meaning of Section 860G of the Code) other than the interests identified above as Regular Interests or Residual Interests in REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V or REMIC VI.

(b) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Trust Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Trust Administrator, as agent for each Trust REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Trust Administrator shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days following the Closing Date) in respect of each Trust REMIC. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor.

(e) The Trust Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) The Trust Administrator shall take such action and shall cause each Trust REMIC to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. Neither the Trust Administrator nor the Trustee shall take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Trust Administrator and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee, the Trust Administrator or the NIMS Insurer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee, the Trust Administrator, the Master Servicer, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee, the Trust Administrator, the Master Servicer or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee, the Trust Administrator, the Master Servicer or the NIMS Insurer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, the Trust Administrator or the Master Servicer. At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of REMIC I will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trust Administrator’s control and not otherwise inconsistent with the terms of this Agreement.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trust Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, (iv) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X or (v) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) [Reserved].

(i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(j) Following the Startup Day, none of the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k) None of the Trustee, the Trust Administrator, the Servicer or the Master Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

SECTION 10.02. Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03. Servicer, Master Servicer and Trustee Indemnification.

(a) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to (i) the negligent performance by the Trustee or the Trust Administrator of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Trustee or the Trust Administrator or any co-trustee, the Trustee or the Trust Administrator, as applicable, shall indemnify the NIMS Insurer, the Servicer, the Master Servicer and the Trust Fund against any and all Losses resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Trustee’s or the Trust Administrator’s, as applicable, or any co-trustee’s covenants; provided, however, that the Trustee or the Trust Administrator, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee or the Trust Administrator, as applicable, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Trust Administrator, as applicable, have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMS Insurer, the Servicer, the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Master Servicer’s covenants; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Trust Administrator, the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(c) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to (i) the negligent performance by the Servicer of its duties and obligations set forth herein or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Servicer or any sub-servicer, the Servicer shall indemnify the NIMS Insurer, the Master Servicer, the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence, including, without limitation, any reasonable attorneys’ fees imposed on or incurred as a result of a breach of the Servicer’s or any sub-servicer’s covenants; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Trustee, the Trust Administrator, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE XI
MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee with the consent of the NIMS Insurer and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder as evidenced by either (i) an Opinion of Counsel delivered to the Servicer, the Master Servicer, the Trustee, the Trust Administrator and the NIMS Insurer or (ii) confirmation from the Rating Agencies, delivered to the Servicer, the Master Servicer, the Trustee, the Trust Administrator and the NIMS Insurer, that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee and the NIMS Insurer or (ii) confirmation from the Rating Agencies, delivered to the Servicer, the Master Servicer, the Trustee and the NIMS Insurer, that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates) in a manner, other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any contrary provision of this Agreement, none of the Trustee, the Trust Administrator or the NIMS Insurer shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel satisfactory to the NIMS Insurer to the effect that such amendment will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall enter into any amendment to Section 9.01, Section 11.09 or Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

Promptly after the execution of any such amendment the Trust Administrator shall notify each Certificateholder and make available to each Certificateholder and the NIMS Insurer a copy of such amendment.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Trust Administrator.

The Trustee and the Trust Administrator may, but neither shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Certificateholders, but only upon direction of the Trustee or the Trust Administrator accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, 1285 Avenue of the Americas, New York, New York 10019, Attention: Legal (telecopy number (212) 713-2080), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer, the Trust Administrator, the NIMS Insurer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, Ocwen Loan Servicing, LLC, 1661 Worthington Road, Centrepark West, Suite 100, West Palm Beach, Florida 33409, Attention: Secretary (telecopy number: (561) 682-8177) or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Trust Administrator and the Trustee in writing by the Servicer (c) in the case of the Master Servicer or the Trust Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services—MASTR 2006-AM1 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - MASTR 2006-AM1 (telecopy number (410) 715-2380), with a copy to Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Manager—MASTR 2006-AM1, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trustee, the NIMS Insurer and the Depositor in writing by the Master Servicer, (c) in the case of the Trustee, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Structured Finance/MASTR 2006-AM1 (telecopy number (651) 495-8090), or such other address as may hereafter be furnished to the Depositor, the Servicer, the NIMS Insurer, the Trust Administrator and the Master Servicer in writing by the Trustee, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the NIMS Insurer and the Depositor in writing by the Trustee and (d) in the case of the NIMS Insurer, if any, the address set forth in the Indenture, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Trust Administrator, the Depositor and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07. Notice to Rating Agencies and the NIMS Insurer.

The Trust Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

1. Any material change or amendment to this Agreement;

2. The occurrence of any Servicer Event of Default or Master Servicer Event of Termination that has not been cured or waived;

3. The resignation or termination of the Master Servicer, the Trust Administrator or the Trustee;

4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5. The final payment to the Holders of any Class of Certificates;

6. Any change in the location of the Collection Account or the Distribution Account;

7. Any event that would result in the inability of the Master Servicer to make advances regarding delinquent Mortgage Loans to the same extent the Servicer is required to make such advances as provided in Section 4.03; and

8. The filing of any claim under any Servicer’s blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

In addition, the Trust Administrator shall promptly make available to each Rating Agency and the NIMS Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

1. Each annual statement as to compliance described in Section 3.20; and

2. Each annual independent public accountants’ servicing report described in Section 3.21.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody’s Investors Service Inc., 99 Church Street, New York, New York 10004 and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 11.08. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09. Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans and the Swap Provider in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders and the Swap Provider the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.10. Third Party Rights.

Each of the NIMS Insurer and the Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 11.11. Intention of the Parties and Interpretation.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 4.06 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties hereto agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and to the extent that the Depositor will pay any increased costs of the Trustee and Trust Administrator caused by such request, with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., as Depositor

By:	/s/ Vadim Khoper
Name:	Vadim Khoper
Title:	Associate Director

By:	/s/ Anthony Beshara
Name:	Anthony Beshara
Title:	Associate Director

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By:	/s/ Graham Oglesby
Name:	Graham Oglesby
Title:	Assistant Vice President

OCWEN LOAN SERVICING, LLC, as Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shannon Rantz
Name:	Shannon Rantz
Title:	Vice President

For purposes of Sections 6.07, 6.08 and 6.09: RISK MANAGEMENT GROUP, LLC

By:	/s/ Charles Carig
Name:	Charles Carig
Title:	President

By:	/s/ John Cafiero
Name:	John Cafiero
Title:	Managing Member

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ___ day of February 2006, before me, a notary public in and for said State, personally appeared ________________________ and ________________________, known to me to be a(n) ________________________ and ________________________, respectively, of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of February 2006, before me, a notary public in and for said State, personally appeared ________________________ known to me to be a(n) ________________________ of Ocwen Loan Servicing, LLC, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the ____ day of February 2006, before me, a notary public in and for said State, personally appeared ________________________ known to me to be a(n) ________________________ of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF RAMSEY	)

On the ____ day of February 2006, before me, a notary public in and for said State, personally appeared ________________________, known to me to be a(n) ________________________ of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-1 Certificates as of the
Issue Date: $190,635,000
Denomination: $190,635,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L PZ 3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUST ADMINISTRATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trustee, the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006

WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-2 Certificates as of the
Issue Date: $48,878,000
Denomination: $48,878,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QA 7

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Trust Administrator with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-3 Certificates as of the
Issue Date: $62,409,000
Denomination: $62,409,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QB 5

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-4

FORM OF CLASS A-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class A-4 Certificates as of the
Issue Date: $20,810,000
Denomination: $20,810,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QC 3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-4 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ____, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-5

FORM OF CLASS M-1 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-1 Certificates as of the
Issue Date: $15,469,000
Denomination: $15,469,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QD 1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-1 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-6

FORM OF CLASS M-2 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-2 Certificates as of the
Issue Date: $14,621,000
Denomination: $14,621,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QE 9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-7

FORM OF CLASS M-3 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

A-7-

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-3 Certificates as of the
Issue Date: $9,111,000
Denomination: $9,111,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QF 6

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-3 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-3 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-3 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-8

FORM OF CLASS M-4 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-4 Certificates as of the
Issue Date: $7,628,000
Denomination: $7,628,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QG 4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-4 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-4 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-4 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-9

FORM OF CLASS M-5 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-5 Certificates as of the
Issue Date: $7,628,000
Denomination: $7,628,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QN 9

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-5 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-5 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-5 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-10

FORM OF CLASS M-6 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).
THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-6 Certificates as of the
Issue Date: $6,569,000
Denomination: $6,569,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QP 4

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-6 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-6 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February __, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-11

FORM OF CLASS M-7 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-7 Certificates as of the
Issue Date: $6,145,000
Denomination: $6,145,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QQ 2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-7 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-7 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-7 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-12

FORM OF CLASS M-8 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-8 Certificates as of the
Issue Date: $5,509,000
Denomination: $5,509,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QH 2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-8 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-8 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-8 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-13

FORM OF CLASS M-9 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-9 Certificates as of the
Issue Date: $4,238,000
Denomination: $4,238,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QJ 8

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-9 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-9 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-9 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-14

FORM OF CLASS M-10 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT
CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATION SET FORTH IN SECTION 5.02(c) OF THE AGREEMENT.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-10 Certificates as of the
Issue Date: $4,450,000
Denomination: $4,450,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QK 5

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-10 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-10 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-10 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The holder of this certificate shall be deemed to have made the representations set forth in Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-15

FORM OF CLASS M-11 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 AND THE CLASS M-10 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-11 Certificates as of the
Issue Date: $3,814,000
Denomination: $3,814,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QL 3

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-11 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-11 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-11 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-11 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-11 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-16

FORM OF CLASS M-12 CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9, THE CLASS M-10 CERTIFICATES AND THE CLASS M-11 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2006-AM1 Pass-Through Rate: Variable Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class M-12 Certificates as of the
Issue Date: $3,814,000
Denomination: $3,814,000
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006
CUSIP: 57643L QM 1

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-12 Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-12 Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-12 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-12 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M-12 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the related Net WAC Rate for such Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-17

FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 2006-AM1
Pass-Through Rate: Variable
Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006
First Distribution Date: March 27, 2006
No. 1
Aggregate Notional Amount of the Class
CE Certificates as of the Issue Date: $423,811,710.41
Notional Amount: $423,811,710.41

Aggregate Certificate Principal Balance of the Class CE Certificates as of the
Issue Date: $12,083,710.41
Denomination: $12,083,710.41
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006

THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Wells Fargo Bank, N.A., as Indenture Trustee under the Indenture, dated as of February 27, 2006, relating to MASTR ABS NIM Trust 2006-AM1 Notes, Series 2006-AM1 is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC IV created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-18

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2006-AM1 Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No. 1
Aggregate Certificate Principal Balance of the Class P Certificates as of the
Issue Date: $100.00
Denomination: $100.00
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that Wells Fargo Bank, N.A., as Indenture Trustee under the Indenture, dated as of February 27, 2006, relating to MASTR ABS NIM Trust 2006-AM1 Notes, Series 2006-AM1 is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC V created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trust Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assume no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Trust Administrator for the MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-19

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series: 2006-AM1 Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No.1
Aggregate Percentage Interest of the Class R Certificates as of the
Issue Date: 100.00%
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that UBS Securities LLC is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Trust Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Trust Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Trust Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT A-20

FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUST ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series: 2006-AM1 Cut-off Date and date of Pooling and Servicing Agreement: February 1, 2006 First Distribution Date: March 27, 2006 No.1
Aggregate Percentage Interest of the Class R-X Certificates as of the Issue
Date: 100.00%
Master Servicer and Trust Administrator: Wells Fargo Bank, N.A.
Trustee: U.S. Bank National Association
Issue Date: February 27, 2006

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a trust fund (the “Trust Fund”) consisting primarily of a pool of conventional one- to four-family, fixed-rate and adjustable-rate, first and second lien mortgage loans (the “Mortgage Loans”) formed and sold by

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that UBS Securities LLC is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc. (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer, the Trust Administrator and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-X Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Trust Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trust Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-X Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R-X Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trust Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trust Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trust Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trust Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trust Administrator, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Trust Administrator nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Trust Administrator and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trust Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-X Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-X Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the trust fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

The Depositor, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trust Administrator, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trust Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trust Administrator assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: February ___, 2006
WELLS FARGO BANK, N.A., not in its individual
capacity, but solely as Trust Administrator for the
MASTR Asset Backed Securities Trust 2006-AM1

By:______________________________
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.
as Trust Administrator

By:______________________________
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties    (Cust) (Minor) under Uniform Gifts to Minors

JT TEN - as joint tenants with right
if survivorship and not as     _______________
tenants in common       (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________ ____________________________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund. I (we) further direct the Trust Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________________________________________________
___________________________________________________________________________________________.

Dated: ________________________

______________________________
Signature by or on behalf of assignor

______________________________
Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________ for the account of ______________________________________________, account number ______________________________, or, if mailed by check, to_________________________________________________________________________________________ ___________________________________________________________________________________________________________. Applicable statements should be mailed to____________________________________________ _____________________________________________________________________________.This information is provided by ___________________________________________, the assignee named above, or ________________________________________, as its agent.

EXHIBIT B

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT C-1

FORM OF CUSTODIAN’S INITIAL CERTIFICATION

See Exhibit 1 to the Custodial Agreement

EXHIBIT C-2

FORM OF CUSTODIAN’S FINAL CERTIFICATION

See Exhibit 2 to the Custodial Agreement

EXHIBIT D

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (the “Agreement”) dated as of February 17, 2006 (the “Effective Date”), is by and among Ocwen Mortgage Asset Trust I (“Assignor”), Mortgage Asset Securitization Transactions, Inc., (“Assignee”) and Aames Capital Corp. (the “Seller”).

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. With respect to the mortgage loans listed on Exhibit A hereto (the “Mortgage Loans”), the Assignor hereby sells, grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Master Bulk Sale and Interim Servicing Agreement, dated as of November 1, 2005, by and among the Assignor, the Seller and Ellington Management Group, LLC, as amended by the Amendment to the Master Bulk Sale and Servicing Agreement, dated as of February 1, 2006 (as amended, the “Master Bulk Sale and Interim Servicing Agreement”), and the Memorandum of Sale dated November 17, 2005 and the Memorandum of Sale dated January 11, 2006 (together with the Master Bulk Sale and Interim Servicing Agreement, the “Master Sale Agreement”) thereto, each executed by the Seller, and the Mortgage Loans delivered thereunder by the Seller to the Assignor; provided however, that (i) the Assignor does not assign any of its rights pursuant to Section 3.05 of the Master Bulk Sale and Interim Servicing Agreement, (ii) the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in and to any mortgage loans subject to the Master Sale Agreement other than the Mortgage Loans that are subject to this Agreement, (iii) in the event the Assignor repurchases any Mortgage Loan or performs any other obligation hereunder that is also the obligation of the Seller under the Master Sale Agreement, the Assignor shall be deemed to have retained its right to enforce such obligation of the Seller to the extent that it has performed such obligation and (iv) the Assignor retains its rights to indemnification under Section 3.03 and Section 7.01 of the Master Bulk Sale and Interim Servicing Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Master Sale Agreement or if not defined therein, in the Pooling and Servicing Agreement defined below.

The parties hereto acknowledge that simultaneously with the execution of this Agreement, the Assignee is securitizing the Mortgage Loans into a securitization pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of February 1, 2006, among the Assignee, Ocwen Loan Servicing, LLC (the “Servicer”), Wells Fargo Bank, N.A. (the “Master Servicer” and the “Trust Administrator”) and U.S. Bank National Association (the “Trustee”). Upon execution of the Pooling and Servicing Agreement, the Trustee, on behalf of the certificateholders, shall be the Purchaser (as such term is defined in the Master Sale Agreement) of the Mortgage Loans.

2. In consideration for the Mortgage Loans assigned hereunder, the Assignee shall, on the date hereof, deliver to or upon the order of the Assignor or its designee (i) an amount, in immediately available funds, equal to the net proceeds of the sale of the Class A and the Mezzanine Certificates and (ii) the Class CE Certificates and Class P Certificates.

3. The Assignor has delivered or caused to be delivered to the Custodian or any assignee, transferee or designee of the Assignee each of the documents for each Mortgage Loan as described in Section 2.01 of the Pooling and Servicing Agreement.

4. The Assignor warrants and represents to, and covenants with, the Assignee that as of the date hereof:

a. To the best of the Assignor’s knowledge, nothing has occurred in the period of time from the related Closing Date (as defined in the Master Sale Agreement) to the date hereof which would cause such representations and warranties referred to in Exhibit B herein to be untrue in any material respects as of the date hereof.

b. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

c. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Master Sale Agreement or the Mortgage Loans;

d. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Master Sale Agreement or the Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Master Sale Agreement or the Mortgage Loans; and

e. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

5.  The Assignor hereby acknowledges and agrees that the remedies available to the Assignee and the Trust in connection with any breach of the representations and warranties made by the Assignor set forth in Section 4 hereof shall be as set forth in Section 2.03 of the Pooling and Servicing Agreement as if they were set forth herein.

6. The Assignee warrants and represent to, and covenants with, the Assignor and the Seller pursuant to Section 9.07 of the Master Sale Agreement that:

a. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

b. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

c. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

d. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

e. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

f. Either (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

g. The Trust Administrator’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Master Sale Agreement is:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager MABS 2006-AM1
Telephone: (410) 884-2000
Fax: (410) 715-2380

7. Accuracy of the Agreements.

The Seller and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B are true, accurate and complete copies of the Master Sale Agreement and all amendments and modifications, if any, thereto and (ii) the Master Sale Agreement has not been amended or modified in any respect, except as set forth in this Agreement.

8. Recognition of Trustee.

From and after the date hereof, the Seller shall note the transfer of the Mortgage Loans to the Trustee on behalf of certificateholders in its books and records and the Seller shall recognize the Trustee as the owner of the Mortgage Loans. It is the intention of the Assignor, the Seller and the Assignee that the Master Sale Agreement shall be binding upon and inure to the benefit of the Seller and the Trustee and their respective successors and assigns.

9. Regulation AB and Indemnification

(a)  The Assignor hereby represents and warrants to the Assignee as of the date hereof and shall be deemed to represent to the Assignee as of the date of the Free Writing Prospectus, as of the date of the Prospectus Supplement and as of each date on which a Form 10-D, Form 10-K or Form 8-K is filed on behalf of the Trust Fund that, except as disclosed in writing to the Assignee and the Trust Administrator prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against it that are material to Certificateholders; and (ii) there are no affiliations relating to the Assignor with respect to the Assignee or any Transaction Party, any relationships or transactions of a type described in Item 1119(b) of Regulation AB relating to the Assignor and any Transaction Party or any specific relationships involving the transaction contemplated by the Pooling and Servicing Agreement or the Mortgage Loans between the Assignor and any Transaction Party. “Transaction Party” means any of the following and their affiliates: MASTR Asset Backed Securities Trust 2006-AM1 (“Issuing Entity”), the Depositor, the Master Servicer, the Servicer, the Trustee, the Trust Administrator, Bear Stearns Financial Products Inc., the Custodian or other material party related to the Certificates or the Mortgage Loans.

(b)  If so requested by the Assignee or the Trust Administrator on any date following the Closing Date for the purpose of satisfying the Assignees’s reporting obligation under the Exchange Act with respect to any class of Certificates, the Assignor shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this section 9 or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Assignee or the Trust Administrator shall not be given more than once each calendar quarter, unless the Assignee or the Trust Administrator shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

(c)  For so long as the Certificates are outstanding, for the purpose of satisfying the Assignees’s reporting obligation under the Exchange Act with respect to any class of Certificates prior to suspension of such reporting obligations, the Assignor shall (a) notify the Assignee and the Trust Administrator in writing of any material litigation or governmental proceedings pending against the Assignor that would be material to Certificateholders, and provide to the Assignor and the Trust Administrator a written description of such proceedings, (b) notify the Assignee and the Trust Administrator of any affiliations relating to the Assignor with respect to the Assignee or any Transaction Party, any relationships or transaction any relationships or transactions of a type described in Item 1119(b) of Regulation AB relating to the Assignor and any Transaction Party or any specific relationships involving the transaction contemplated by the Pooling and Servicing Agreement or the Mortgage Loans between the Assignor and any Transaction Party and (c) for the purpose of satisfying the Assignees’s reporting obligation under the Exchange Act with respect to any class of Certificates prior to suspension of such reporting obligations, promptly notify the Depositor, the Master Servicer, the Servicer, the Trustee, the Trust Administrator, Bear Stearns Financial Products Inc. and the Custodian of any party that is the successor of any of the foregoing parties or otherwise becomes material to the Certificates or the Mortgage Loans. Any notices and descriptions required under this Section 9(c) shall be given no later than five calendar days following the Distribution Date in the month in which the Assignor has knowledge of the occurrence of the relevant event. As of the date the Assignee or Trust Administrator files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Assignor will be deemed to represent that any information previously provided under this Section 9(c), if any, is materially correct and does not have any material omissions unless the Assignor has provided an update to such information.

(d)  Ocwen Financial Corporation ("Ocwen Financial") agrees with the Assignee, for the sole and exclusive benefit of the Assignee and any assignee, transferee or designee of the Assignee, to indemnify and hold harmless the Assignee, the Trust Administrator and the Trustee and each person who controls the Assignee, the Trust Administrator and the Trustee against (i) any failure by the Assignor to perform any of its obligations under this Agreement or (ii) any untrue statement of a material fact contained or alleged to be contained in any information or other material provided under this Section 9 by or on behalf of the Assignor (the “Assignor Information”), or the omission or alleged omission to state in the Assignor Information a material fact required to be stated in the Assignor Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Ocwen Financial agrees that there are no conditions precedent to the obligations of Ocwen Financial hereunder other than written demand to the Assignor to perform its obligations under this Agreement. This indemnification shall survive the termination of this Agreement.

10. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Assignor to the Assignee as provided in Section 2 hereof be construed as a sale of the Mortgage Loans by the Assignor to the Assignee and not as a pledge of the Mortgage Loans by the Assignor to the Assignee to secure a debt or other obligation of the Assignor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Assignor, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Assignor to the Assignee to secure a debt or other obligation of the Assignor and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Assignor to the Assignee of a security interest in all of the Assignor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Assignee or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession” by the secured party for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Assignee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Assignee pursuant to Section 2 hereof shall also be deemed to be an assignment of any security interest created hereby. The Assignor and the Assignee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

OCWEN MORTGAGE ASSET TRUST I
By: Delaware Trust Company, National Association,
not in its individual capacity but solely as Owner Trustee

By:_________________________________
Name:
Title:

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
Assignee

By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

AAMES CAPITAL CORP.
Seller

By:_________________________________
Name:
Title:

Acknowledged and agreed

WELLS FARGO BANK, N.A.,
in its capacity as Trust Administrator

By:________________________
Name:
Title:

For purposes of Section 9:

OCWEN FINANCIAL CORPORATION

By: ________________________________

Name:

Title:

Exhibit A

Mortgage Loans

Exhibit B

AMENDMENT TO THE MASTER BULK SALE AND SERVICING AGREEMENT

THIS AMENDMENT TO THAT CERTAIN MASTER BULK SALE AND INTERIM SERVICING AGREEEMNT (the “Amendment”) dated as of February 1, 2006, by and between Ocwen Mortgage Asset Trust I (the “Purchaser”) and Aames Capital Corp. (the “Seller”).

WHEREAS, the Purchaser and the Seller have entered into that certain Master Bulk Sale and Interim Servicing Agreement, dated as of November 1, 2005 (the “Agreement”) which prescribes the manner of purchase, conveyance, servicing and control of certain Mortgage Loans purchased by the Purchaser from the Seller from time to time;

WHEREAS, the Purchaser and the Seller wish to amend provisions of the Agreement as provided herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

1. The definition of “Repurchase Price” in Article I of the Agreement shall be amended by inserting at the beginning of each clause (iii) the following:

“any unreimbursed servicing advances made by a Successor Servicer, plus”

2. Section 3.03 of the Agreement is amended by inserting the following language as the last paragraph therein:

“Notwithstanding any provision in this Agreement to the contrary, upon receipt of notice by the Seller of the breach of the representation and warranty set forth in Section 1(yy) of Exhibit I which adversely affects the interests of the Purchaser or any holder of any right or security representing the right to receive the Prepayment Premium, the Seller shall remedy such breach as follows: if the representation and warranty made by the Seller in Section 1(yy) of Exhibit I is breached and a Principal Prepayment has occurred in the applicable prepayment period, the Seller must pay the amount of the scheduled Prepayment Premium, in accordance with instructions provided by the Purchaser or its assigns, net of any benefit to the holder of any right or security representing the right to receive the Prepayment Premium, in respect of such Prepayment Premium.”

3. Except as modified by this Amendment, all terms, conditions, representations and warranties of the Agreement or related agreements shall remain in full force and effect. If any term or condition of this Amendment is in conflict with any term or condition of the Agreement, the terms of this Amendment shall control.

4. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

5. This Amendment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

6. This Amendment shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Agreement, and their respective successors and permitted assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed to this Amendment by their respective officers, duly authorized as of the day and year first above written.

OCWEN MORTGAGE ASSET TRUST I

By:	Ocwen Financial Corporation, as Administrator

By:______________________________

Name:____________________________

Title:_____________________________

AAMES CAPITAL CORP.

By:______________________________

Name:____________________________

Title:_____________________________

OCWEN MORTGAGE ASSET TRUST I

Purchaser

ELLINGTON MANAGEMENT GROUP, LLC

Fund Advisor

and

AAMES CAPITAL CORP.

Seller

MASTER BULK SALE AND INTERIM SERVICING AGREEMENT

Dated as of November 1, 2005

Adjustable and Fixed-Rate Mortgage Loans

EXECUTION VERSION

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II AGREEMENT TO PURCHASE; CONVEYANCE OF MORTGAGE LOANS; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES; MAINTENANCE OF SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS
Section 2.01.Agreement to Purchase; Conveyance of Mortgage Loans; Purchase Price; Possession of Mortgage Files; Maintenance of Servicing Files.
Section 2.02.Books and Records; Transfers of Mortgage Loans.
Section 2.03.Custodial Agreement; Delivery of Documents.
Section 2.04.Quality Control Procedures.
Section 2.05.Closing Conditions.
Section 2.06.Costs.

ARTICLE III REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH
Section 3.01.Seller Representations, Warranties and Covenants Regarding the Seller.
Section 3.02.Representations, Warranties and Covenants Regarding Individual Mortgage Loans.
Section 3.03.Repurchase and other Remedies.
Section 3.04.Payment Default; Exercise of Rescission Right.
Section 3.05.Premium Recapture.
Section 3.06.Review of Mortgage Loans.

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS DURING THE INTERIM SERVICING PERIOD
Section 4.01.Seller to Act as Servicer.
Section 4.02.Collection of Mortgage Loan Payments.
Section 4.03.Maintenance of Fidelity Bond and Errors and Omissions Insurance.
Section 4.04.Gramm Leach Bliley Act.
Section 4.05.Disaster Recovery/Business Continuity Plan.

ARTICLE V TRANSFER OF SERVICING
Section 5.01.Assumption of Responsibilities at Transfer Date.

ARTICLE VI SELLER TO COOPERATE
Section 6.01.Provision of Information.
Section 6.02.Financial Statements.
Section 6.03.Reports of Litigation.

ARTICLE VII THE SELLER
Section 7.01.Indemnification; Third Party Claims.
Section 7.02.Merger or Consolidation of the Seller.
Section 7.03.Limitation on Liability of Seller and Others.
Section 7.04.Limitation on Resignation and Assignment by Seller.

ARTICLE VIII RECONSTITUTION OF MORTGAGE LOANS AND COMPLIANCE WITH REGULATION AB

ARTICLE IX MISCELLANEOUS PROVISIONS
Section 9.01.Amendment.
Section 9.02.Governing Law.
Section 9.03.Arbitration.
Section 9.04.Notices.
Section 9.05.Severability of Provisions.
Section 9.06.Relationship of Parties.
Section 9.07.Successors and Assigns; Assignment of Agreement.
Section 9.08.Solicitation of Mortgagor.
Section 9.09.Further Agreements.
Section 9.10.Confidential Information.
Section 9.11.Information Security and Privacy.
Section 9.12.Equal Opportunity.
Section 9.13.Counterparts.
Section 9.14.Exhibits.
Section 9.15.General Interpretive Principles.
Section 9.16.Reproduction of Documents.
Section 9.17.Trade Confirmation.

EXHIBITS

Exhibit A	Contents of Each Mortgage File
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Trade Confirmation
Exhibit D	Form of Memorandum of Sale
Exhibit E	Form of Assignment, Assumption and Recognition Agreement
Exhibit F	Underwriting Guidelines
Exhibit G	Form of Opinion of Counsel
Exhibit H	Representations, Warranties and Covenants Regarding the Seller
Exhibit I	Representations, Warranties and Covenants Regarding Individual Mortgage Loans
Exhibit J	Reconstitutions of Mortgage Loans and Compliance with Regulation AB
Exhibit K	Servicing Transfer Procedures

MASTER BULK SALE AND INTERIM SERVICING AGREEMENT

This is a Master Bulk Sale and Interim Servicing Agreement (the “Agreement”) for adjustable and fixed rate residential first and second mortgage loans, dated and effective as of November 1, 2005, and is executed among OCWEN MORTGAGE ASSET TRUST I, as purchaser (the “Purchaser”), AAMES CAPITAL CORP., as seller and interim servicer (the “Seller”) and solely with respect to Sections 9.10 and 9.11, ELLINGTON MANAGEMENT GROUP, LLC, as fund advisor to the Purchaser.

W I T N E S S E T H

WHEREAS, the Purchaser has agreed to purchase from time to time from the Seller and the Seller has agreed to sell from time to time to the Purchaser first and second lien adjustable and fixed rate mortgage loans, together with the servicing rights associated with such Mortgage Loans; and

WHEREAS, the Mortgage Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans, servicing released (each, a “Mortgage Loan Package”) on the various Closing Dates as provided herein; and

WHEREAS, each of the Mortgage Loans as of the related Closing Date will be secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule for the related Mortgage Loan Package, which will be annexed to a Memorandum of Sale (defined herein) on the related Closing Date; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, interim servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

     ARTICLE II

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Practices: Procedures (including collection procedures) that comply with Applicable Laws and that the Seller customarily employs and exercises in underwriting, originating, servicing and administering mortgage loans for its own account and which are in accordance with the accepted mortgage originating and servicing practices of prudent subprime mortgage lending institutions which originate and service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

Agreement: This Master Bulk Sale and Interim Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Applicable Laws: All legal and regulatory requirements (including statues, rules, regulations and ordinances) of federal, state and local governmental agencies, boards, commissions, instrumentalities or other governmental bodies to which any Mortgage Loan or any previous or current party (including the servicer) to any Mortgage Loan is subject.

Appraisal: Either (i) written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance to satisfy the requirements of Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, in effect as of the date of the appraisal or (ii) to the extent reflected on the Mortgage Loan Schedule, another form of valuation of the Mortgaged Property permitted under the related Underwriting Guidelines.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment, Assumption and Recognition Agreement: The agreement substantially in the form of Exhibit E attached hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

BPO: A broker’s price opinion with respect to a Mortgaged Property.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of New York or the state in which the Seller’s servicing operations are located are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Loan, the buyer of such property, the Seller or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Closing Date: With respect to a Mortgage Loan Package, the date or dates, set forth in the related Memorandum of Sale, on which the Purchaser will purchase and the Seller will sell the Mortgage Loans identified therein.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) the Seller’s executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken chain of title from the mortgagee to the Seller with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Credit Score: The credit score of the Mortgagor provided by an organization providing credit scores at the time of the origination of a Mortgage Loan as reflected on the related Mortgage Loan Schedule and determined in accordance with the related Underwriting Guidelines.

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, which shall initially be Deutsche Bank National Trust Company, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan, as specified in the related Memorandum of Sale, either the first day of the month of the related Closing Date or such other date specified in the related Trade Confirmation.

Delivery Requirements: As defined in Section 5.01.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 4.03.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The entity formerly known as Federal National Mortgage Association (FNMA), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 4.03.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone relating to such Mortgaged Property.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

GAAP: Generally accepted accounting principles, consistently applied.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

HUD: The United States Department of Housing and Urban Development or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest therein.

Interest-Only Adjustment Date: With respect to each Interest-Only Mortgage Loan, the date specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

Interest-Only Mortgage Loan: A Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the fee the Purchaser shall pay to the Company for servicing the Mortgage Loans in accordance with the terms of this Agreement during the Interim Servicing Period, which shall be equal to ten dollars ($10.00) per Mortgage Loan per month, unless otherwise agreed by the parties. Such fee shall be payable monthly (a pro rata Interim Servicing Fee shall be paid for any partial month within the Interim Servicing Period).

Interim Servicing Period: With respect to each Mortgage Loan Package, the period of time from and including the related Closing Date to but not including the related Servicing Transfer Date.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of (i) the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) plus, in the case of Second Lien Mortgage Loans, the amount of any related First Lien as of the date of origination of the Mortgage Loan and (ii) to the Appraised Value of the Mortgaged Property.

Market Change Event: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (c) in the judgment of the Purchaser makes it impracticable or inadvisable to proceed with the transactions as contemplated in this Agreement on the terms and in the manner contemplated in this Agreement.

Material Adverse Change: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Seller; (b) a material impairment of the ability of the Seller to perform under this Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Seller (unless such material adverse effect is directly caused by an action of the Purchaser which can be remedied by the Purchaser).

Memorandum of Sale: With respect to each Mortgage Loan and Mortgage Loan Package, the memorandum of sale, substantially in the form of Exhibit D attached hereto, confirming the sale by Seller and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

Monthly Payment: With respect to any Mortgage Loan (other than an Option ARM Mortgage Loan) the scheduled monthly payment of principal and/or interest on a Mortgage Loan. With respect to any Option ARM Mortgage Loan, the payment of interest and/or principal elected to be paid by a Mortgagor pursuant to the payment options under the related Mortgage Note on each Due Date which payment may change on any Due Date as provided in the related Mortgage Note.

Mortgage: With respect to any Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the Mortgaged Property securing the Mortgage Note and, with respect to a Cooperative Loan, the related Servicing Agreement.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Memorandum of Sale, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, liquidation proceeds, condemnation proceeds, insurance proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents referred to in Exhibit A as items 1 through 11.

Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Memorandum of Sale.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Memorandum of Sale (and delivered in electronic format to the Purchaser), such schedule setting forth the information set forth on Exhibit B with respect to each Mortgage Loan in the related Mortgage Loan Package.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to each Mortgage Loan that is not a Cooperative Loan, the Mortgagor’s real property or leasehold interest, including any improvements, securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a residential dwelling. With respect to each Cooperative Loan, the Cooperative Shares allocated to a Cooperative Unit in the related Cooperative Corporation that were pledged to secure such Cooperative Loan and the related Proprietary Lease.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization: A gradual increase in the mortgage debt that occurs when the Monthly Payment is not sufficient for full application to both principal and interest. The interest shortage is added to the unpaid principal balance to create “negative” amortization.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

Option ARM Mortgage Loan: An Adjustable Rate Mortgage Loan with an original term to maturity of not more than thirty (30) years and with respect to which the related borrower may choose a flexible payment option each month pursuant to the terms of the related Mortgage Note.

Originator: With respect to any Mortgage Loan, the entity that (i) took the Mortgagor’s loan application, (ii) processed the Mortgagor’s loan application, or (iii) closed and/or funded such Mortgage Loan.

Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Premium: With respect to a Prepayment Premium Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Prepayment Premium Loan: Each Mortgage Loan identified on the related Mortgage Loan Schedule with respect to which the Mortgagor must pay a Prepayment Premium in connection with a Principal Prepayment.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Purchase Price: The price specified in the related Memorandum of Sale and paid on the Closing Date by the Purchaser to the Seller for the Mortgage Loans included in one or more Mortgage Loan Packages, as calculated and adjusted as set forth in the related Trade Confirmation.

Purchaser: Ocwen Mortgage Asset Trust I, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) calendar days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser.

Rating Agency: Each of Fitch, Inc., Moody’s Investors Service, Inc., and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Repurchase Price: With respect to any Mortgage Loan for which discovery of or notice of breach occurs within twelve (12) months after the Closing Date a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place multiplied by the purchase price percentage set forth in the related Memorandum of Sale plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, plus (iii) all costs and expenses incurred by the Purchaser arising out of or based upon the related breach of representation and warranty of the Seller, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation under Section 3.03, plus (iv) all costs and expenses incurred by or on behalf of the Purchaser in connection with any predatory or abusive-lending law, less (v) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held by the Successor Servicer for distribution in the month of repurchase. With respect to any Mortgage Loan for which discovery of or notice of breach occurs more than twelve (12) months after the Closing Date, a price equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, plus (iii) all costs and expenses incurred by the Purchaser arising out of or based upon the related breach of representation and warranty of the Seller, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation under Section 3.03, plus (iv) all costs and expenses incurred by or on behalf of the Purchaser in connection with any predatory or abusive-lending law, less (v) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held by the Successor Servicer for distribution in the month of repurchase.

RESPA: The Real Estate Settlement Procedures Act, as amended.

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Aames Capital Corp., or its successor in interest or assigns, or any successor to the Seller under this Agreement appointed as herein provided.

Seller Employees: As defined in Section 4.03.

Seller Information: As defined in Section 8.05.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations hereunder.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals or copies, which may be imaged copies, of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Transfer Date: The date on which the responsibility for the servicing of the Mortgage Loans included in a Mortgage Loan Package transfers from Seller to the Successor Servicer, which date shall be the date which is, unless otherwise agreed by the Seller and the Purchaser, fifteen (15) calendar days following the related Closing Date (or if such date is not a Business Day, the Business Day immediately succeeding such date).

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal received on or before such date, whether or not received (except with respect to Option ARM Mortgage Loans, in which case, to the extent received), minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subservicer: Aames Funding Corporation.

Subservicing Agreement: Any subservicing agreement between the Seller and any Subservicer relating to servicing and/or administration of some or all of the Mortgage Loans included in a Mortgage Loan Package.

Successor Servicer: Ocwen Loan Servicing, LLC and any successor servicer with respect to the Mortgage Loans.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Trade Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form attached hereto as Exhibit C (including any exhibits, schedules and attachments thereto) or as shall be agreed upon by the parties from time to time, setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Trade Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Underwriting Guidelines: The underwriting guidelines of the Seller attached hereto as Exhibit F, as may be updated and incorporated into Exhibit F from time to time by providing such updates to the Purchaser.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Securitization Transaction.

ARTICLE III

AGREEMENT TO PURCHASE; CONVEYANCE OF MORTGAGE LOANS; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES; MAINTENANCE OF SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS; CLOSING CONDITIONS

Section 3.01.  Agreement to Purchase; Conveyance of Mortgage Loans; Purchase Price; Possession of Mortgage Files; Maintenance of Servicing Files.

(A) Agreement to Purchase; Conveyance of Mortgage Loans

In exchange for the payment of the Purchase Price on the related Closing Date, the Seller agrees to sell and the Purchaser agrees to purchase, without recourse, but subject to the terms of this Agreement, on a servicing released basis, all of the right, title and interest of the Seller in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate Stated Principal Balance on the related Cut-off Date in an amount as set forth in the related Memorandum of Sale. The Seller shall deliver the Mortgage Loan Schedule for the Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to such Closing Date. Pursuant to Section 2.03, the Seller will deliver the Mortgage Loan Documents to the Custodian. Notwithstanding any provision in this Agreement to the contrary, Mortgage Loans purchased under this Agreement may not be subject to any risk sharing agreement between the Originator and any mortgage insurance company, and the Seller shall any Mortgage Loan subject to such arrangement to be released therefrom prior to the related Closing Date or shall not sell such Mortgage Loan to the Purchaser.

(B) Purchase Price

The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in or otherwise calculated pursuant to the related Trade Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Trade Confirmation, portions of the Mortgage Loans shall be priced separately. In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive. With respect to each Mortgage Loan (other than Option ARM Mortgage Loans) purchased, the Purchaser shall own and be entitled to receive: (a) all Monthly Payments due (or received in the case of the Option ARM Mortgage Loans) after the applicable Cut-off Date and (b) all other payments and/or recoveries of principal collected on or after the applicable Cut-off Date (provided, however, that all scheduled payments of principal and interest due on or before the applicable Cut-off Date and collected by the Servicer after the applicable Cut-off Date shall, except in the case of the Option ARM Mortgage Loans, belong to the Seller).

(C) Possession of Mortgage Files; Maintenance of Servicing Files

The contents of each Servicing File are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement and Accepted Practices. Possession of each Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan during the Interim Servicing Period, and such retention and possession by the Seller is in a custodial capacity only. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Purchaser and shall be retained and maintained by the Seller, in trust, at the will of the Purchaser and only in such custodial capacity. The Seller shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser or is in connection with the transfer of servicing pursuant to Section 5.01 or a repurchase of any Mortgage Loan pursuant to Section 3.03. Servicing Files for the Mortgage Loans shall be delivered to the Successor Servicer on or before the related Servicing Transfer Date.

(D) Tax Service Contract; Flood Zone Service Contract

Each Mortgage Loan shall be covered by a life of loan Tax Service Contract and a life of loan Flood Zone Service Contract.

(E) Home Mortgage Disclosure Act

The Seller shall provide to the Purchaser all data and information (in form and substance acceptable to the Purchaser) required to be collected by the Originator or owner of mortgage loans under the Home Mortgage Disclosure Act.

Section 3.02.  Books and Records; Transfers of Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements, tax returns and business records as a sale of assets by the Seller. The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all Applicable Laws, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property and documentation evidencing insurance coverage.

For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans.

Section 3.03.  Custodial Agreement; Delivery of Documents.

The Seller will, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the Custodian at least five (5) Business Days prior to the related Closing Date. The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

The Custodian shall be required to certify its receipt of the Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement prior to the related Closing Date, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for the initial and on-going fees and expenses of the Custodian.

Except as otherwise provided in this Section 2.03 and in Section 3.03, upon discovery or receipt of notice of any defective document required to be included in a Mortgage File, or that a document required to be in a Mortgage File is missing, the Seller shall have sixty (60) days to cure such defect or deliver such missing document to the Custodian. Any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to be defective. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall repurchase such Mortgage Loan in accordance with Section 3.03.

If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian within one hundred fifty (150) calendar days following the related Closing Date, and if the Seller does not cure such failure within thirty (30) calendar days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at a price and in the manner specified in Section 3.03.

In the event the public recording office is delayed in returning any original document, the Seller shall deliver to the Custodian within one hundred eighty (180) calendar days following the related Closing Date, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Seller will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. However, if the Seller cannot either (i) deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office or (ii) provide evidence satisfactory to the Purchaser that the Seller is using commercially reasonable efforts to obtain such recorded copy within three hundred sixty five (365) calendar days following the related Closing Date, the Seller shall, at the option of the Purchaser, indemnify the Purchaser for expenses related to such failure and repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03.

In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing Date, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Files in accordance with the timetable and any additional terms and conditions set forth in the Trade Confirmation. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

Section 3.04.  Quality Control Procedures.

The Seller shall have an internal quality control program in writing that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s underwriting, originating, administering and servicing activities in accordance with industry standards and Applicable Laws. The Seller shall make available upon request of the Purchaser the Seller’s quality control policies and procedures.

Section 3.05.  Closing Conditions.

The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties may agree.

The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(a)  with respect to the Purchaser’s obligations to close:

(i)  the Seller shall have delivered to the Purchaser and the Custodian the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

(ii)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date (or such other date specified herein) in all material respects;

(iii)  the Purchaser and its counsel shall have received an opinion from the Seller’s counsel, substantially in the form of Exhibit G attached hereto (with respect to the initial closing only);

(iv)  the Purchaser shall have received from the Custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans, which certification shall be in form and substance acceptable to the Purchaser;

(v)  the Purchaser shall have received originals of the related Memorandum of Sale, the related Trade Confirmation and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Seller;

(vi)  no Material Adverse Change or Market Change Event shall have occurred since the date of the Trade Confirmation; and

(vii)  all other terms and conditions of this Agreement, the related Memorandum of Sale and the related Trade Confirmation to be satisfied by the Seller shall have been complied with in all material respects; and

(b)  with respect to the Seller’s obligations to close:

(i)  the Seller shall have received a copy of the initial certification of the Custodian with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

(ii)  the Seller has received originals of the related Memorandum of Sale, the related Trade Confirmation and a funding memorandum setting forth the Purchase Price(s), and accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Purchaser; and

(iii)  all terms and conditions of this Agreement, the related Memorandum of Sale and the related Trade Confirmation to be satisfied by the Purchaser shall have been materially complied with.

Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Seller on such Closing Date the Purchase Price for the related Mortgage Loan Package, including accrued interest pursuant to Section 2.01 of this Agreement.

Section 3.06.  Costs.

The Purchaser shall pay any commissions due its salesmen, the Custodian and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, if any, and the Seller’s attorney’s fees, shall be paid by the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 4.01.  Seller Representations, Warranties and Covenants Regarding the Seller.

The Seller hereby makes the representations, warranties and covenants set forth in Exhibit H hereto to the Purchaser as of the related Closing Date.

Section 4.02.  Representations, Warranties and Covenants Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Seller hereby makes the representations, warranties and covenants set forth in Exhibit I hereto to the Purchaser as of the related Closing Date.

Section 4.03.  Repurchase and other Remedies.

It is understood and agreed that the representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser and any Successor Servicer hereunder, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Notwithstanding the foregoing sentence, the representations and warranties set forth in Exhibit I hereto referred to in Section 3.02 contained in the following sections: 1 (b), (c), (d), (m), (p), (r), (u), (x), (ee), (ff), (gg), (jj), (mm), (bbb), (eee), (fff), (ggg), (qqq), and 2(o) shall expire two (2) years from the Closing Date. Upon discovery by either the Seller or the Purchaser of any defective or missing document required to be included in a Mortgage File (“Defective Document”) or a breach of any of the foregoing representations and warranties either of which materially adversely affects the value of a Mortgage Loan or the interest of the Purchaser (or that adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such Defective Document or a breach shall give prompt written notice to the other. Any such breach or Defective Document that causes a Mortgage Loan not be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to adversely affect the interests of the Purchaser. With respect to the representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 that are made to the best of the Seller’s knowledge, if it is discovered that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser in such Mortgage Loan, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including without limitation, the repurchase and indemnification requirements contained herein, notwithstanding the Seller’s lack of knowledge with respect to the inaccuracy at the time the representation was made.

Within sixty (60) calendar days of the earlier of either discovery by or notice to the Seller of any Defective Document or a breach of a representation or warranty which materially adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such Defective Document or breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within sixty (60) calendar days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach or Defective Document shall involve a representation or warranty set forth in the exhibit referred to in Section 3.02 and the Seller discovers or receives notice of any such breach within ninety (90) days of the related Closing Date, the Seller shall, if the breach or Defective Document cannot be cured, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. Notwithstanding any of the foregoing, if a breach or Defective Document would cause the Mortgage Loan to be other than a “qualified mortgage,” as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within forty-five (45) calendar days from the date the breach or Defective Document was discovered unless such breach is cured during such period. In addition, for purposes of this Section 3.03, any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to adversely affect the interests of the Purchaser. Notwithstanding anything to the contrary herein, within sixty (60) calendar days of the earlier of either discovery by or notice to the Seller of any breach of the representations or warranties set forth in subsections 2 and 3 of Exhibit H, the Seller shall repurchase such Mortgage Loan at the Repurchase Price.

If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within sixty (60) days after the written notice of the breach or Defective Document. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in such account as the Purchaser shall identify to the Seller of the amount of the Repurchase Price, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held by the Seller or the Successor Servicer for distribution to the Purchaser.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the applicable Mortgage Loan to the Seller and the delivery to the Seller of the related Mortgage File previously delivered by the Seller to the Purchaser or its designee. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place and amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 except that such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall deposit in such account as the Purchaser shall identify to the Seller for the Monthly Payment less the Interim Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loan in the month of substitution shall be retained by the Seller. With respect to any Deleted Mortgage Loan, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the “Substitution Adjustment Amount”) shall be deposed to such account as the Purchaser shall identify to the Seller.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and any Successor Servicer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim or defense resulting from a breach of the representations and warranties of the Seller contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Section 3.03 constitute the sole remedies of the Purchaser and Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties set forth in the exhibits referred to in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Section 4.04.  Payment Default; Exercise of Rescission Right.

If the related Mortgagor is thirty (30) calendar days or more delinquent with respect to any of the Mortgage Loan’s first three (3) Monthly Payments due after the related Closing Date or a debtor in any state or federal bankruptcy or insolvency proceeding filed within sixty (60) calendar days following the related Closing Date and the Purchaser notifies the Seller within forty-five (45) calendar days of receipt of notice or other actual knowledge by the Purchaser or the Successor Servicer of such delinquent payment or the filing of such insolvency proceeding (provided, that with respect to the Mortgage Loans transferred on the initial Closing Date, such notice must be provided within sixty (60) calendar days of receipt of notice or other actual knowledge), the Seller, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within five (5) calendar days following receipt of such written notice to the Seller. In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission prior to the related Closing Date, the Seller shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30) calendar days of receiving written notice of such Mortgagor’s intention to rescind the Mortgage Loan.

Section 4.05.  Premium Recapture.

If any Mortgage Loan prepays in full within the first three (3) months following the related Closing Date, then (i) with respect to any such Mortgage Loan that does not provide for a Prepayment Premium, the Seller will pay to the Purchaser the premium paid by the Purchaser in excess of par as set forth in the related Memorandum of Sale and (ii) with respect to any such Mortgage Loan that provides for a Prepayment Premium, the Seller shall pay to the Purchaser such Prepayment Premium, plus the amount, if any, by which the purchase price premium in excess of par paid by the Purchaser exceeds the amount of such Prepayment Premium. The Seller shall remit the amounts payable under clauses (i) and (ii) above, for the benefit of the Purchaser or any assignee of the Purchaser, by wire transfer of immediately available funds no later than the fifth (5th) Business Day following the date the related prepayment is received by the Seller or the Seller is notified that the related prepayment has been received by the Successor Servicer.

Section 4.06.  Review of Mortgage Loans.

Prior to the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to the Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor’s income and assets and there is no credit report or Credit Score, (iii) is not an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination of the related Mortgage Loan. The Seller shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields.

ARTICLE V

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS DURING THE INTERIM SERVICING PERIOD

Section 5.01.  Seller to Act as Servicer.

(a)  The Mortgage Loans are being sold by the Seller to the Purchaser on a servicing released basis. During the related Interim Servicing Period, the Seller, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Purchaser and shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Practices; provided, however, that the servicing activities of the Seller hereunder shall be restricted to such minimal servicing and collection activities as are necessary for preserving and collecting the Mortgage Loans on a temporary basis, it being agreed and understood that the servicing of the Mortgage Loans is intended to be transferred to the Purchaser or the Purchaser’s designee on or before the related Servicing Transfer Date. The Seller shall service the Mortgage Loans in accordance with Accepted Practices subject to the limitations set forth in this Section 4.01(a). The Seller will advise Purchaser from time to time of such servicing actions, including, without limitation, filing of notices of default, that the Seller believes should be taken with respect to the Mortgage Loans and will take such actions to the extent authorized to do so by the Purchaser. Notwithstanding any provision in this Agreement to the contrary, the Seller shall not make any Servicing Advances in excess of $500 with respect to any Mortgage Loan (other than for taxes and insurance) without the consent of the Purchaser. In the event that servicing of the Mortgage Loans is not transferred to the Purchaser or the Purchaser’s designee within thirty (30) calendar days of the related Closing Date, the Seller and the Purchaser shall enter into mutually agreeable servicing agreement to govern the servicing of the Mortgage Loans for the remainder of the Interim Servicing Period.

(b)  The Seller shall be entitled to all late payment fees and other ancillary income (other than Prepayment Premiums) received from the related Mortgagor during the Interim Servicing Period.

Section 5.02.  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the related Servicing Transfer Date, in accordance with this Agreement and Accepted Practices, the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. The Seller shall remit to the Purchaser on or before the third (3rd) Business Day following the related Servicing Transfer Date any and all amounts received on account of the Mortgage Loans during the Interim Servicing Period, including, without limitation, payments of principal and interest and insurance proceeds, such remittance to be by wire transfer in the case of cash received and by overnight delivery service with respect to checks and other instruments. Such remittance shall be accompanied by a report in form and detail reasonably satisfactory to Purchaser setting forth the source and application of all amounts received.

Section 5.03.  Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Seller Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.03 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.

Section 5.04.  Gramm Leach Bliley Act.

The Seller shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder required prior to the Servicing Transfer Date.

Section 5.05.  Disaster Recovery/Business Continuity Plan.

The Seller shall establish and maintain contingency plans, recovery plans and proper risk controls to ensure Seller’s continued performance under this Agreement. The plans must be in place within thirty (30) calendar days after the Closing Date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary. The Seller agrees to make copies or summaries of the plans available to the Purchaser or appropriate regulator upon request.

ARTICLE VI

TRANSFER OF SERVICING

Section 6.01.  Assumption of Responsibilities at Transfer Date.

On the Servicing Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller will cease all servicing responsibilities (except as expressly set forth herein) related to, the Mortgage Loans. On or prior to the Servicing Transfer Date (or in the case of (c), (d) and (e) below, within three (3) Business Days from and after the Servicing Transfer Date or by such other date as may be specified in this Agreement or as may be otherwise agreed), the Seller will take such steps as are provided for in the servicing transfer procedures attached hereto as Exhibit K (the “Servicing Transfer Procedures”), or as may otherwise be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to the Purchaser, or its designee, including but not limited to the following (which shall not apply to the extent they are inconsistent with the Servicing Transfer Procedures):

(a)  Notice to the Mortgagors. The Seller shall mail to each Mortgagor a letter advising the Mortgagor of the transfer of the servicing of the related transferring Mortgage Loan to the Purchaser, or its designee, in accordance with RESPA, Regulation X and other applicable laws and regulations; provided, however, the content and format of the letter in a standard from shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than fifteen (15) calendar days from and after the Servicing Transfer Date.

(b)  Notice of Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser, or its designee, from and after the Servicing Transfer Date, with an officer’s certificate of a servicing officer of the Seller, confirming that all such notices have been transmitted, together with a copy of the related standard form(s) of such notifications no later than the Servicing Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing Files in the Seller’s possession relating to each transferring Mortgage Loan, and shall make available to the Purchaser, or its designee, during normal business hours, any such records.

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfers in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans. The Seller shall provide the Purchaser, or its designee, with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser, or its designee, to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any prepaid transferring Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Mortgage Payments Received Prior to Servicing Transfer Date. Prior to the Servicing Transfer Date all payments received by the Seller on each Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

(f)  Mortgage Payments Received After the Servicing Transfer Date. The amount of any Monthly Payments for the Mortgage Loans received by the Seller within sixty (60) calendar days after the Servicing Transfer Date shall be forwarded to the Purchaser by wire transfer or overnight mail within two (2) Business Days of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment to the Purchaser. The Seller shall assume full responsibility for the endorsement of such Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions with respect to such Monthly Payments received by the Seller after the Servicing Transfer Date with respect to any Mortgage Loans then in foreclosure or bankruptcy.

(g)  Misapplied Payments. Misapplied payments (including without limitation payments returned for insufficient funds) on Mortgage Loans shall be processed as follows: (i) all parties shall cooperate in correcting misapplication errors; (ii) the party receiving notice of a misapplied payment occurring prior to the Servicing Transfer Date and discovered after the Servicing Transfer Date shall immediately notify the other party; (iii) if a misapplied payment occurred prior to the Servicing Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a custodial account or escrow account, the Seller shall be liable for the amount of such shortage; the Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) calendar days after the receipt of written demand thereof from the Purchaser; (iv) if a misapplied payment which occurred prior to the Servicing Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, the party with notice of such misapplied payment shall promptly inform the other party and a wire transfer or check shall be issued to the party shorted by the improper payment application within ten (10) Business Days after notice thereof by the other party; and (v) any wire transfer or check issued under the provisions of this paragraph shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments or by fax.

(h)  Books and Records. On the Servicing Transfer Date, the books, records and accounts of the Seller with respect to the servicing of the Mortgage Loans shall be in accordance with the Accepted Practices.

(i)  Reconciliation. The Seller shall, on or before the Servicing Transfer Date, reconcile principal balances and make any monetary adjustments for the Mortgage Loans as agreed to by Seller and Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(j)  IRS Forms. The Seller shall file all IRS forms 1099, 1099A, 1098, or 1041 and K-1 which are required to be filed in relation to the servicing and ownership of the Mortgage Loans on or before the Servicing Transfer Date. The Seller shall provide copies of such forms to the Purchaser upon reasonable request and shall reimburse the Purchaser for any penalties or reasonable costs incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

(k)  Insurance Premiums. The Seller shall pay all hazard and flood insurance premiums due within thirty (30) calendar days after the Servicing Transfer Date, provided that the Seller has received bills for insurance premiums at least fourteen (14) days prior to the Servicing Transfer Date.

(l)  Property Taxes. The Seller shall pay all tax bills (including interest, late charges and penalties in connection therewith) due, meaning economic loss, within thirty (30) calendar days after the Servicing Transfer Date, provided that the Seller has received such bills at least fourteen (14) calendar days prior to the Servicing Transfer Date. For ninety (90) calendar days after the Servicing Transfer Date, the Seller shall deliver such tax bills as it may receive with respect to the Mortgage Loans to Purchaser within two (2) Business Days of receipt of the same, thereafter Seller shall exercise reasonable efforts to deliver such tax bills as it may receive with respect to the Mortgage Loans to Purchaser within a reasonable time of its receipt of same.

(m)  Insurance Policies. For ninety (90) calendar days after the Servicing Transfer Date, the Seller shall deliver such insurance policies or renewals and invoiced as it may receive with respect to the Mortgage Loans to Purchaser within ten (10) Business Days of its receipt of same, thereafter Seller shall exercise reasonable efforts to deliver such insurance policies or renewals and invoices as it may receive with respect to the Mortgage Loans to Purchaser within a reasonable time of its receipt of same.

(n)  Escrow Analysis. The Seller has properly conducted escrow analysis with respect to such Mortgage Loan as may be required under Applicable Laws. With respect to any each applicable Mortgage Loan, any adjustment to the escrow payment due, refunds of escrow overages and collections of escrow shortages have been made in accordance with Applicable Laws.

(o)  Transfer of Servicing. On the related Servicing Transfer Date, the Seller shall transfer servicing of the related Mortgage Loans to the Purchaser or its designee pursuant to the terms of this Agreement and the procedures reasonably agreed to by the Seller, the Purchaser and the Purchaser’s designee. At the Purchaser’s option and upon reasonable notice, the Seller shall effect the transfer of servicing for the related Mortgage Loans by means of a “tape to tape” transfer. All information provided to the Purchaser or its designee shall be provided electronically. The Seller shall pay any costs and expenses the Purchaser or its designee incurs related to the manual transfer of any information to the Purchaser or its designee.

(p)  Reimbursement for Servicing Advances. Following a Servicing Transfer Date, the Seller shall be reimbursed for any unreimbursed Servicing Advances in relation to any related Mortgage Loan. Such reimbursement shall be paid by the Purchaser or its designee to the Seller following the delivery of a reasonably detailed invoice or other evidence of such amounts to the Purchaser. This Section 5.01(p) shall survive each Servicing Transfer Date.

ARTICLE VII

SELLER TO COOPERATE

Section 7.01.  Provision of Information.

During the term of this Agreement, the Seller shall furnish to the Purchaser such periodic, special, or other reports or information as the Purchaser may reasonably request, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give

The Seller shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02.  Financial Statements.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser the audited financial statements of the Seller, which shall include information relating to the Seller, for the most recently completed two fiscal years for which such financial statements are available, as well as a consolidated statement of condition at the end of the last two fiscal years covered by such consolidated statement of condition. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Seller (and are available upon request to members or stockholders of the Seller or to the public at large).

The Seller also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Seller or the financial statements of the Seller, and to permit the Purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying the Purchaser that the Seller has the ability to interim service the Mortgage Loans as provided in this Agreement.

Section 7.03.  Reports of Litigation.

During the term of this Agreement, the Seller shall provide to the Purchaser notice of any and all actions, suits, proceedings or other litigation (each, a “Litigation Event”) to which the Seller is a party and that is reasonably likely to have a material effect on the Mortgage Loans. The Seller shall furnish to the Purchaser such reports or information regarding such Litigation Event as the Purchaser may reasonably request. All such reports and information shall be provided at the Seller’s sole expense.

  ARTICLE VIII

THE SELLER

Section 8.01.  Indemnification; Third Party Claims.

The Seller shall indemnify the Purchaser and the Successor Servicer (each, an “Indemnified Party”) and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures and reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses related thereto sustained by the Indemnified Party due to the failure of the Seller to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Purchaser shall immediately notify the Seller if a claim is made by a third party with respect to Seller’s breach of this Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and if such claim is prior to the Servicing Transfer Date, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Seller shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Seller’s indemnification pursuant to Section 3.03, or the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. The provisions of this Section 7.01 shall survive termination of this Agreement.

Section 8.02.  Merger or Consolidation of the Seller.

The Seller shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

The Seller shall provide notice to the Purchaser immediately upon any merger, conversion or consolidation to which the Seller shall be a party or any sale of substantially all of the assets of the Seller , or any change in the senior management of the Seller. Any Person succeeding to the business of the Seller shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution having a GAAP net worth of not less than that of the Seller at the time of the transaction. Furthermore, in the event the Seller transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Seller, such affiliate shall be fully liable to the Purchaser for all of the Seller’s obligations and liabilities hereunder.

Section 8.03.  Limitation on Liability of Seller and Others.

Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Seller’s representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

Section 8.04.  Limitation on Resignation and Assignment by Seller.

The Seller shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets other than pursuant to Section 7.02 hereunder without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Laws and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor acceptable to the Purchaser shall have assumed the Seller’s responsibilities and obligations hereunder.

ARTICLE IX

RECONSTITUTION OF MORTGAGE LOANS AND COMPLIANCE WITH REGULATION AB

As to each Mortgage Loan, the Seller hereby agrees to comply with the provisions set forth in Exhibit J hereto, as such Exhibit J may be amended from time to time.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment.

This Agreement may be amended from time to time by the Seller and by written agreement signed by the Seller and the Purchaser.

Section 10.02.  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

EACH OF THE SELLER AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE SELLER OR THE PURCHASER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT.

Section 10.03.  Arbitration.

(a)  If the Parties are unable to resolve a dispute arising out of or relating to this Agreement within ten (10) Business Days following the end of any applicable cure period, or if there is specified cure period within thirty (30) calendar days following the receipt of notice of a claim, the parties will in good faith attempt to resolve such dispute through non-binding mediation before a mediator acceptable to both parties, provided, however, that disputes relating to Sections 9.10 and/or 9.11 shall not be subject to this provision.

(b)  Any controversy or claim, other than those specifically excluded, between or among the parties not resolved through mediation under the preceding provision, shall at the request of either party be settled by binding arbitration. The arbitration shall be conducted by a panel of three arbitrators (the “Arbitration Panel”). Each party shall select one arbitrator for the Arbitration Panel and the third member of the Arbitration Panel shall be selected by mutual agreement of the arbitrators named by each party. The arbitration shall be held in Charlotte, N.C. under the auspices of the Commercial Arbitration Rules of the American Arbitration Association.

The scope and schedule of any discovery related to the arbitration shall be determined by mutual agreement of the parties. In the event that the parties are unable to agree with respect to either the scope or schedule of discovery, the discovery process shall be as ordered by the Arbitration Panel. Sections 9.10 and 9.11 of this Agreement shall apply to the arbitration proceeding, all evidence taken, and the Arbitration Panel’s opinion, which shall be Confidential Information of both parties. Judgment upon the decision rendered by the Arbitration Panel may be entered in any court having jurisdiction.

No provision of this Section shall limit the right of a party to seek injunctive or other equitable relief from a court of competent jurisdiction pending the outcome of any arbitration. The exercise of a remedy does not waive the right of either party to initiate arbitration.

Each party shall bear its own costs and expenses and an equal share of the arbitrators’ and administrative fees of arbitration.

Section 10.04.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or delivered by overnight courier:

(a) if to the Seller:

Aames Capital Corp.
350 South Grand Avenue, 43rd Floor
Los Angeles, California 90071
Attention: Executive Vice President Capital Markets
Telecopy: (323)210-4560

with a copy to:

Aames Capital Corp.
350 South Grand Avenue, 43rd Floor
Los Angeles, California 90071
Attention: General Counsel
Telecopy: (323)210-5026

or such other address as may hereafter be furnished to the Purchaser in writing  by the Seller;

(b) if to the Purchaser:

Ocwen Mortgage Asset Trust I
c/o Ocwen Mortgage Asset Investment Company, LLC
1661 Worthington Road
Centrepark West, Suite 100
West Palm Beach, Florida 33409
Attention: Secretary
Telecopy: (561)682-8177

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 10.05.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.06.  Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 10.07.  Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. After the Closing Date, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. The Purchaser shall have the right, without the consent of the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Seller acknowledges and agrees to look first to such assignee, and not the Purchaser, for performance of the obligations so assumed and, solely to the extent such assignee fulfills Purchaser’s obligation, the Purchaser shall be relieved from any liability to the Seller with respect thereto. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce the provisions of this Agreement.

Section 10.08.  Solicitation of Mortgagor.

The Seller agrees that, from and after the Closing Date, it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing, in whole or in part, or offering other loans or related financial products. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to the Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to this Agreement on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements shall not constitute solicitation under this Section.

Section 10.09.  Further Agreements.

The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 10.10.  Confidential Information.

(a)  The Purchaser and the Seller hereby acknowledge that certain information including, without limitation, the Mortgage Loans, exchanged by them pursuant to this Agreement is confidential, sensitive, or proprietary in nature. Either the Purchaser or the Seller may also designate information as “Confidential” by written notice to the other party at the time of initial disclosure of such information. Each of the Purchaser and the Seller agrees that such “Confidential” information shall be used solely for the purpose of ceding or assuming reinsurance under the terms and conditions of this Agreement and shall be disclosed only to employees, agents, and representatives of the other party as is necessary for the performance of that party’s obligations under this Agreement. Such employees, agents, and representatives shall use reasonable safeguards to maintain the confidentiality of such information and to prevent its disclosure to any person not authorized to receive such information.

(b)  The term “Confidential Information” shall mean this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever that: (a) a party hereto (“Discloser”) discloses, in writing, orally or visually, to the other party (“Recipient”) or to which Recipient obtains access in connection with the negotiation and performance of this Agreement, and which (b) relates to: (i) a party hereto or its customers or (ii) third-party vendors or licensors who have made confidential or proprietary information available to a party hereto. Confidential Information shall include Customer Information (as defined below).

(c)  The Seller acknowledges that the Purchaser has a responsibility to its customers to keep information about its customers and their accounts (“Customer Information”) strictly confidential. In addition to the other requirements set forth in this Section 9.10 regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Subsection. The Seller shall not disclose or use Customer Information other than to carry out the purposes for which such Customer Information has been disclosed to the Seller. The Seller shall not disclose any Customer Information other than on a “need to know” basis and then only to: (a) affiliates of the Purchaser; (b) its employees or officers; (c) affiliates of the Seller provided that such affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as the Seller; (d) to subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, experts and consultants hired or engaged by the Purchaser, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; or (f) pursuant to the exceptions set forth in 15 U.S.C. § 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the term and after the termination of this Agreement.

(d)  The Purchaser acknowledges that the Seller has a responsibility to its customers to keep information about its customers and their accounts (“Customer Information”) strictly confidential. In addition to the other requirements set forth in this Section 9.10 regarding Confidential Information, Customer Information shall also be subject to the additional restrictions set forth in this Subsection. The Purchaser shall not disclose or use Customer Information other than to carry out the purposes for which such Customer Information has been disclosed to the Purchaser. The Purchaser shall not disclose any Customer Information other than on a “need to know” basis and then only to: (a) affiliates of the Purchaser; (b) its employees or officers; (c) affiliates of the Seller provided that such affiliates shall be restricted in use and redisclosure of the Customer Information to the same extent as the Purchaser; (d) to subcontractors provided that such subcontractors shall have entered into a confidentiality agreement no less restrictive than the terms hereof; (e) to independent contractors, agents, experts and consultants hired or engaged by the Purchaser, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; or (f) pursuant to the exceptions set forth in 15 U.S.C. § 6802(e) and accompanying regulations which disclosures are made in the ordinary course of business. The restrictions set forth herein shall apply during the term and after the termination of this Agreement.

(e)  Each of the Purchaser and the Seller, as the Recipient, hereby agrees on behalf of itself and its employees, officers, affiliates and subcontractors that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a “need to know basis” and then only to: (a) its employees and officers; (b) subcontractors and other third parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section 9.10; (c) independent contractors, agents, experts and consultants hired or engaged by the Purchaser, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section 9.10; and (d) as required by law or as otherwise permitted by this Agreement, either during the term of this Agreement or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall use its reasonable best efforts to: (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure.

(f)  Upon the termination or expiration of this Agreement, the Recipient shall destroy or return, in its sole discretion, all Confidential Information, including Customer Information, in the possession of the Recipient or in the possession of any third party over which Recipient has or may exercise control to the extent such Confidential Information is not required for audit or record keeping purposes; provided that Customer Information which is also Customer Information of the Recipient shall not be required to be returned or destroyed.

(g)  With the exception of the obligations related to Customer Information, the obligations of confidentiality in this Section 9.10 shall not apply to any information which either the Purchaser or the Seller rightfully has in its possession when disclosed to it by the other party, information which either the Purchaser or the Seller independently develops, information which is or becomes known to the public other than by breach of this Section 9.10 or information rightfully received by either the Purchaser or the Seller from a third party without the obligation of confidentiality.

(h)  Neither the Purchaser nor the Seller shall issue any media releases, public announcements and public disclosures, relating to this Agreement or use the name or logo of the other party, including, without limitation, promotional or marketing material, or customer lists, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party.

Section 10.11.  Information Security and Privacy.

(a)  Each party acknowledges that each other party may be required to comply with the information security standards required by the Gramm-Leach-Bliley Act (15 U.S.C. 6801, 6805(b)(1)), as amended, and the regulations issued thereunder (12 C.F.R. Part 40) (collectively, the “GLB Act”) or with other statutory or regulatory requirements (collectively, “Privacy Laws”) as well as its internal information security program for information protection. If applicable, each party shall make commercial best efforts to assist each other party to so comply and to conform to its own policies for information protection with applicable Privacy Laws, as amended from time to time. At the request of another party to this Agreement, the other parties hereto shall make commercially reasonable modifications to its information security program or to the procedures and practices thereunder to conform to such requesting party’s security requirements as they exist from time to time.

(b)  Within thirty (30) calendar days of receipt of a written request from another party to this Agreement, the other parties hereto shall deliver to such requesting party’s information protection department a copy of its written information security program. The program shall be designed to:

(i)  Ensure the security, integrity and confidentiality of Confidential Information;

(ii)  Protect against any anticipated threats or hazards to the security or integrity of such Confidential Information;

(iii)  Protect against unauthorized access to or use of such Confidential Information that could result in substantial harm or inconvenience to the person that is the subject of such information; and

(iv)  Ensure the proper disposal of such Confidential Information.

Section 10.12.  Equal Opportunity.

The Purchaser and the Seller represent that they are equal opportunity employers and do not discriminate in employment of persons or awarding of subcontracts because of a person’s race, sex, age, religion, national origin, veteran or handicap status. The Seller is aware of and fully informed of the Purchaser’s responsibilities and agrees to the provisions under the following: (a) Executive Order 11246, as amended or superseded in whole or in part, and as contained in Section 202 of said Executive Order as found at 41 C.F.R. § 60-1.4(a)(1-7); (b) Section 503 of the Rehabilitation Act of 1973 as contained in 41 C.F.R. § 60-741.4; and (c) The Vietnam Era Veterans’ Readjustment Assistance Act of 1974 as contained in 41 C.F.R. § 60-250.4.

Section 10.13.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 10.14.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 10.15.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 10.16.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.17.  Trade Confirmation.

The terms and conditions set forth in the Trade Confirmation between the Purchaser and the Seller with respect to each Closing Date shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the related Trade Confirmation, this Agreement shall control.

[Intentionally Blank - Next Page Signature Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

OCWEN MORTGAGE ASSET TRUST I

By: Delaware Trust Company, National Association
not in its individual capacity but solely as  Owner Trustee

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

AAMES CAPITAL CORP.

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

Solely with respect to Sections 9.10 and 9.11:

ELLINGTON MANAGEMENT GROUP, LLC

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be included in the Servicing File or delivered to the Purchaser or the Custodian pursuant to Sections 2.01, 2.02 and 2.03 of the Master Bulk Sale and Interim Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.
(a) The original Mortgage Note endorsed “Pay to the order of _____________, without recourse” and signed in the name of the Seller by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by the Seller in a merger, the signature must be in the following form: “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the signature must be in the following form: “[Seller], formerly known as [previous name]”). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(b) With respect to no more than 1% of the aggregate unpaid principal balance of the Mortgage Loans included in a Mortgage Loan Package as of the related Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.
The original Mortgage, with evidence of recording thereon, except as follows: if in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance Seller that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.
The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Seller or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Seller.

5.
The Assignment of Mortgage, in blank, for each Mortgage Loan. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be made by “[Seller], formerly know as [previous name].” Subject to the foregoing and where permitted under Applicable Laws of the jurisdiction wherein the Mortgaged Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

6.
Originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance Seller that issued the title policy to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

7.
The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.

8.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9.
For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance Seller, closing/settlement/escrow agent or Seller or closing attorney to be a true and correct copy of the lease transmitted for recordation.

10.	With respect to any Cooperative Loan, the applicable Cooperative Loan Documents.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required in the Underwriting Guidelines:

12.	The original hazard insurance policy and, if required by law, flood insurance policy.

13.	Fully executed residential loan application.

14.	Fully executed preliminary Mortgage Loan closing statement (Form HUD-1), final Form HUD-1 and any other truth-in-lending or real estate settlement procedure forms required by law.

15.	Verification of employment and income (if required pursuant to the Underwriting Guidelines).

16.	Verification of acceptable evidence of source and amount of down payment (if required pursuant to the Underwriting Guidelines).

17.	Credit report on the Mortgagor.

18.	Residential appraisal report.

19.	Photograph of the Mortgaged Property.

20.	Survey of the Mortgaged Property, if required by the title Seller or Applicable Law.

21.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22.	All fully executed required disclosure statements required by Applicable Laws.

23.	If applicable, termite report, structural engineer’s report, water potability and septic certification.

24.	Sales contract, if applicable.

25.	Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files (each of which may be stored and delivered electronically).

26.
All other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

27.	Amortization Schedule (which may be stored and delivered electronically).

28.	Payment history for any Mortgage Loan that has been closed for more than ninety (90) calendar days (which may be stored and delivered electronically).

29.	Fully executed power of attorney, if applicable.

EXHIBIT A - Page

EXHIBIT B

MORTGAGE LOAN SCHEDULE

(1) the Seller’s Mortgage Loan number;

(2) Mortgagor’s name (including any co-mortgagors);

(3) the full street address, city, state and zip code of the Mortgaged Property and the mailing address if different than the street address;

(4) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel;

(5) the broker identification number;

(6) the number of units for all Mortgaged Properties;

(7) the number of bedrooms and rents by unit;

(8) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, an individual unit in a planned unit development or an individual condominium unit;

(9) the current Mortgage Interest Rate as of the Cut-off Date;

(10) the Mortgage Interest Rate as of the date of origination;

(11) the current Monthly Payment;

(12) the original term to maturity;

(13) the scheduled maturity date;

(14) the original principal amount of the Mortgage Loan and, with respect to Second Lien Mortgage Loans, the related First Lien;

(15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal received on or before the Cut-off Date and with respect to Second Lien Mortgage Loans, the principal balance of the related First Lien as of the Cut-off Date, after deduction of payments received on or before the Cut-off Date;

(16) the Loan-to-Value Ratio at origination;

(17) a code indicating the Credit Scores of the Mortgagor at the time of origination and the source of such Credit Scores;

(18) a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Seller;

(19) the Appraised Value;

(20) the Due Date, the Due Date on which the first Monthly Payment was due and the Due Date as of the Cut-off Date;

(21) the last payment date on which a payment was applied;

(22) a code indicating the documentation level (full, alternative, limited);

(23) a code indicating loan purpose (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(24) a code indicating whether the Mortgaged Property is owner-occupied or investor property;

(25) a code indicating whether the Mortgagor is self-employed;

(26) a code indicating the product type (e.g., 2/28, 3/27, 15-year fixed, 30-year fixed, 15/30 balloon, etc);

(27) a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

(28) the term of any Prepayment Premium;

(29) the type and amount of any Prepayment Premium;

(30) the Mortgagor’s debt to income ratio;

(31) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan;

(32) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(33) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date and, if different, the date on which the Monthly Payment is changed;

(34) with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Interest Rate;

(35) with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Interest Rate;

(36) with respect to each Adjustable Rate Mortgage Loan, the Periodic Interest Rate Cap;

(37) with respect to each Adjustable Rate Mortgage Loan, the Index;

(38) with respect to each Adjustable Rate Mortgage Loan, to the extent that such Mortgage Loan is an Interest-Only Mortgage Loan, the number of months/years whereby the scheduled payment payable by a Mortgagor under the related Mortgage Note on each Due Date includes only interest payments;

(39) a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

(40) the name of the Originator or broker of the Mortgage Loan;

(41) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien;

(42) a code indicating the Appraisal type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or automated valuation model (“AVM”);

(43) if the Appraisal Type in #46 above is an AVM, then a description of the AVM type;

(44) a code indicating whether such Mortgage Loan is a Texas Refinance Loan;

(45) a code indicating the cash out purpose of the Mortgage Loan (purchase or refinance);

(46) Mortgagor IRS data (ss#, certification date, 1098 exempt code); and

(47) the Cut-off Date with respect to the Mortgage Loan.

With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the current weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4) the weighted average months to maturity of the Mortgage Loans.

EXHIBIT C

FORM OF TRADE CONFIRMATION

[Stored as a separate document]

EXHIBIT D

FORM OF MEMORANDUM OF SALE

CLOSING DATE:

This Memorandum of Sale (this “Memorandum”), dated as of the Closing Date referred to above, confirms the sale by Aames Capital Corp. (the “Seller”) to Ocwen Mortgage Asset Trust I (the “Purchaser”), and the purchase by the Purchaser from the Seller, of the first [and second] lien adjustable and fixed rate residential mortgage loans on a servicing released basis described on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Master Bulk Sale and Interim Servicing Agreement (the “Agreement”), dated as of November 1, 2005, by and between the Purchaser and the Seller.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Agreement, and on a servicing released basis, all right, title and interest of the Seller in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Seller under the Agreement.

The Seller hereby acknowledges receipt of the Purchase Price of $[___________] with respect to the Mortgage Loans.

The Seller has delivered to the Custodian prior to the date hereof the Mortgage Loan Documents with respect to each Mortgage Loan required to be delivered under the Agreement.

The Seller hereby acknowledges its duties and obligations under the Agreement with respect to the Mortgage Loans.

Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Agreement.

AAMES CAPITAL CORP.

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

EXHIBIT E

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

[DATE OF ASSIGNMENT]

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________, among _________________, (“Assignor”), _________________, (“Assignee”) and Aames Capital Corp. (the “Seller”):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. With respect to the Mortgage Loans listed on Exhibit A hereto, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Master Bulk Sale and Interim Servicing Agreement (the “Master Bulk Sale and Interim Servicing Agreement”), dated as of November 1, 2005, and the Memorandum of Sale dated [INSERT DATE] (together with the Master Bulk Sale and Interim Servicing Agreement, the “Master Sale Agreement”), each by and between Ocwen Mortgage Asset Trust I (the “Purchaser”) and the Seller, and the Mortgage Loans delivered thereunder by the Seller to the Assignor.

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Master Sale Agreement or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Master Sale Agreement or the Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Master Sale Agreement or the Mortgage Loans; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3. That Assignee warrants and represent to, and covenants with, the Assignor and the Seller pursuant to Section 9.07 of the Master Sale Agreement that:

a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Master Sale Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as purchaser thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

c. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within sixty (60) calendar days of the sale;

d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h. Either (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i. The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Master Sale Agreement is:

[NAME AND ADDRESS OF ASSIGNEE]
Attention:
Telephone:
Fax:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Master Sale Agreement is:

For the account of [NAME OF ASSIGNEE]
A/C#:
ABA#:
Attn:
Taxpayer ID#:

4. Accuracy of the Agreements.

The Seller and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B are true, accurate and complete copies of the Master Sale Agreement and all amendments and modifications, if any, thereto and (ii) the Master Sale Agreement has not been amended or modified in any respect, except as set forth in this Agreement.

5. Recognition of Assignee.

From and after the date hereof, the Seller shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Seller shall recognize the Assignee as the owner of the Mortgage Loans. It is the intention of the Assignor, the Seller and the Assignee that the Master Sale Agreement shall be binding upon and inure to the benefit of the Seller and the Assignee and their respective successors and assigns.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
Assignor	Assignee
By: ____________________________________	By:
Name: __________________________________	Name:
Its: ____________________________________	Its:

AAMES CAPITAL CORP.
Seller

By:

Name:

Its:

EXHIBIT F

UNDERWRITING GUIDELINES

[Attached hereto]

EXHIBIT G

FORM OF OPINION OF COUNSEL

November 17, 2005

Ocwen Mortgage Asset Trust I
1661 Worthington Road
Centrepark West, Suite 100
West Palm Beach, Florida 33409

Re: Aames Capital Corp.

Ladies and Gentlemen:

I am special counsel for Aames Capital Corp., a [_______] corporation (the “Seller”), with respect to certain matters in connection with the sale of Mortgage Loans pursuant to that certain Master Bulk Sale and Interim Servicing Agreement by and between the Seller and Ocwen Mortgage Asset Trust I, dated as of November 1, 2005 (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings given them in the Agreement.

In rendering the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Seller, the Agreement and such corporate records, agreements or other instruments of the Seller, and such certificates, records and other documents, agreements and instruments, as I have deemed necessary and proper as the basis for my opinions. In connection with such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to me in draft and the accuracy of the matters set forth in the documents we reviewed. I have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto. As to any facts material to such opinions that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Seller as I have deemed necessary and proper as the basis for my opinions, including, among other things, the representations and warranties in the Agreement.

Based upon the foregoing, I am of the opinion that:

1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of [__________].

2. The Seller has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of the Agreement.

3. Each person who, as an officer of the Seller, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale, servicing and securitization of the Mortgage Loans was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

4. The Agreement has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding agreement, enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

5. The Seller has been duly authorized to allow its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement, and by original or facsimile signature in order to execute the endorsements of the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer of the Seller executing the endorsements of the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Seller.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with the Agreement, or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Seller.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or result in a breach of or constitute a default under the charter or by-laws of the Seller, the terms of any indenture or other agreement or instrument to which the Seller is a party or by which it is bound or to which it is subject, or violate any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my opinion, either in any one instance or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of the Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of the Agreement.

9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Seller thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreement.

10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser.

The Opinions expressed herein are limited to matters of federal and _______ law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to the addressees hereof solely for their benefit in connection with the transactions contemplated in the Agreement, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

Sincerely,

By:____________________________
[Name of Counsel]

Its: [Special Counsel]

EXHIBIT H

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

The Seller hereby represents, warrants and covenants that, as of the related Closing Date, or as of such date specifically provided herein:

(a) Due Organization and Authority: The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b) Ordinary Course of Business: The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, who is in the business of originating, acquiring, selling and servicing mortgage loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts: Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms or provisions of the organizational documents of the Seller or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Approvals: The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD;

(e) Fair Consideration: The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

(f) Ability to Perform; Solvency: The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors;

(g) No Litigation Pending: Except as disclosed by Aames Investment Corporation in its public filings with the Commission, there is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

(h) No Consent Required: No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(i) No Untrue Information: None of this Agreement, the information set forth in the Mortgage Loan Schedule attached to the related Memorandum of Sale and the information contained in the related electronic data file delivered to the Purchaser by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(j) Sale Treatment: The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k) No Material Change: There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements;

(l) No Brokers’ Fees: The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(m) Anti-Money Laundering Law Compliance: The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(n) Securities Law Compliance: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act of 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

(o) Financial Statements: The Seller has delivered to the Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

EXHIBIT I

REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING

INDIVIDUAL MORTGAGE LOANS

The Seller hereby represents, warrants, and covenants with respect to the Mortgage Loans that as of the related Closing Date for such Mortgage Loan:

1. Representations, Warranties, and Covenants Regarding Individual Mortgage Loans:

(a) Mortgage Loans as Described: The information set forth in the Mortgage Loan Schedule annexed to the related Memorandum of Sale and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

(b) Payments Current: Other than the borrower being up to 29 days delinquent, all payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been thirty (30) calendar days or more delinquent since the origination of such Mortgage Loan; other than the borrower being up to 29 days delinquent, there are no material defaults under the terms of the Mortgage Loan; and neither the Seller nor the servicer advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly for the payment of any amount required by the Mortgage Note;

(c) No Outstanding Charges: All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for (i) payments in the nature of escrow payments and (ii) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified: The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule and related electronic data file. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan Schedule and related electronic data file. Neither the Mortgage Note nor the Mortgage have any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any person other than the Purchaser;

(e) No Defenses: The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at or subsequent to the time the Mortgage Loan was originated or as of the date hereof;

(f) No Satisfaction of Mortgage: The Mortgage has not been satisfied, canceled, subordinated (except with respect to the subordination of any Second Lien Mortgage Loan to the related first lien mortgage loans) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination (except with respect to the subordination of any Second Lien Mortgage Loan to the related First Lien) or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(g) Validity of Mortgage Documents: The Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, and related documents are original (except for such documents the originals of which have been delivered to the Custodian, and with respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note) and genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws of general application affecting the rights of creditors and by general equitable principles and Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note, the Mortgage and, in the case of a Cooperative Loan, the related Security Agreement, had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(h) Note as “Instrument”: Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC;

(i) No Fraud: No fraud, error, omission, misrepresentation or negligence with respect to a Mortgage Loan has taken place on the part of the Seller or the Mortgagor, any appraiser, any builder or any developer, any servicer or any other party involved in the solicitation or origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser;

(j) Compliance with Applicable Laws: All requirements of any applicable federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the solicitation, origination, servicing and collection of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(k) Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project or an individual unit in a planned unit development, or a townhouse or a de minimus planned unit development; provided, however, that none of the Mortgaged Properties are Cooperative Properties, manufactured homes, log homes, mobile homes or geodesic domes. As of the respective appraisal date for each Mortgaged Property, the Mortgaged Property was not being used primarily for commercial or mixed-use purposes and, to the Seller’s knowledge, since the date of such Appraisal, the Mortgaged Property has not been used primarily for commercial purposes. No Mortgage Loan finances builder inventory;

(l) Valid First or Second Lien: The Mortgage is a valid, subsisting, enforceable and perfected first or, in the case of the Second Lien Mortgage Loans, second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The lien of the Mortgage is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage and is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Originator of the Mortgage Loan and either (1) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan or (2) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal;

(iii) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(iv) the First Lien on the related Mortgaged Property, in the case of Second Lien Mortgage Loans;

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each first lien Mortgage Loan or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. Except as indicated on the related Mortgage Loan Schedule with respect to first lien Mortgage Loans that are subject to a Second Lien Mortgage Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. With respect to any Cooperative Loan, the Security Agreement is a valid, subsisting and enforceable first priority security interest on the related Cooperative Shares securing the Mortgage Note, subject only to (a) liens of the related residential Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement;

(m) Full Disbursement of Proceeds: The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(n) Ownership: The Seller is a sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

(o) Origination/Doing Business: The Mortgage Loan was originated by a mortgage company, savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

(p) LTV: No Mortgage Loan has an LTV at origination in excess of 100%;

(q) Title Insurance: The Mortgage Loan is covered by an ALTA lender’s title insurance policy (which in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1 or equivalent) generally acceptable in secondary market transactions, issued by a title insurer generally acceptable in secondary market transactions and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first (or where applicable, second) priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii), and with respect to each Second Lien Mortgage Loan, clause (iv), of Paragraph (l) of this Exhibit K, and with respect to Adjustable Rate Mortgage Loans against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender’s title insurance policy. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy. In connection with the issuance of such lender’s title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(r) No Defaults: Other than the borrower being up to 29 days delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event permitting acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under the prior mortgage or the related mortgage note, (iii) other than the borrower being up to 29 days delinquent, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and (iv) either (A) the First Lien contains a provision that allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure, any default by payment in full or otherwise under the prior mortgage;

(s) No Mechanics’ Liens: As of the date of origination of such Mortgage Loan, and to the Seller’s knowledge, as of the Closing Date, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(t) Location of Improvements; No Encroachments: Except as insured against by the title insurance policy referenced in Paragraph (r) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller’s knowledge and with respect to each Mortgage Loan that is covered by a Primary Insurance Policy, the improvement(s) located on or being part of the related Mortgaged Property were constructed in accordance with the specifications set forth in the original construction plans;

(u) Payment Terms: Payments on each Mortgage Loan commenced no more than sixty (60) calendar days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. Except as otherwise set forth on the related Mortgage Loan Schedule, the Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the date specified on the related Mortgage Loan Schedule. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. Except with respect to Option ARM Mortgage Loans and Balloon Mortgage Loans which are Adjustable Rate Mortgage Loans, as to each Adjustable Rate Mortgage Loan that is not an Interest-Only Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. Except with respect to Balloon Mortgage Loans which are Adjustable Rate Mortgage Loans, as to each Adjustable Rate Mortgage Loan, if the related Mortgage Interest Rate changes on an Adjustment Date (with respect to Interest-Only Mortgage Loans, following the related Interest-Only Adjustment Date), the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. Except as otherwise set forth on the related Mortgage Loan Schedule, no Interest-Only Mortgage Loan has an interest only period in excess of five (5) years. Except with respect to Option ARM Mortgage Loans, no Mortgage Loan contains terms or provisions which would result in Negative Amortization. No Option ARM Mortgage Loan has an LTV at in excess of 115% (or 110% with respect to Option ARM Mortgage Loans with respect to which the related Mortgaged Property is located in the State of New York);

(v) Balloon Payments, Graduated Payments or Contingent Interests: With respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a Balloon Mortgage Loan, the Mortgage Note is payable in Monthly Payments based on a fifteen (15), thirty (30) or forty (40) year amortization schedule, as set forth in the related Mortgage Note, with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(w) Customary Provisions: The Mortgage Note has a stated maturity. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(x) Occupancy of the Mortgaged Property: As of the date of origination the Mortgaged Property was lawfully occupied under applicable law and the Mortgaged Property is lawfully occupied as of the Closing Date. All licenses, inspections and certificates required to be made or issued with respect to all occupied portions of the Mortgage Property with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received any notice from a governmental authority that the Mortgaged Property is in material noncompliance with such laws or regulations, is being used, operated or occupied lawfully and has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to confirm with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(y) No Additional Collateral: The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (l) above;

(z) Deeds of Trust: In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(aa) Transfer of Mortgage Loans: The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

(bb) Mortgaged Property Undamaged: Except as described in the Appraisal in the Mortgage File, the Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(cc) Customary Servicing and Collection Practices; Escrow Deposits: The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the subprime mortgage origination and servicing industry. The Seller has reported the Mortgagor credit files, if any, to the three credit repositories in a timely manner. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage Note;

(dd) No Condemnation: There have not been any condemnation proceedings with respect to the Mortgaged Property, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property nor is such a proceeding currently occurring or scheduled to commence at a later date;

(ee) The Appraisal: The Mortgage File contains an Appraisal of the related Mortgaged Property which (a) with respect to First Lien Mortgage Loans, is on appraisal form 1004 or form 2055 with an interior inspection, or (b) with respect to Seconid Lien Mortgage Loans, is on appraisal form 704, 1004, 2065 or 2055, in each case signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser and the Appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated, to the extent required in the Underwriting Guidelines with respect to mortgage loans of the same type as the Mortgage Loan. If an automated valuation model (“AVM”) was used in lieu of a full Appraisal in accordance with the Underwriting Guidelines, such AVM was prepared by a provider acceptable under the Underwriting Guidelines;

(ff) Hazard Insurance: All buildings or other customarily insured improvements on the Mortgaged Property are insured by an insurer acceptable to prudent mortgage lending institutions against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are provided for pursuant to insurance policies conforming to Accepted Practices, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Mortgage Loan (plus, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the related first lien mortgage loan, if any), but in no event less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. If the Mortgaged Property is a condominium unit, it may be included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the related Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies have not been reduced, terminated or cancelled without thirty (30) calendar days’ written notice to the mortgagee. No such notice has been received by the Seller. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(gg) No Impairment of Insurance Coverage: No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation or other entity which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(hh) Servicemembers Civil Relief Act: The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local laws;

(ii) No Construction Loans: No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(jj) Underwriting: Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines;

(kk) Mortgage Loan Documents: The Mortgage Note and the Mortgage and all other documents in the related Mortgage File, are on Fannie Mae or Freddie Mac uniform instruments modified to reflect subprime lending terms or are on forms generally acceptable to subprime mortgage lenders;

(ll) No Bankruptcy: No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

(mm) Delivery of Mortgage Files: The Mortgage Loan Documents for the related Mortgage Loans have been delivered to the Custodian, subject to the delivery requirements of this Agreement. The Seller is in possession of a complete Mortgage File for each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian, and all documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with applicable law. With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note;

(nn) Interest Calculation: Interest on each Mortgage Loan is calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months. No Mortgage Loan provides for interest payable on a simple interest basis. No Mortgage Loan provides for an increase in the related Mortgage Interest Rate upon the occurrence of a default under the terms of the related Mortgage Note;

(oo) No Violation of Environmental Laws: On the date of origination of such Mortgage Loan, the Mortgaged Property was free from any and all toxic or hazardous substances and there existed no violation of any local, state or federal environmental law, rule or regulation. To Seller’s knowledge, as of the Closing Date, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(pp) Conversion to Fixed Interest Rate: No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a Fixed Rate Mortgage Loan;

(qq) The Mortgagor: The Mortgagor is one or more natural persons and/or an Illinois land trust or a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines. In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is a Mortgagor in his or her individual capacity;

(rr) Texas Mortgage Loans: Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, (i) all fees paid by the owner of the Mortgaged Property or such owner’s spouse, to any person, that were necessary to originate, evaluate, maintain, record, insure or service the Mortgage Loan are reflected in the closing statement for such Mortgage Loan; (ii) the Mortgage Loan was closed only at the office of the mortgage lender, an attorney at law, or a title company; (iii) the mortgagee has not been found by a federal regulatory agency to have engaged in the practice of refusing to make loans because the applicants for the loans reside or the property proposed to secure the loans is located in a certain area; (iv)the owner of the Mortgaged Property was not required to apply the proceeds of the Mortgage Loan to repay another debt except debt secured by the Mortgaged Property or debt to a lender other than the mortgagee; (v) the owner of the Mortgaged Property did not sign any documents or instruments relating to the Loan in which blanks were left to be filled in; and (vi) if discussions between the mortgagee and the Mortgagor were conducted primarily in a language other than English, the mortgagee provided to the owner of the Mortgaged Property, prior to closing, a copy of the notice required by Section 50(g), Article XVI of the Texas Constitution translated into the written language in which the discussions were conducted. All notices, acknowledgments and disclosure statements required by Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans are contained in the Mortgage File for each such Mortgage Loan.

(ss) Homeownership and Equity Protection Act; No High Cost Loans: No Mortgage Loan is (a) covered by the Home Ownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost,” “threshold,” “covered,” “predatory,” “abusive,” “high risk home” or similarly defined loan, including refinance loans, under any other Applicable Law, including any predatory or abusive lending laws (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); the Seller has implemented and conducted compliance procedures to determine if each Mortgage Loan is “high-cost” home loan under the Applicable Laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law or (c) a “High Cost Loan” or “Covered Loan,” as defined in the then current Standard & Poor’s LEVELS® Version 5.6 Glossary Revised, Appendix E. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

(tt) Due on Sale: The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(uu) Adjustments: All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(vv) Leaseholds: If the Mortgage Loan is secured by a leasehold estate: (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; (J) the ground lease is assignable or transferable; (K) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (L) the ground lease permits the mortgaging of the related Mortgaged Property; (M) the ground lease protects the mortgagee’s interests in the event of a property condemnation; and (N) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

(ww) Compliance with Anti-Money Laundering Laws: The Seller and the related originator have complied with all applicable and anti-money laundering laws and regulations, including without limitation the relevant provisions of the Bank Secrecy Act as amended by the USA Patriot Act of 2001 and its implementing regulations (collectively, the “Anti-Money Laundering Laws”); the Seller and the servicer have (1) developed internal policies, procedures and controls reasonably designed to prevent any funds from being used for money laundering or the financing of terrorist activities; (2) designated a compliance officer, (3) implemented an ongoing employee training program and (4) developed an independent audit function to test the compliance program; and Seller is in compliance with the implementing regulations promulgated and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and has established an OFAC compliance program. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xx) Refinanced Mortgage Loans: No Mortgage Loan is a refinanced subsidized mortgage loan that contain terms more favorable to the related Mortgagor;

(yy) Prepayment Premiums: All information on the Mortgage Loan Schedule and electronic data file delivered to the Purchaser regarding the Prepayment Premium is complete and accurate in all material respects and each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law. Where permitted by law, Prepayment Premiums on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Premiums do not provide for a waiver or release (i.e., “holidays”) during the term of the Prepayment Premium. No Mortgage Loan provides for the payment of a Prepayment Premium beyond the three-year term following the origination of the Mortgage Loan. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Premium in exchange for a monetary benefit, including, but not limited to, a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the choice of another mortgage product that did not require payment of such a premium, (iii) the Prepayment Premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller shall not impose such Prepayment Premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;

(zz) Credit Information: As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from lawful disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of Mortgage Loans or servicing rights thereto;

(aaa) No Litigation Pending: There is no action, suit, proceeding or investigation pending, or to the Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely the servicing of such Mortgage Loan;

(bbb) Credit Scores: Each Mortgagor has a non-zero Credit Score and unless otherwise agreed by the Purchaser, the Credit Score provided is not a NextGen Credit Score;

(ccc) No Arbitration Provisions: No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the related Mortgage Loan or the origination thereof;

(ddd) Second Lien Mortgage Loans: With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder. With respect to Second Lien Mortgage Loans, either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the related Mortgage File;

(eee) Down Payment: The source of the down payment, if any, with respect to each Mortgage Loan has been fully verified by the Originator if required pursuant to the Underwriting Guidelines;

(fff) No Adverse Selection: No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio;

(ggg) Purchase Money Mortgage Loans: With respect to each purchase money Mortgage Loan, to the extent required by the Underwriting Guidelines, the borrower’s assets were verified as part of the origination process;

(hhh) Broker Fees: With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly disclosed and assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

(iii) Buydown Loans: The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid by any source other than the Mortgagor nor does it contain any similar provisions currently in effect which may constitute a “buydown” provision;

(jjj) Risk Sharing Agreements. No Mortgage Loan is subject to any risk sharing agreement between the Originator and any mortgage title insurance Seller;

(kkk)  Cooperative Loans. With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Shares that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(lll) Mortgagor Acknowledgement. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans and the servicer maintains acknowledgments of such disclosure materials in the Mortgage File; and

(mmm) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest;

(nnn) Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the loan transaction and no Mortgage Loan is subject to mandatory arbitration;

(ooo) Average or Yield Spread Premium Payments. The Mortgagor has not mad or caused to be made any payment in the nature of an ‘average’ or ‘yield spread premium’ to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(ppp) Lender-Paid Mortgage Insurance Policy. No Mortgage Loan is subject to a lender-paid mortgage insurance policy; and

(qqq) Additional Representations: Each additional representation and warranty contained in the Trade Confirmation is true and correct.

2. Fannie Mae Required Representations and Warranties:

(a) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(c) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(d) No Mortgage Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(e) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(f) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(g) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(h) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(i) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(j) No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

(k) No Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

(l) No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(m) No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration;

(n) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration;

(o) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Under such underwriting methodology, at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(p) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after October 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(q) No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit;

(r) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(s) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

(t) With respect to the Interim Servicing Period the Seller will transmit full-file credit reporting data for each Mortgage Loan and that for each Mortgage Loan, the Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent thirty (30), sixty (60), ninety (90) days, etc.), foreclosed, or charged-off.

3. Freddie Mac Required Representations and Warranties:

(a) HOEPA: No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(b) Mortgage Premises Located in Georgia: There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia;

(c) Mortgage Premises Located in Georgia: There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(d) No High Cost Loans: No Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(e) Credit Insurance: With respect to each Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy In connection with the origination of the mortgage loan;

(f) Prepayment Penalties: No subprime mortgage loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years. Any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(g) Credit Reporting (past practice): The Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Seller (three of the credit repositories), on a monthly basis;

(h) Credit Reporting (future covenant): With respect to the Interim Servicing Period, the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Seller (three of the credit repositories), on a monthly basis;

(i) Qualified Mortgage for REMIC: Each Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code and Treasury Regulation Section 1.860G-2(a)(1); and

(j) No Arbitration Provision: With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

EXHIBIT J

RECONSTITUTION OF MORTGAGE LOANS AND

COMPLIANCE WITH REGULATION AB

Section 8.01 Certain Covenants of the Seller.

The Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests by fifteen (15) calendar days’ advance written notice to the Seller, in re-selling the Mortgage Loans in a Whole Loan Transfer or Pass-Through Transfer, which steps may include, (a) providing any information relating to the Mortgage Loans, including the Underwriting Guidelines, reasonably necessary to assist in the preparation of any disclosure documents, (b) to restate the representations and warranties contained or referenced in Section 3.01 hereof as of the closing date of such Whole Loan Transfer or Securitization Transaction; provided, however, the Seller may qualify and/or modify any such representations or warranties to reflect any facts or circumstances arising subsequent to the related Closing Date and (c) provide at the request of the Purchaser customary indemnifications contained in Securitization Transactions relating to disclosure provided by the Seller.

Section 8.02 Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that one of the purposes of Article VIII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller any Third-Party Originator and the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

Section 8.03 Additional Representations and Warranties of the Seller.

The Seller shall represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 8.04 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date:

(a)  there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and

(b)  there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

Section 8.04 Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) and (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                                          (i)  the originator’s form of organization;

(ii)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(iv)
a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)  the sponsor;

(2)  the depositor;

(3)  the issuing entity;

(4)  any servicer;

(5)  any trustee;

(6)  any originator;

(7)  any significant obligor;

(8)  any enhancement or support provider; and

(9)  any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty five (135) calendar days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

(c)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(d)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information reasonably available to the Seller regarding the performance of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

Section 8.05 Indemnification: Remedies.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Article VIII by or on behalf of the Seller, or provided under this Article VIII by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article VIII; or

(iii)  any breach by the Seller of a representation or warranty set forth in Section 8.03, to the extent that such breach is not cured by such closing date.

In the case of any failure of performance described in clause (ii) of this Section, the Seller shall promptly reimburse the Purchaser or any Depositor, as applicable, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

Section 8.06 Information to Be Provided by the Purchaser. The Purchaser shall provide customary performance data with respect to the Mortgage Loans to the Seller in a manner mutually acceptable to the Purchaser and the Seller.

EXHIBIT K

SERVICING TRANSFER PROCEDURES

A. Prior to each Servicing Transfer Date:

1. The Seller or the prior servicer shall inform all hazard, flood, earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any Mortgage Loan of the transfer and request a change in the loss payee mortgage endorsement clause to the Successor Servicer’s name. With respect to each Mortgage Loan which is covered by a force placed insurance policy, the Seller or the prior servicer shall cause such policy to be canceled as of the Servicing Transfer Date and the Successor Servicer shall cause such insurance to be provided by its force placed carrier as of such Servicing Transfer Date. On the Servicing Transfer Date, the Seller or the prior servicer shall provide to the Successor Servicer a list of all Mortgage Loans covered by force placed insurance that will be canceled in connection with the transfer of the related Servicing Rights to the Successor Servicer. The Seller or the prior servicer shall deliver all force placed cancellation refunds via wire or check with applicable loan level detail within five (5) Business Days after the Servicing Transfer Date.

2. The Seller or the prior servicer shall transfer all transferable life-of-loan real estate tax service contracts on the Mortgage Loans to the extent such contracts are in place, and shall assign and transfer all such contracts to the Successor Servicer at no expense to the Successor Servicer. In the event that a Mortgage Loan is not subject to a fully assignable life of loan tax service contract issued by a nationally recognized tax service contract provider which is assignable to the Successor Servicer or any subsequent Successor Servicer without the payment of any cost or fee, the Successor Servicer shall acquire a tax service contract for any such Mortgage Loan and shall be entitled to reimbursement from the Seller for the cost thereof. The Seller also agrees to reimburse the Successor Servicer for its actual cost in obtaining life of loan flood zone determination tracking from First American Flood Data Services or any other similar company offering life of loan flood zone determination tracking services with respect to Mortgage Loans transferred to the Servicing Portfolio without such tracking service. The Successor Servicer shall obtain, at the Seller’s expense, tax reports for all Mortgage Loans as of the Servicing Transfer Date.

3. The Seller shall, no later than fifteen (15) days prior to the Servicing Transfer Date, cause the prior servicer to inform all Mortgagors of the change in servicer from the Seller (or its designee) to the Successor Servicer by written notice in accordance with applicable law; provided, however, the content and format of such letters shall have the prior approval of the Successor Servicer. The Seller or the prior servicer shall promptly provide the Successor Servicer with copies of all such notices.

4. The Seller or the prior servicer shall pay all private mortgage insurance premiums and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Mortgage Loans, and real estate taxes for which bills have been received by the Seller or the prior servicer prior to the Servicing Transfer Date, on all Mortgage Loans with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Servicing Transfer Date. The Seller or the prior servicer will send to the Successor Servicer, and the Servicer will pay, any bills received by the Seller or the prior servicer on or after the Servicing Transfer Date, and any such bills received by the Seller or the prior servicer prior to the Servicing Transfer Date, which the Seller or the prior servicer is not required to pay pursuant to this subparagraph.

5. The Seller or the prior servicer shall deliver to the Successor Servicer available computer or like records of the Seller and the prior servicer which contain each item of information specified in Exhibit A to the Agreement and reflect the status of payments, balances and other pertinent information on the Mortgage Loans as of the Servicing Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for each Mortgage Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number). Such records shall include magnetic tapes, if available, reflecting all computer files maintained by the Seller and the prior servicer with respect to the Mortgage Loans, shall include hard copy trial balance reports and schedules if requested and, as reasonably required by the Successor Servicer, shall be in a format and storage medium acceptable for conversion to the Successor Servicer’s servicing computer system, and shall be delivered within one (1) Business Day prior to the Servicing Transfer Date.

6. The Seller shall deliver a hard copy of the Servicing File for each Mortgage Loan, including copies of pertinent credit files held by the prior servicer within five (5) Business Days after the Servicing Transfer Date. In addition, upon the Successor Servicer’s reasonable request, the Seller or the prior servicer shall assist the Successor Servicer in all reasonable respects in the Successor Servicer’s efforts to obtain any additional documents or information necessary to enable the Successor Servicer to service the Mortgage Loans properly. If a document deficiency has not been cured in a timely manner and is preventing the proper servicing of a Mortgage Loan, upon the Seller’s request, the Successor Servicer may cure such deficiencies and shall be reimbursed by the Seller for costs incurred in connection therewith, which reimbursement may be netted by the Successor Servicer from its remittance to the Seller.

7. With respect to Mortgage Loans for which the Mortgagor is in bankruptcy, the Seller or the prior servicer shall provide the Successor Servicer with the following information to the extent available: attorney name, address and phone number, foreclosure status, bankruptcy status and bankruptcy case number, filing date and chapter. In addition, the Seller or the prior servicer shall notify the bankruptcy trustee with respect to each related Mortgage Loan of the change in servicer from the prior servicer to the Successor Servicer and shall provide the Successor Servicer with copies of such notices.

B. After each Servicing Transfer Date:

1. Within five (5) Business Days after the Servicing Transfer Date, the Seller or the prior servicer will deliver to the Successor Servicer reports setting forth all Mortgage Loan escrow/impound balances as of the Servicing Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Servicing Transfer Date, and including a reconciliation of such escrow/impound balances.

2. Within five (5) Business Days after the Servicing Transfer Date, the Seller or the prior servicer will deliver to the Successor Servicer all Mortgage Loan histories in bulk or electronically from origination to the Servicing Transfer Date to the extent available. In addition, the Seller shall cause the prior servicer to make Mortgage Loan histories available to the related Mortgagors upon request made during the twelve (12) months following the Servicing Transfer Date to the extent available.

3. The Seller or the prior servicer shall deliver to the Successor Servicer any correspondence received by the Seller or the prior servicer relating to the Mortgage Loans after the Servicing Transfer Date, such as tax bills, insurance bills, borrower letters and the like. Such items shall be forwarded to the Successor Servicer within one (1) Business Day following the day on which the correspondence is received by the Seller or the prior servicer, or as soon thereafter as is practicable. The correspondence shall be forwarded to the Successor Servicer via overnight courier for the first sixty (60) days subsequent to the Servicing Transfer Date and via regular mail thereafter.

4. The Seller or the prior servicer shall deliver to the Successor Servicer any payments on the Mortgage Loans received by the Seller or the prior servicer from the related Mortgagors for a period of sixty (60) days following the Servicing Transfer Date. The Seller shall forward or cause the prior servicer to forward any such payment to the Successor Servicer within one (1) Business Days after the Seller’s or the prior servicer’s receipt thereof, or as soon thereafter as is practicable. Such payments shall be forwarded to the Successor Servicer via overnight courier for the first thirty (30) days subsequent to the Servicing Transfer Date and via regular mail for the following thirty (30) days. Thereafter, the Seller may return or cause the prior servicer to return to the related Mortgagors any payments on the Mortgage Loans received by the Seller or prior servicer.

5. The Seller will reimburse the Successor Servicer for any outstanding Servicing Advances for which there are insufficient proceeds in the Custodial Account and will reimburse the Successor Servicer for trailing expenses incurred by a prior servicer prior to but invoiced after the Transfer Date within ten (10) Business Days of notification of such trailing expenses. The Seller shall reimburse the Successor Servicer for trailing expenses incurred by the Successor Servicer prior to but invoiced after the date of termination, replacement or resignation of the Successor Servicer or the date of transfer of servicing to a successor Servicer, upon presentation of invoices or other reasonable documentation of such expenses, such reimbursement to be made within 10 Business Days of presentation of such documentation.

6. The Seller or the prior servicer shall prepare and send Internal Revenue Service Form 1098 and 1099 forms to all Mortgagors for the period from January 1 of the year in which the Servicing Transfer Date occurs through the Servicing Transfer Date.

7. No later than five (5) Business Days after the Servicing Transfer Date, the Seller or the prior servicer shall deliver to the Successor Servicer, copies of all cut-off or accounting reports relating to the Mortgage Loans as of the Servicing Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Mortgage Loans.

8. Seller or the prior servicer shall mail year-end statements reporting interest income and interest expense statements to the Mortgagors for the period from January 1 of the year in which the Servicing Transfer Date occurs through the Servicing Transfer Date.

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS

See Exhibit 3 to the Custodial Agreement

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:	MASTR Asset Backed Securities Trust, Series 2006-AM1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of February 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and U.S. Bank National Association as Trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:___________________________
Name:
Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:	MASTR Asset Backed Securities Trust, Series 2006-AM1, Mortgage Pass-Through Certificates, Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1.  The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2.  The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of February 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator and U.S. Bank National Association as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:__________________________
Name:
Title:

ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Trust Administrator, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________1  in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___  ___  Will the Transferee be purchasing the Certificates
Yes  No  only for the Transferee’s own account?

6. If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

____________________________________
Print Name of Transferee

By:_________________________________
Name:
Title:

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Trust Administrator, with respect to the mortgage pass- through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

____
The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

__________________________________

Print Name of Transferee or Advisor

By:________________________________
Name:
Title:

IF AN ADVISER:

__________________________________
Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

_______________________________

By:____________________________
Name:
Title:

Date of this certificate:

Date of information provided in paragraph 3

EXHIBIT F-2

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK      )

COUNTY OF NEW YORK  )

__________________________, being duly sworn, deposes, represents and warrants as follows:

1. I am a ______________________ of ____________________________ (the “Owner”) a corporation duly organized and existing under the laws of ______________, the record owner of MASTR Asset Backed Securities Trust, Series 2006-AM1, Mortgage Pass-Through Certificates, Class [R][R-X] Certificates, (the “Residual Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued.

2. The Owner (i) is and will be a “Permitted Transferee” as of ____________, 20__ and (ii) is acquiring the Residual Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3. The Owner is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Residual Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Residual Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

4. The Owner is aware of the tax imposed on a “pass-through entity” holding the Residual Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Owner is aware that the Trust Administrator will not register the transfer of any Residual Certificate unless the transferee, or the transferee’s agent, delivers to the Trust Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.  The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

7.  The Owner’s taxpayer identification number is _________________.

8.  The Owner has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Residual Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trust Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trust Administrator in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9.  The Owner is not acquiring and will not transfer the Residual Certificates in order to impede the assessment or collection of any tax.

10.  The Owner anticipates that it will, so long as it holds the Residual Certificates, have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Residual Certificates that the Owner intends to pay taxes associated with holding such Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

11.  The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

12.  The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.  The Owner is not acquiring the Residual Certificates with the intent to transfer the Residual Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding.

14.  The Owner will, in connection with any transfer that it makes of the Residual Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Residual Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.  The Owner will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Trust Administrator an affidavit, which represents and warrants that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.  The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.  The Owner of the Residual Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE Certificates (with respect to a termination of REMIC I) any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trust Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Residual Certificate. In connection with any transfer of the Residual Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

[OWNER]

By:__________________________
Name:
Title:  [Vice] President

ATTEST:

By:_________________________________
Name:
Title:   [Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20___.

____________________________

Notary Public

County of __________________

State of ___________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK      )

COUNTY OF NEW YORK  )

__________________________, being duly sworn, deposes, represents and warrants as follows:

1.  I am a ____________________ of ____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.  The Owner is not transferring the Residual Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.  The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.  The Owner understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

5.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER]

By:_____________________________
Name:
Title:  [Vice] President

ATTEST:

By:______________________________
Name:
Title:  [Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20___.

____________________________

Notary Public

County of __________________

State of ___________________

My Commission expires:

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, 20__

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re:	MASTR Asset Backed Securities Trust, Series 2006-AM1, Mortgage Pass-Through Certificates, Class ___

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of MASTR Asset Backed Securities Trust, Series 2006-AM1, Mortgage Pass-Through Certificates, Class [CE] [P] [R](the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of February 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as Master Servicer and the Trust Administrator (the “Master Servicer” and the “Trust Administrator”) and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trust Administrator, the Trustee and the Master Servicer that:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

Very truly yours,

_______________________________

By:____________________________
Name:
Title:

EXHIBIT H

FORM OF REPORT PURSUANT TO SECTION 4.06

EXHIBIT I

FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
BORROWER: _____________

LOST NOTE AFFIDAVIT

I, as ____________________ of ______________________, a _______________ corporation am authorized to make this Affidavit on behalf of _____________________ (the “Seller”). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Mortgage Asset Securitization Transactions, Inc. (the “Purchaser”), _____________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller’s address is:                                  _____________________
_____________________
_____________________

2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3.  Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation  pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant  to a request for release of Documents;

5.  Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the   Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

SELLER

By:______________________
Name:
Title:

On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________ corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

Signature:

[Seal]

EXHIBIT J-1

FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER
WITH FORM 10-K

Certification

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K [identify issuing entity] (i.e., the name of the specific deal to which this certification relates rather than just the name of the Depositor)] (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: Ocwen Loan Servicing, LLC.

WELLS FARGO BANK, N.A.

By:____________________________________
Name:
Title:
Date:

EXHIBIT J-2

FORM OF CERTIFICATION TO BE PROVIDED TO MASTER SERVICER
BY THE SERVICER
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

Re:  MASTR Asset Backed Securities Trust 2006-AM1

[Ocwen Loan Servicing, LLC.], as Servicer hereby certifies to the Master Servicer that:

1. Based on my knowledge, the information in the Annual Statement of Compliance, the Attestation Report, the Assessment of Compliance and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2. Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Pooling and Servicing Agreement has been provided to the Master Servicer;

3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance, the Attestation Report and the Assessment of Compliance submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

4.  I have disclosed to the Master Servicer all significant deficiencies relating to the
Servicer’s compliance with the Servicing Criteria as set forth in the Pooling and Servicing Agreement in all material respects.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2006, among Mortgage Asset Transactions, Inc. as depositor, Ocwen Loan Servicing, LLC as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee.

OCWEN LOAN SERVICING, LLC as Servicer

By:_________________________________
Name:
Title:
Date:

EXHIBIT K

ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.20

MASTR Asset Backed Securities Trust 2006-AM1
MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2006-AM1

I, _____________________, hereby certify that I am a duly appointed __________________________ of Wells Fargo Bank, N.A. (the “Master Servicer”), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of February 1, 2006 (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, the Master Servicer, as master servicer and trust administrator and U.S. Bank National Association, as trustee.

2. The undersigned officer of the Servicer hereby certifies that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _____________, 2006

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

By: _____________________________
Name:
Title:

I, _________________________, a (an) __________________ of the Master Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

By: ______________________________
Name:
Title:

EXHIBIT L

FORM OF CAP CONTRACT

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	February 27, 2006

TO:
Wells Fargo Bank, N.A., not individually, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1

ATTENTION:	Client Manager - MABS 2006-AM1
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC7892

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Wells Fargo Bank, N.A., not individually, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1 ("Counterparty") under the Pooling and Servicing Agreement, dated as of February 1, 2006 among Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, Mortgage Asset Securitization Transactions, Inc., as Depositor, Ocwen Loan Servicing, LLC, as Servicer and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Pooling and Servicing Agreement”). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.
This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Rate Cap
Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in Schedule I attached hereto.
Trade Date:	February 16, 2006
Effective Date:	December 25, 2006
Termination Date:	January 25, 2012, subject to adjustment in accordance with the Business Day Convention.
Fixed Amount (Premium):
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Date:	February 27, 2006
Fixed Amount:	USD 454,000
Floating Amounts:
Floating Rate Payer:	BSFP
Cap Rate:	With respect to any Calculation Period, the rate set forth for such period in Schedule I attached hereto.
Floating Rate Payer Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing January 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be two Business Days prior to each Fixed Rate Payer Period End Date.
Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than the Ceiling Rate (as set forth in Schedule I attached hereto) then the Floating Rate Option for such Calculation Period shall be deemed to be the Ceiling Rate.

Floating Amount:	To be determined in accordance with the following Formula:
250*Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction
Designated Maturity:	One month
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York
Business Day Convention:	Following

3.	Additional Provisions:
Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.
2)	Termination Provisions. Notwithstanding the provisions of paragraph 9 below, for purposes of the ISDA Form Master Agreement:

(a)	"Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b)	“Breach of Agreement” provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c)
“Credit Support Default” provisions of Section 5(a)(iii) will not apply to Counterparty and will not apply to BSFP unless BSFP has obtained a guarantee or posted collateral pursuant to paragraph 16 below.

(d)	“Misrepresentation” provisions or Section 5(a)(iv) will not apply to BSFP or Counterparty.

(e)	"Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(f)	The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(g)	The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(h)	The “Bankruptcy” provision of Section 5(a)(vii)(2) will be inapplicable to Counterparty.

(i)	The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(j)	Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(k)	"Termination Currency" means United States Dollars.

3)	Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement;

(ii)
the satisfaction of the agreement contained in Section 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of the ISDA Form Master Agreement; and

(iii)
the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Form Master Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the ISDA Form Master Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Counterparty represents that it is the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement.

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
BSFP and the Counterparty
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation , and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes
BSFP and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

6) Miscellaneous. Miscellaneous

(a) Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address: 383 Madison Avenue, New York, New York 10179
Attention: DPC Manager
Facsimile: (212) 272-5823

with a copy to:

Address: One Metrotech Center North, Brooklyn, New York 11201
Attention: Derivative Operations - 7th Floor
Facsimile: (212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address: Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Client Manager - MABS 2006-AM1
Facsimile: 410-715-2380
Phone:  410-884-2000

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c) of the ISDA Form Master Agreement:

BSFP appoints as its
Process Agent:   Not Applicable

The Counterparty appoints as its
Process Agent:  Not Applicable

(c)     Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP.

(f) Credit Support Document.

BSFP: Not applicable, except for any guarantee or contingent agreement delivered pursuant to paragraph 16 below.

The Counterparty: Not Applicable

(g)	Credit Support Provider.

BSFP: Not Applicable for BSFP for so long as no Credit Support Document is delivered under paragraph 16 below, otherwise, the party that is the primary obligor under the Credit Support Document.

The Counterparty: Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

7) Affiliate". Each of BSFP and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Form Master Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) FP is acting for its own account and Wells Fargo Bank, N.A., is acting as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, and not for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(ii) It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as an agent or fiduciary or an advisor for it in respect of this Transaction.

(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.”

9) Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if Counterparty has satisfied its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement, then unless BSFP is required pursuant to appropriate proceedings to return to Counterparty or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA form Master Agreement with respect to Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to Counterparty as the Defaulting Party and (b) BSFP shall be entitled to designate an Early Termination Event pursuant to Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA form Master Agreement with respect to BSFP as the Affected Party. For purposes of the Transaction to which this Agreement relates, Counterparty’s only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

10) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A. (“Wells”), not individually or personally but solely as trustee on behalf of the Supplemental Interest Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by Wells but is made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on Wells, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Wells from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein, (d) under no circumstances shall Wells be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its gross negligence or willful misconduct in performing the obligations of the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, (e) any resignation or removal of Wells as trustee on behalf of the Supplemental Interest Trust shall require the assignment of this agreement to Wells’s replacement, and (f) Wells has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

11) Proceedings.  BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, Mortgage Asset Securitization Transactions, Inc., MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1 or Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1.

12) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

13) Third party Beneficiary.  Not Applicable.

14) Additional Termination Events. Additional Termination Events will apply. (i) If a Rating Agency Downgrade has occurred and BSFP has not complied with Section 16 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such an Additional Termination Event. (ii) If, at any time, the Majority Class CE Certificateholder or the Master Servicer purchases the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding the provisions of section 6(b)(iv) of the ISDA Form Master Agreement, either BSFP or Counterparty may designate an Early Termination Date (such date shall not be prior to the final Distribution Date under the Pooling and Servicing Agreement) in respect of this Additional Termination Event. (iii) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 17 below) BSFP has not, within ten (10) days after such Swap Disclosure Event complied with any of the provisions set forth in Section 17 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

15) Amendment to the ISDA Form. The “Failure to Pay or Deliver” provision in Section 5(a)(i) is hereby amended by deleting the word “third” in the third line thereof and inserting the word “second” in place thereof.

16) Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, at its own expense, subject to the Rating Agency Condition, either (i) seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

17) Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that Mortgage Asset Securitization Transactions, Inc. (“MASTR”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, MASTR requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by MASTR, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MASTR the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to MASTR in accordance with clause (iii)(a) of paragraph 17 or causes its affiliate to provide Swap Financial Disclosure to MASTR in accordance with clause (iii)(c) of paragraph 17, it will indemnify and hold harmless MASTR, its respective directors or officers and any person controlling MASTR, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

18) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of S&P and Moody’s has been provided prior notice of the same and each of S&P and Moody’s confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.	Account Details and Settlement Information:
Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:
Wells Fargo Bank, N.A.
ABA Number: 121-000-248Account Number: 3970771416
Account Name: Corporate Trust Clearing
FFC: 50892502

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: ______________________________________
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MASTR ASSET BACKED SECURITIES TRUST 2006-AM1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AM1

By: ______________________________________
Name:
Title:

lm

SCHEDULE I
(all such dates subject to adjustment in accordance with the Business Day Convention)

From and including	To but excluding	Notional Amount (USD)	Cap Rate (%)	Ceiling Rate (%)
Effective Date	1/25/2007	14,724.21	4.656	5.824
1/25/2007	2/25/2007	35,817.57	4.655	5.929
2/25/2007	3/25/2007	55,177.78	4.648	6.005
3/25/2007	4/25/2007	72,909.00	4.619	6.024
4/25/2007	5/25/2007	89,109.79	4.613	6.101
5/25/2007	6/25/2007	103,873.37	4.608	6.181
6/25/2007	7/25/2007	117,287.89	4.605	6.258
7/25/2007	8/25/2007	129,436.69	4.600	6.339
8/25/2007	9/25/2007	140,415.39	4.599	6.405
9/25/2007	10/25/2007	160,934.34	4.611	6.470
10/25/2007	11/25/2007	185,599.68	4.608	6.531
11/25/2007	12/25/2007	205,043.73	4.610	6.605
12/25/2007	1/25/2008	219,960.41	4.630	6.720
1/25/2008	2/25/2008	230,964.83	5.824	6.824
2/25/2008	3/25/2008	235,821.55	5.928	6.928
3/25/2008	4/25/2008	236,420.76	6.033	7.033
4/25/2008	5/25/2008	236,371.66	6.049	7.137
5/25/2008	6/25/2008	471,081.21	6.083	7.241
6/25/2008	7/25/2008	455,692.19	6.128	7.345
7/25/2008	8/25/2008	440,684.20	6.155	7.449
8/25/2008	9/25/2008	426,052.17	6.189	7.553
9/25/2008	10/25/2008	411,790.73	6.235	7.658
10/25/2008	11/25/2008	397,894.32	6.265	7.762
11/25/2008	12/25/2008	393,975.53	6.301	7.866
12/25/2008	1/25/2009	380,214.98	6.361	7.970
1/25/2009	2/25/2009	366,836.33	6.390	8.033
2/25/2009	3/25/2009	353,831.41	6.411	8.095
3/25/2009	4/25/2009	359,010.86	6.439	8.158
4/25/2009	5/25/2009	357,141.02	6.464	8.220
5/25/2009	6/25/2009	346,587.63	6.491	8.283
6/25/2009	7/25/2009	336,327.88	6.519	8.345
7/25/2009	8/25/2009	326,354.98	6.546	8.408
8/25/2009	9/25/2009	316,662.31	6.573	8.470
9/25/2009	10/25/2009	393,957.79	6.600	9.648
10/25/2009	11/25/2009	381,089.63	6.625	9.733
11/25/2009	12/25/2009	368,652.20	6.652	9.820
12/25/2009	1/25/2010	356,630.63	6.691	9.953
1/25/2010	2/25/2010	345,010.76	6.712	10.030
2/25/2010	3/25/2010	333,778.88	6.731	10.098
3/25/2010	4/25/2010	322,921.80	6.751	10.170
4/25/2010	5/25/2010	312,426.76	6.773	10.250
5/25/2010	6/25/2010	302,281.46	6.796	10.327
6/25/2010	7/25/2010	290,339.04	6.817	10.402
7/25/2010	8/25/2010	275,310.18	6.840	10.483
8/25/2010	9/25/2010	260,289.68	6.861	10.556
9/25/2010	10/25/2010	245,277.68	6.883	10.651
10/25/2010	11/25/2010	230,274.35	6.903	10.718
11/25/2010	12/25/2010	215,307.59	6.927	10.800
12/25/2010	1/25/2011	200,347.86	6.957	10.899
1/25/2011	2/25/2011	185,395.31	6.977	10.969
2/25/2011	3/25/2011	177,304.72	6.987	11.047
3/25/2011	4/25/2011	169,218.07	6.997	11.098
4/25/2011	5/25/2011	161,135.42	7.014	11.164
5/25/2011	6/25/2011	155,546.01	7.026	11.220
6/25/2011	7/25/2011	150,089.97	7.032	11.288
7/25/2011	8/25/2011	144,762.86	7.048	11.349
8/25/2011	9/25/2011	139,560.39	7.066	11.412
9/25/2011	10/25/2011	134,478.43	7.090	11.493
10/25/2011	11/25/2011	129,512.97	7.108	11.555
11/25/2011	12/25/2011	124,660.65	7.123	11.613
12/25/2011	Termination Date	120,612.32	7.146	11.696

EXHIBIT M

FORM OF INTEREST RATE SWAP AGREEMENT

BEAR STEARNS FINANCIAL PRODUCTS INC.

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

212-272-4009

DATE:	February 27, 2006

TO:

Wells Fargo Bank, N.A., not individually, but solely as Supplemental Interest Trust Trustee for the Supplemental Interest Trust with respect to the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1

ATTENTION:	Client Manager – MABS 2006-AM1
TELEPHONE:	410-884-2000
FACSIMILE:	410-715-2380

FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857

SUBJECT:	Fixed Income Derivatives Confirmation and Agreement

REFERENCE NUMBER:	FXNEC7891

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Stearns Financial Products Inc. ("BSFP") and Wells Fargo Bank, N.A., not individually, but solely as Supplemental Interest Trust Trustee (the “Supplemental Interest Trust Trustee”) for the Supplemental Interest Trust with respect to the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1 ("Counterparty") under the Pooling and Servicing Agreement, dated as of February 1, 2006 among Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, Mortgage Asset Securitization Transactions, Inc., as Depositor, Ocwen Loan Servicing, LLC, as Servicer and U.S. Bank National Association, as Trustee (the “Trustee”) (the “Pooling and Servicing Agreement”). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1.           This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in Schedule I attached hereto.

Trade Date:	February 16, 2006

Termination Date:

September 25, 2009, provided, however, for the purposes of determining the Floating Amount to be paid in respect of the final Calculation Period, such date shall be subject to adjustment in accordance with the Business Day Convention.

Fixed Amount (Premium):

Fixed Rate Payer:	Counterparty

Fixed Rate Payer

Effective Date:	February 25, 2006

Fixed Rate Payer

Period End Dates:	The 25th calendar day of each month during the Term of this

Transaction, commencing March 25, 2006 and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer

Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer

Payment Date shall be two Business Days prior to each Fixed Rate Payer Period End Date.

Fixed Rate:	4.75500%

Fixed Amount:	To be determined in accordance with the following Formula:

250*Fixed Rate*Notional Amount*Fixed Rate Day Count Fraction

Fixed Rate Day

Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	BSFP

Floating Rate Payer

Effective Date:	February 27, 2006

Floating Rate Payer

Period End Dates:	The 25th calendar day of each month during the Term of

this Transaction, commencing March 25, 2006 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer

Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer

Payment Dates shall be two Business Days preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following Formula:

250*Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction

Designated Maturity:	One month

Floating Rate Day

Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

3.

Additional Provisions:                Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

4.	Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1)	The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. Notwithstanding the provisions of paragraph 9 below, for purposes of the ISDA Form Master Agreement:

(a)	"Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b)         “Breach of Agreement” provision of Section 5(a)(ii) will not apply to BSFP or Counterparty.

(c)          “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Counterparty and will not apply to BSFP unless BSFP has obtained a guarantee or posted collateral pursuant to paragraph 16 below.

(d)	“Misrepresentation” provisions or Section 5(a)(iv) will not apply to BSFP or Counterparty.

(e)          "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(f)          The "Cross Default" provisions of Section 5(a)(vi) will not apply to BSFP or to Counterparty.

(g)         The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to BSFP or Counterparty.

(h)	The “Bankruptcy” provision of Section 5(a)(vii)(2) will be inapplicable to Counterparty.

(i)          The "Automatic Early Termination" provision of Section 6(a) will not apply to BSFP or to Counterparty.

(j)	Payments on Early Termination. For the purpose of Section 6(e):
	(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(k)	"Termination Currency" means United States Dollars.

3) Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, each of BSFP and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)          the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement;

(ii)         the satisfaction of the agreement contained in Section 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(iii) of the ISDA Form Master Agreement; and

(iii)        the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Form Master Agreement by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of the ISDA Form Master Agreement, each of BSFP and the Counterparty make the following representations.

The following representation will apply to BSFP:

BSFP is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Counterparty represents that it is the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement.

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a):

(1)	Tax forms, documents, or certificates to be delivered are:
Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
BSFP and the Counterparty

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2)	Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
BSFP and the Counterparty

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation , and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement and such Confirmation	Yes
BSFP and the Counterparty

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be

		Upon the execution and delivery of this Agreement and such Confirmation	Yes

6) Miscellaneous. Miscellaneous

(a)          Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Address for notices or communications to BSFP:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

With a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201
Attention:	Derivative Operations - 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, MD 21045

Attention:	Client Manager – MABS 2006-AM1
Facsimile:	410-715-2380
Phone:	410-884-2000

(For all purposes)

(b)	Process Agent. For the purpose of Section 13(c) of the ISDA Form Master Agreement:

BSFP appoints as its
Process Agent:	Not Applicable

The Counterparty appoints as its
Process Agent:	Not Applicable

(c)          Offices. The provisions of Section 10(a) of the ISDA Form Master Agreement will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of the ISDA Form Master Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

BSFP is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is BSFP.

(f)	Credit Support Document.

BSFP: Not applicable, except for any guarantee or contingent agreement delivered pursuant to paragraph 16 below.

The Counterparty:	Not Applicable

(g)	Credit Support Provider.

BSFP:   Not Applicable for BSFP for so long as no Credit Support Document is delivered under paragraph 16 below, otherwise, the party that is the primary obligor under the Credit Support Document.

The Counterparty: Not Applicable

(h)         Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)           Severability.    If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j)           Consent to Recording.                Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k)         Waiver of Jury Trial.   Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

7) "Affiliate". Each of BSFP and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Form Master Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i)	BSFP is acting for its own account and Wells Fargo Bank, N.A., is acting as Supplemental Interest Trust Trustee under the Pooling and Servicing

Agreement, and not for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(ii)

It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as an agent or fiduciary or an advisor for it in respect of this Transaction.

(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.”

9) Pooling and Servicing Agreement. BSFP hereby agrees that, notwithstanding any provision of this agreement to the contrary, Counterparty’s obligations to pay any amounts owing under this Agreement shall be subject to the Pooling and Servicing Agreement and BSFPS’s right to receive payment of such amounts shall be subject to the Pooling and Servicing Agreement.

10) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A. (“Wells”), not individually or personally but solely as trustee on behalf of the Supplemental Interest Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as personal representations, undertakings and agreements by Wells but is made and intended for the purpose of binding only the Counterparty, (c) nothing herein contained shall be construed as creating any liability on Wells, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Wells from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein, (d) under no circumstances shall Wells be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its gross negligence or willful misconduct in performing the obligations of the Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, (e) any resignation or removal of Wells as trustee on behalf of the Supplemental Interest Trust shall require the assignment of this agreement to Wells’s replacement, and (f) Wells has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

11) Proceedings. BSFP shall not institute against or cause any other person to institute against, or join any other person in instituting against, Mortgage Asset Securitization Transactions, Inc., MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1 or Counterparty, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the MASTR Asset Backed Securities Trust 2006-AM1, Mortgage Pass-Through Certificates, Series 2006-AM1.

12) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

13) Third party Beneficiary. Not Applicable.

14) Additional Termination Event. The following Additional Termination Event will apply:

(i) BSFP fails to comply with the Rating Agency Downgrade provision as set forth in Section 16 below. For purposes of this Agreement, BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

(ii) If the Trustee is unable to pay its Class A Certificates or fails or admits in writing its inability to pay its Class A Certificates as they become due, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.

(iii) If, at any time, the Majority Class CE Certificateholder or the Master Servicer purchases the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding the provisions of section 6(b)(iv) of the ISDA Form Master Agreement, either BSFP or Counterparty may designate an Early Termination Date (such date shall not be prior to the final Distribution Date under the Pooling and Servicing Agreement) in respect of this Additional Termination Event.

(iv) If, upon the occurrence of a Swap Disclosure Event (as defined in Section 17 below) BSFP has not, within ten (10) days after such Swap Disclosure Event complied with any of the provisions set forth in Section 17 below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

15) Amendment to the ISDA Form. The “Failure to Pay or Deliver” provision in Section 5(a)(i) is hereby amended by deleting the word “third” in the third line thereof and inserting the word “second” in place thereof.

16) Rating Agency Downgrade. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is reduced below “AA-” by S&P or its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the Certificates, which was in effect immediately prior to such withdrawal or downgrade), BSFP shall, at its own expense, subject to the Rating Agency Condition, either (i) seek another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. BSFP’s failure to do any of the foregoing shall, at the Counterparty’s option, constitute an Additional Termination Event with BSFP as the Affected Party. In the event that BSFP’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P, then within 10 Business Days after such rating withdrawal or downgrade, BSFP shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace BSFP as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, BSFP’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

17) Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that Mortgage Asset Securitization Transactions, Inc. (“MASTR”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, MASTR requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by MASTR, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to MASTR the Swap Financial Disclosure, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP’s obligations under this Agreement from an affiliate of the BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to MASTR in accordance with clause (iii)(a) of paragraph 17 or causes its affiliate to provide Swap Financial Disclosure to MASTR in accordance with clause (iii)(c) of paragraph 17, it will indemnify and hold harmless MASTR, its respective directors or officers and any person controlling MASTR, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

18) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of S&P and Moody’s has been provided prior notice of the same and each of S&P and Moody’s confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

19) Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Swap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to BSFP due to any failure or delay in receiving amounts in the Swap Account from the Trust created pursuant to the Pooling and Servicing Agreement.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC.

OTHER THAN BSFP IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

5.	Account Details and Settlement Information:

Payments to BSFP:
Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:

Wells Fargo Bank, N.A.

ABA Number: 121-000-248Account Number: 3970771416

Account Name: Corporate Trust Clearing

FFC: 50892501

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Susan Donlon by telephone at 212-272-2364. For all other inquiries please contact Derivatives Documentation by telephone at 353-1-402-6233. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By:	_ _____________________________________
Name:

Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE SUPPLEMENTAL INTEREST TRUST WITH RESPECT TO THE MASTR ASSET BACKED SECURITIES TRUST 2006-AM1, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AM1

By:	___ ___________________________________
Name:

Title:

lm

SCHEDULE I

(all such dates subject to adjustment in accordance with the Business Day Convention)

From and including	To but excluding	Notional Amount (USD)
Effective Date	3/25/2006	1,624,872.00
3/25/2006	4/25/2006	1,607,068.02
4/25/2006	5/25/2006	1,585,606.62
5/25/2006	6/25/2006	1,560,549.00
6/25/2006	7/25/2006	1,531,955.25
7/25/2006	8/25/2006	1,499,909.41
8/25/2006	9/25/2006	1,464,519.64
9/25/2006	10/25/2006	1,425,918.19
10/25/2006	11/25/2006	1,384,274.19
11/25/2006	12/25/2006	1,342,538.57
12/25/2006	1/25/2007	1,287,278.24
1/25/2007	2/25/2007	1,226,816.32
2/25/2007	3/25/2007	1,169,221.38
3/25/2007	4/25/2007	1,114,356.45
4/25/2007	5/25/2007	1,062,091.15
5/25/2007	6/25/2007	1,012,301.36
6/25/2007	7/25/2007	964,868.92
7/25/2007	8/25/2007	919,681.35
8/25/2007	9/25/2007	876,588.89
9/25/2007	10/25/2007	808,990.53
10/25/2007	11/25/2007	731,282.17
11/25/2007	12/25/2007	661,707.70
12/25/2007	1/25/2008	599,418.60
1/25/2008	2/25/2008	543,606.14
2/25/2008	3/25/2008	505,580.00
3/25/2008	4/25/2008	478,018.09
4/25/2008	5/25/2008	452,029.25
5/25/2008	6/25/2008	192,181.78
6/25/2008	7/25/2008	183,297.09
7/25/2008	8/25/2008	174,851.71
8/25/2008	9/25/2008	166,822.54
9/25/2008	10/25/2008	159,187.78
10/25/2008	11/25/2008	151,926.89
11/25/2008	12/25/2008	135,408.26
12/25/2008	1/25/2009	129,421.90
1/25/2009	2/25/2009	123,718.56
2/25/2009	3/25/2009	118,283.93
3/25/2009	4/25/2009	113,104.47
4/25/2009	5/25/2009	108,167.38
5/25/2009	6/25/2009	103,460.51
6/25/2009	7/25/2009	98,972.38

7/25/2009	8/25/2009	94,692.11
8/25/2009	Termination Date	90,609.40

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Trust Administrator - waterfall calculator (may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	[X]
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X		X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trust Administrator pursuant to Section 4.07(a)(iv). If the Trust Administrator is indicated below as to any item, then the Trust Administrator is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trust Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement. Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.02 statement
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool.

Information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor or Servicer Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian

(i) All parties to the Pooling and Servicing Agreement, as to themselves, (ii) the Trustee and Master Servicer as to the issuing entity, (iii) the Servicer as to the Sponsor and 1110(b) originator or (iv) the Depositor as to any 1100(d)(1) party

	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice).	Trust Administrator
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trust Administrator
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Trust Administrator Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Trust Administrator Trust Administrator Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report	Trust Administrator
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:
Sponsor (Seller), Depositor, Master Servicer, Trustee, Cap Provicer, Custodian
Depositor
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
Depositor/Trust Administrator
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trust Administrator
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer, Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Any merger, consolidation or sale of substantially all of the assets of the servicer, the servicer’s engagement of any sub-servicer to perform or assist in the performance of any of the servicer’s obligations under the agreement. Reg AB disclosure about any new servicer or trustee is also required.
Depositor or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trust Administrator
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event (other than the Trustee)
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	Trust Administrator Depositor
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Trust Administrator Trust Administrator Depositor
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee
Issuing entity
Master Servicer
Originator
Custodian (only with respect to affiliations and relationships with the Sponsor, Depositor or Issuing Entity)
Credit Enhancer/Support Provider, if any
Significant Obligor, if any

(i) All parties to the Pooling and Servicing Agreement, as to themselves, (ii) the Trustee and Master Servicer as to the issuing entity, (iii) the Servicer as to the Sponsor and 1110(b) originator or (iv) the Depositor as to any 1100(d)(1) party

		Item 1122 - Assessment of Compliance with Servicing Criteria	Servicer, Master Servicer, Trust Administrator, Custodian
		Item 1123 -Servicer Compliance Statement	Master Servicer, Servicer, Trust Administrator

EXHIBIT P

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [ ] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trust Administrator
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services- [DEAL NAME]—SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of February 1, 2006, among Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Trust Administrator, Ocwen Loan Servicing, LLC as Servicer and U.S. Bank National Association as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY],
as [role]

By: __________________________
Name:
Title:

EXHIBIT Q-1
FORM OF DELINQUENCY REPORT

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD-Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT Q-2 FORM OF MONTHLY REMITTANCE ADVICE
Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT Q-3
FORM OF REALIZED LOSS REPORT

Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.  Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history  (to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

3.  Credits:

14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________

Phone: ______________________ Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
                (1)   Actual Unpaid Principal Balance of Mortgage Loan                   $ ________________ (1)
                (2)   Interest accrued at Net Rate                         ________________ (2)
                (3)   Accrued Servicing Fees                                ________________ (3)
                (4)   Attorney's Fees                                 ________________ (4)
                (5)   Taxes (see page 2)                             ________________ (5)
                (6)   Property Maintenance                                                                        ________________ (6)
                (7)   MI/Hazard Insurance Premiums (see page 2)                     ________________ (7)
                (8)   Utility Expenses                                 ________________ (8)
                (9)   Appraisal/BPO                                   ________________ (9)
                (10) Property Inspections                        ________________ (10)
                (11) FC Costs/Other Legal Expenses                              ________________ (11)
                (12) Other (itemize)                                    ________________ (12)
                                Cash for Keys__________________________                  ________________ (12)
                                HOA/Condo Fees_______________________                   ________________ (12)
                                ______________________________________   ________________ (12)

Total Expenses                                                                          $ ________________ (13)

Credits:
                (14) Escrow Balance                                                                                $ ________________ (14)
                (15) HIP Refund                                                                                          ________________ (15)
                (16) Rental Receipts                                                                                   ________________ (16)
                (17) Hazard Loss Proceeds                                                                       ________________ (17)
                (18) Primary Mortgage Insurance / Gov’t Insurance                            ________________ (18a) HUD Part A
                                                                                                                                      ________________ (18b) HUD Part B
                (19) Pool Insurance Proceeds                                                                  _________________ (19)
                (20) Proceeds from Sale of Acquired Property                                      _________________ (20)
                (21) Other (itemize)                                                                                    _________________ (21)
                                _________________________________________      _________________ (21)

Total Credits                                                                                    $_________________ (22)

Total Realized Loss (or Amount of Gain)                                           $_________________ (23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

Previously Filed

SCHEDULE 2

PREPAYMENT CHARGE SCHEDULE

Available Upon Request